Exhibit 10.1

LEASE

BY AND BETWEEN

Roberts Boulevard, LLC

AS LANDLORD,

AND

CryoLife, Inc.

AS TENANT

TABLE OF CONTENTS

Page

1................................................................USE AND RESTRICTIONS ON USE1

2........................................................................................................................................TERM4

3..........................................................................................................................................RENT4

4..............................................................................................RENT ADJUSTMENTS5

5..................................................................................................SECURITY DEPOSIT10

6................................................................................................................ALTERATIONS11

7......................................................................................................................................REPAIR12

8..........................................................................................................................................LIENS13

9..................................................................ASSIGNMENT AND SUBLETTING13

10..................................................................................................INDEMNIFICATION17

11....................................................................................................................INSURANCE18

12............................................................................WAIVER OF SUBROGATION19

13....................................................................................SERVICES AND UTILITIES19

14..........................................................................................................HOLDING OVER21

15......................................................................................................SUBORDINATION22

16..............................................................................RULES AND REGULATIONS24

17....................................................................................REENTRY BY LANDLORD24

18............................................................................................................................DEFAULT26

19........................................................................................................................REMEDIES27

20..........................................TENANTS BANKRUPTCY OR INSOLVENCY33

21................................................................................................QUIET ENJOYMENT34

22........................................................................................................................CASUALTY34

23..................................................................................................EMINENT DOMAIN36

24..............................................................................................SALE BY LANDLORD36

25....................................................................................ESTOPPEL CERTIFICATES37

26..............................................................................SURRENDER OF PREMISES37

27............................................................................................................................NOTICES38

28............................................................................................................................PARKING38

29..............................................................DEFINED TERMS AND HEADINGS41

30..........................................................................................TENANTS AUTHORITY41

31........................FINANCIAL STATEMENTS AND CREDIT REPORTS42

32............................................................................................................COMMISSIONS42

33..........................................................................TIME AND APPLICABLE LAW42

34............................................................................SUCCESSORS AND ASSIGNS42

35............................................................................................ENTIRE AGREEMENT42

36..........................................................................EXAMINATION NOT OPTION42

37............................................................................................................RECORDATION43

38............................................................................................SPECIAL PROVISIONS43

39..............................................LIMITATION OF LANDLORD’S LIABILITY43

EXHIBIT A FLOOR PLAN DEPICTING THE PREMISES

EXHIBIT A-1 SITE PLAN

EXHIBIT B WORK LETTER

EXHIBIT C COMMENCEMENT DATE MEMORANDUM

EXHIBIT D RULES AND REGULATIONS

EXHIBIT E SPECIAL PROVISIONS

EXHIBIT F FIRST OFFER SPACE

EXHIBIT G SITE PLAN

EXHIBIT H JANITORIAL SPECIFICATIONS

EXHIBIT I SIGNAGE SCHEMATIC

EXHIBIT J LOCATION OF DESIGNATED PARKING SPACES

EXHIBIT K FORM OF CURRENT MORTGAGEE SNDA

OFFICE LEASE

REFERENCE PAGES

PREMISES BUILDING:	The entire Building Building B located in the Project
PROJECT:	The office park in which the Building is located commonly known as Barrett Office Center I located at 1201 Roberts Boulevard, Kennesaw, Georgia, which agreed to contain 45,868 rentable square feet
LANDLORD:	Roberts Boulevard, LLC, a Georgia limited liability company
LANDLORD’S ADDRESS:	3280 Highway 31, North Calera, AL 35040 Attn: Dennis O’Brien
WIRE INSTRUCTIONS AND/OR ADDRESS FOR RENT PAYMENT:	c/o Transwestern 75 14th Street, Suite 100 Atlanta, GA 30309 Attn: Tracy Purser
LEASE REFERENCE DATE:	, 2014
TENANT:	CryoLife, Inc., a Florida corporation
TENANT’S NOTICE ADDRESS:	1655 Roberts Boulevard, NW Kennesaw, GA 30144 Attn: General Counsel With a copy to: Arnall Golden Gregory LLC 171 17th Street, NW, Suite 2100 Atlanta, GA 30363-1031 Attn: Joe Alley, Esq.
PREMISES ADDRESS:	1201 Roberts Boulevard Building B Kennesaw, GA 30144
PREMISES RENTABLE AREA:	Approximately 24,980 sq. ft. (for outline of Premises see Exhibit A), comprising the entire leasable area of Building B

SCHEDULED COMMENCEMENT DATE:	February 1, 2015
RENT COMMENCEMENT DATE: TERM OF LEASE:	Ninety (90) days after the Commencement Date (estimated to be May 1, 2015) Approximately eleven (11) years and two (2) months, beginning on the Commencement Date and ending on the Termination Date.
TERMINATION DATE:	The last day of the calendar month in which the day immediately preceding the eleventh (11th) annual anniversary of the Rent Commencement Date occurs.

ANNUAL RENT and MONTHLY INSTALLMENT OF RENT(Article 3):
Rental Year	Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
First*	24,980	$17.25	$430,905.00	$35,908.75
Second*	24,980	$17.68	$441,646.40	$36,803.87
Third	24,980	$18.12	$452,637.60	$37,719.80
Fourth	24,980	$18.58	$464,128.40	$38,677.37
Fifth	24,980	$19.04	$475,619.20	$39,634.93
Sixth	24,980	$19.52	$487,609.60	$40,634.13
Seventh	24,980	$20.00	$499,600.00	$41,633.33
Eighth	24,980	$20.50	$512,090.00	$42,674.17
Ninth	24,980	$21.02	$525,079.60	$43,756.63
Tenth	24,980	$21.54	$538,069.20	$44,839.10
Eleventh	24,980	$22.08	$551,558.40	$45,963.20

* Subject to the terms of Article 3 of the Special Provisions attached hereto as Exhibit E and by this reference made a part hereof.

RENTAL YEAR:

A Rental Year shall be each twelve (12) month period beginning on the Rent Commencement Date; provided, however, if the Rent Commencement Date is not the first day of the month, the first Rental Year shall commence on the Rent Commencement Date and end on the last day of the twelfth (12th) month thereafter and the second and each succeeding Rental Year shall commence on the first day of the next calendar month.

BASE YEAR (EXPENSES): BASE YEAR (TAXES): TENANT’S PROPORTIONATE SHARE (EXPENSES):	2016. Grossed up to ninety-five percent (95%) occupancy. 2016. 54.46%
TENANT’S PROPORTIONATE SHARE (TAXES): SECURITY DEPOSIT:	54.46% $35,908.75
ASSIGNMENT/SUBLETTING FEE:	N/A
AFTER-HOURS HVAC COST:

$35.00 per hour, subject to change annually after 2016 based upon Landlord’s cost of providing such services, plus a component for Landlord’s overhead, depreciation, maintenance and labor costs in providing such services

PARKING:	(See Article 28 on Parking)
REAL ESTATE BROKER DUE COMMISSION:

Transwestern Commercial Services of Georgia, LLC is representing the Landlord, and Richard Bowers & Co. is representing the Tenant. Both brokerage firms shall be paid a commission under a separate agreement by Landlord.

TENANT’S NAICS CODE:	33911
BUILDING BUSINESS HOURS:	Monday through Friday: 7:00am – 7:00pm Saturday: 7:00am – 1:00pm
AMORTIZATION RATE:	Eight percent (8%) per annum

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The Reference Pages information is incorporated into and made a part of the Lease.  In the event of any conflict between any Reference Pages information and the Lease, the Lease shall control.  This Lease includes Exhibits A through K, all of which are made a part of this Lease.

LANDLORD:	TENANT:
ROBERTS BOULEVARD, LLC, a Georgia limited liability company By: /s/ Gerald D. O’Brien Name: Gerald D. O’Brien Title: Member Dated: October 23, 2014	CRYOLIFE, INC., a Florida corporation By: /s/ D. Ashley Lee Name: D. Ashley Lee Title: Executive VP, COO & CFO Dated: October 21, 2014

LEASE

By this Lease Landlord leases to Tenant and Tenant leases from Landlord the Premises in the Building as set forth and described on the Reference Pages.  The Premises are depicted on the floor plan attached hereto as Exhibit A, and the Building is depicted on the site plan attached hereto as Exhibit A-1.  The Reference Pages, including all terms defined thereon, are incorporated as part of this Lease.

1. USE AND RESTRICTIONS ON USE.

1.1The Premises are to be used solely for the following purposes, and for any uses and purposes incidental and related to the following (collectively, the “Permitted Use” or “Permitted Uses”): (a) general office purposes; (b) research of medical devices and materials and associated “clean room” areas; and (c) light manufacturing and storage of medical devices and materials.  Such Permitted Uses by Tenant include without limitation uses described in Article 14 of the Special Provisions attached hereto as Exhibit E.  With Landlord’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed, Tenant shall be permitted to install equipment reasonably related to such uses outside of the Building, in such locations, in such manner and with such fencing and other improvements as are reasonably required by Landlord; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent to any such item due to concerns regarding the impact on the aesthetics of the Building or Project or the safety of any tenants or occupants of the Project.    Notwithstanding the foregoing, all uses of the Premises described above in this Section 1.1 and in Article 14 of the Special Provisions attached hereto as Exhibit E will be subject to the terms of this Lease, including, without limitation, the restrictions set forth below in this Section 1.1 and in Section 1.2.  Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or Project or injure, annoy, or disturb them, or allow the Premises to be used for any improper, immoral, unlawful, or objectionable purpose, or commit any waste.  Tenant shall not permit any odors, smoke, dust, gas, noise or vibrations to emanate from the Premises, in any case that constitutes a nuisance, or take any other action which would constitute a nuisance or would endanger any other tenants of the Building or the Project or unreasonably interfere with their use of the common areas.  Tenant shall not do, permit or suffer in, on, or about the Premises the sale of any alcoholic liquor without the written consent of Landlord first obtained.  Tenant shall not do or permit anything to be done in or about the Premises which would require warnings or other signs (including, without limitation, any signs relating to Hazardous Materials) to be posted in any area visible from outside of the interior of the Premises under any Environmental Laws or other legal requirements.  Tenant shall comply with all governmental laws, ordinances and regulations applicable to Tenant’s use of the Premises and its occupancy by Tenant and shall promptly comply with all governmental orders and directions for the correction, prevention and abatement of any violations in the Building or appurtenant land, caused or permitted by, or resulting from the specific use by, Tenant, or in or upon, or in connection with, the Premises arising out of or resulting from Tenant’s use, all at Tenant’s sole expense.  Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything into the Premises which will invalidate or prevent the procuring of any insurance protecting against loss or damage to the Building or the Project or any of its contents by fire or other casualty or against liability for damage to property or injury to persons in or about the Building or any part thereof.  Tenant

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shall promptly, upon demand and as additional rent, reimburse Landlord for any additional premium charges for any insurance policy to the extent assessed or increased by reason of Tenant’s failure to comply with any provision of this Lease, or due to Tenant’s use of the Premises, unless Tenant discontinues the use causing such increase within thirty (30) days after written notice from Landlord of the cause for and the amount of such additional premium charges.    Landlord hereby consents to and approves the general nature of use that is expressly permitted by this paragraph as being in compliance with this Lease and any rules, regulations and/or covenants applicable to the Building, and/or the Project; provided, however, that nothing contained herein shall be construed as or deemed to be a consent or approval of any particular acts, activities, events or other occurrences by or through which such use is implemented (or otherwise), all of which shall be subject to all terms, conditions and restrictions contained in this Lease.

1.2Tenant shall not, and shall not direct, suffer or permit any of its agents, contractors, employees, licensees, agents, customers, visitors, invitees, licensees, contractors, assignees and subtenants (collectively, the “Tenant Entities”) to at any time handle, use, manufacture, store or dispose of in or about the Premises or the Building any of the following except in compliance with Environmental Laws (collectively “Hazardous Materials”) flammables, explosives, radioactive materials, hazardous wastes or materials, toxic wastes or materials, infectious or biomedical wastes or materials, or other similar substances, petroleum products or derivatives or any substance subject to regulation by or under any federal, state and local laws and ordinances relating to the protection of the environment or the keeping, use or disposition of environmentally hazardous materials, substances, or wastes, presently in effect or hereafter adopted, all amendments to any of them, and all rules and regulations issued pursuant to any of such laws or ordinances (collectively Environmental Laws), nor shall Tenant suffer or permit any Hazardous Materials to be used in any manner not fully in compliance with all Environmental Laws, in the Premises or the Building and appurtenant land or allow the environment to become contaminated with any Hazardous Materials.  The term “Hazardous Materials” shall also include those elements or compounds which are contained in the list of Hazardous Substances adopted by the United States Environmental Protection Agency (EPA) or in any list of toxic pollutants designated by Congress or the EPA or which are defined as hazardous, toxic, pollutant, infectious or radioactive by any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning, any hazardous, toxic or dangerous waste, substance or material, as now or at any time hereinafter in effect, including all requirements relating to the protection of public health, safety and welfare, including, but not limited to: the applicable requirements issued by the Occupational Safety and Health Administration (“OSHA”), and in particular OSHA regulations set forth in 29 C.F.R. § 1910.1030 and OSHA’s Bloodborne Pathogen Standard and revised Center for Disease Control recommendations relating to handling and disposal of infectious waste, 29 C.F.R. § 1910.1030; and the requirements issued by the Georgia Department of Natural Resources, Environmental Protection Division (“EPD”) set forth in Chapter 391-3-4 in general and in Chapter 391-3-4-.15 (biomedical waste), and the term “Environmental Laws” shall include any federal, state and local laws and ordinances relating to such materials, all amendments to any of them, and all rules and regulations issued pursuant thereto.  Notwithstanding the foregoing, Tenant may handle, store, use or dispose of products containing quantities of the following Hazardous Materials (which are typical to Tenant’s business and permitted use) to the extent customary and necessary for the use of the Premises for

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the Permitted Uses hereunder; provided that Tenant shall always handle, store, use, and dispose of any such Hazardous Materials in a safe and lawful manner and never allow such Hazardous Materials to contaminate the Premises, Building and appurtenant land or the environment.  Landlord shall not handle, store, use, or dispose of Hazardous Materials on or about the Building or Project except in compliance with Environmental Laws.  Tenant shall protect, defend, indemnify and hold each and all of the Landlord Entities (as defined in Article 29) harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of any actual or asserted failure of Tenant to fully comply with all applicable Environmental Laws, or the presence, handling, use or disposition in or from the Premises of any Hazardous Materials by Tenant or any Tenant Entity (even though permissible under all applicable Environmental Laws or the provisions of this Lease), or by reason of any actual or asserted failure of Tenant to keep, observe, or perform any provision of this Section 1.2.

1.3Tenant and the Tenant Entities will be entitled to the non-exclusive use of the common areas of the Building as they exist from time to time during the Term, including the parking facilities (at the ratio set forth in, and subject to the terms of, Article 28 hereof), subject to Landlord’s rules and regulations regarding such use.

1.4Tenant shall be responsible for the safe and complete storage, handling, removal and disposal of all items, instruments, waste and other things which are utilized by Tenant, its agents, employees, concessionaires or invitees in connection with its medical related operations, including, but not limited to: needles, syringes, medical instruments, tissues, containers, receptacles, swabs, etc., as well as any and all potentially, possibly or actually contaminated, hazardous, diseased, infected or infectious material, substance or thing utilized or brought upon the Premises by Tenant or others (“Medical Materials”).  Tenant shall comply with all applicable governmental laws, ordinances and regulations governing the use, storage, handling, removal and disposal of all such Medical Materials.  If required by law, Tenant shall at Tenant’s sole cost and expense contract for the pick-up and disposal of all such Medical Materials with a company licensed to perform such pick-up and disposal in the state where the Project is located.  Tenant represents and warrants that: (i) it is currently, and will at all times during the Term be, licensed, certified and/or registered by the appropriate governmental agency(ies) to conduct its activities in the Premises; and (ii) it shall maintain at all times, at its sole expense, all permits, licenses, certifications and/or registrations that are required by any governmental agency(ies) in connection with its activities in the Premises.  Nothing contained in this Section 1.4 shall be deemed to expand the permitted uses of the Premises set forth in Section 1.1 above or to otherwise permit any particular use of the Premises.  The only permitted uses of the Premises are as set forth in Section 1.1 above.

1.5Notwithstanding anything contained in this Lease to the contrary, if Tenant breaches any of the restrictions contained in this Article 1, and if such breach is not cured within twenty (20) days after Tenant’s receipt of written notice from Landlord (or immediately in the case of a breach which creates an imminent risk to the life or property of Landlord or any occupant or user of the Building or Project), an Event of Default will be deemed to have occurred under this Lease.

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2. TERM.

2.1The Term of this Lease shall begin on the later of the Scheduled Commencement Date or the date that Landlord shall tender possession of the Premises to Tenant (such later date, the “Commencement Date”) and shall terminate on the date as shown on the Reference Pages (Termination Date), unless sooner terminated by the provisions of this Lease.  Tenant shall, at Landlord’s request, execute and deliver a memorandum agreement provided by Landlord in the form of Exhibit C attached hereto, setting forth the actual Commencement Date, Rent Commencement Date, Termination Date and, if necessary, a revised rent schedule.  Should Tenant fail to do so within thirty (30) days after Landlord’s written request, the information set forth in such memorandum provided by Landlord shall be conclusively presumed to be agreed and correct.

2.2Landlord shall deliver the Premises to Tenant on the Scheduled Commencement Date in its then-current, “as is” condition; provided, however, that Tenant agrees that, in the event of the inability of Landlord to deliver possession of the Premises on the Scheduled Commencement Date for any reason, Landlord shall not be liable for any damage resulting from such inability, but Tenant shall not be liable for any Annual Rent until the Rent Commencement Date (which shall continue to be determined as set forth on the Reference Pages).  No such failure to give possession on the Scheduled Commencement Date shall affect the other obligations of Tenant under this Lease, except that, if Landlord is unable to deliver possession of the Premises within ninety  (90) days after the Scheduled Commencement Date (other than as a result of strikes, shortages of materials, holdover tenancies or similar matters beyond the reasonable control of Landlord and Tenant is notified by Landlord in writing as to such delay), Tenant shall have the option to terminate this Lease at any time before Landlord actually delivers possession of the Premises to Tenant.  If, prior to the Scheduled Commencement Date, Landlord is able to obtain possession of the Premises from all existing tenants and occupants therein and Landlord reasonably determines that it is able to then deliver the Premises to Tenant, Landlord will notify Tenant and Tenant shall thereafter be permitted to occupy the Premises prior to the Scheduled Commencement Date; provided, however, that, notwithstanding the fact that the Commencement Date may occur after Tenant occupies the Premises as set forth in this Section 2.2, Tenant’s occupancy of the Premises during such period prior to the Commencement Date shall be subject to all of the terms and conditions of this Lease other than the payment of Annual Rent.

2.3In the event Landlord permits Tenant, or any agent, employee or contractor of Tenant, to enter, use or occupy the Premises prior to the Commencement Date, such entry, use or occupancy shall be subject to all the provisions of this Lease other than the payment of rent, including, without limitation, Tenant’s compliance with the insurance requirements of Article 11.  Said early possession shall not advance the Termination Date.

3. RENT.

3.1Commencing on the Rent Commencement Date, Tenant agrees to pay to Landlord the Annual Rent in effect from time to time by paying the Monthly Installment of Rent then in effect on or before the first day of each full calendar month during the Term, except that the first Monthly Installment of Rent shall be paid upon the execution of this Lease.  The Monthly

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Installment of Rent in effect at any time shall be one-twelfth (1/12) of the Annual Rent in effect at such time, subject to Exhibit E, Section 3, of this Lease, regarding “Rental Concession.”  Rent for any period during the Term which is less than a full month shall be a prorated portion of the Monthly Installment of Rent based upon the number of days in such month.  Said rent shall be paid to Landlord, without deduction or offset except as expressly set forth in this Lease, and without notice or demand, at the Rent Payment Address, as set forth on the Reference Pages, or to such other person or at such other place as Landlord may from time to time designate in writing.  If an Event of Default with respect to the payment of Rent occurs more than two (2) times in any consecutive twelve (12) month period, Landlord may require by notice to Tenant that all subsequent rent payments be made by an automatic payment from Tenant’s bank account to Landlord’s account, without cost to Landlord.  Tenant must implement such automatic payment system prior to the next scheduled rent payment or within ten (10) business days after Landlord’s notice, whichever is later.  Unless specified in this Lease to the contrary, all amounts and sums payable by Tenant to Landlord pursuant to this Lease other than Annual Rent shall be deemed additional rent and, except as otherwise set forth in this Lease, shall be due and payable within thirty (30) days after written invoice is sent by notice from Landlord to Tenant.  Annual Rent and additional rent are from time to time hereinafter collectively referred to as “rent.”

3.2Tenant recognizes that late payment of any rent or other sum due under this Lease will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain.  Tenant therefore agrees that if rent or any other sum is not paid when due and payable pursuant to this Lease more than two (2) times in any consecutive twelve (12) month period, then, a late charge shall be imposed on any subsequent late payment in an amount equal to the greater of:  (a) Fifty Dollars ($50.00), or (b) five percent (5%) of the unpaid rent or other payment.  The amount of the late charge to be paid by Tenant shall be reassessed and added to Tenant’s obligation for each successive month until paid.  The provisions of this Section 3.2 in no way relieve Tenant of the obligation to pay rent or other payments on or before the date on which they are due, nor do the terms of this Section 3.2 in any way affect Landlord’s remedies pursuant to Article 19 of this Lease in the event said rent or other payment is unpaid after date due.

4. RENT ADJUSTMENTS.

4.1For the purpose of this Article 4, the following terms are defined as follows:

4.1.1Lease Year:  Each calendar year falling partly or wholly within the Term.

4.1.2Expenses:  All costs of operation, maintenance, repair, replacement and management of the Project (including the amount of any credits which Landlord may grant to particular tenants of the Project in lieu of providing any standard services or paying any standard costs described in this Section 4.1.2 for similar tenants), as determined in accordance with generally accepted accounting principles consistently applied, including the following costs by way of illustration, but not limitation: water and sewer charges; insurance charges of or relating to all insurance policies and endorsements deemed by Landlord to be reasonably necessary or desirable and relating in any manner to the protection, preservation, or operation of the Project or any part thereof; utility costs, including, but not limited to, the cost of heat, light, power, steam,

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gas; waste disposal; the cost of janitorial services; the cost of security and alarm services (including any central station signaling system); costs of cleaning, repairing, replacing and maintaining the common areas, including parking and landscaping, window cleaning costs; labor costs; costs and expenses of managing the Project including management fees; air conditioning maintenance costs; elevator maintenance fees and supplies; material costs; equipment costs including the cost of maintenance, repair and service agreements and rental and leasing costs; purchase costs of equipment; current rental and leasing costs of items which would be capital items if purchased; tool costs; licenses, permits and inspection fees; wages and salaries; employee benefits and payroll taxes; accounting and legal fees; any sales, use or service taxes incurred in connection therewith.  In addition, Landlord shall be entitled to recover, as additional rent (which, along with any other capital expenditures constituting Expenses, Landlord may either include in Expenses or cause to be billed to Tenant along with Expenses and Taxes but as a separate item), Tenant’s Proportionate Share (Expenses) of: (i) an allocable portion of the cost of capital improvement items which are reasonably calculated to reduce operating expenses; (ii) the cost of fire sprinklers and suppression systems and other life safety systems; and (iii) other capital expenses which are required under any governmental laws, regulations or ordinances which were not applicable to the Building at the time it was constructed; but the costs described in this sentence shall be amortized over the reasonable life of such expenditures in accordance with such reasonable life and amortization schedules as shall be determined by Landlord in accordance with generally accepted accounting principles, with interest on the unamortized amount at one percent (1%) in excess of the Wall Street Journal prime lending rate announced from time to time  [provided, however, with respect to capital improvements reasonably calculated to reduce operating expenses, the amount to be included in Expenses in any calendar year shall be the lesser of:  (A) the amortized amount determined as set forth above in this sentence; or (B) the actual, or if not reasonably obtainable, the reasonably estimated, reduction in Expenses resulting from the capital improvement during the same calendar year].  Expenses shall not include depreciation or amortization of the Project or equipment in the Project except as provided herein, loan principal payments, costs of alterations of tenants’ premises, leasing commissions, interest expenses on long-term borrowings or advertising costs, or any of the “Excluded Items” (as described below).  For purposes hereof “Excluded Items” shall include the following:

4.1.2.1franchise, income, transfer, inheritance, capital stock taxes or taxes imposed upon or measured by the income of the Landlord;

4.1.2.2interest or fines, penalties or other costs due solely by reason of the late payment of taxes;

4.1.2.3debt service under any mortgage on the Building or Project and financing and refinancing costs in respect of any mortgage placed upon the Building or Project and any and all other costs incurred in obtaining or endeavoring to obtain any such financing or refinancing;

4.1.2.4rental payments under any ground or underlying lease on the Building or Project;

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4.1.2.5depreciation of the Building, amortization and other non-cash charges;

4.1.2.6capital improvements, repairs or replacements to the Building or Project other than those specifically permitted herein or any lease payments for rented equipment, the cost of which would constitute a capital expenditure if the equipment were purchased;

4.1.2.7the cost of any electricity furnished to any area of the Project leased to or occupied by Tenant or other tenants of the Project or available for leasing or occupancy by Tenants;

4.1.2.8the cost of any alteration, additions, changes or decorations which are made in order to prepare space (including Premises) for tenant’s occupancy or any cash allowance in lieu thereof;

4.1.2.9the cost of performing work or furnishing services to or for any tenant, other than Tenant, at Landlord’s expense, to the extent that such work or service exceeds or is more favorable than comparable work or service provided to Tenant at Landlord’s expense;

4.1.2.10the general overhead of Landlord and labor costs and all other compensation of all administrative personnel, officers, executives and staff members of Landlord or Landlord’s agents above the grade of Building manager;

4.1.2.11any accrued and unfunded pension or other benefits of any personnel;

4.1.2.12any cost which would otherwise be an operating expense to the extent the same is reimbursable to Landlord by proceeds of insurance, condemnation, award, refund, credit, warranty, service contract, any tenant of the Building or otherwise;

4.1.2.13any rent, additional rent or any other charge under any lease or sublease to or assumed directly or indirectly by Landlord;

4.1.2.14brokerage commissions, legal costs, space planning or architectural or engineering fees, closing costs and similar costs incurred in connection with procuring tenants for the Building or entering into or extending or modifying any lease, including this Lease;

4.1.2.15the cost incurred by Landlord in performing any work or furnishing any service to or for a tenant of the Building (including Tenant) at such tenant’s expense;

4.1.2.16any amount paid to any affiliate of Landlord to the extent such amount is in excess of the amount which would be paid in the absence of such relationship;

4.1.2.17advertising, marketing or promotional expenditures;

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4.1.2.18 the cost of the acquisition or leasing of any artwork, other than the costs of maintaining, insuring and securing the same;

4.1.2.19any Operating Expenses related exclusively to any retail space on or about the Building or Project;

4.1.2.20legal or auditing fees, other than those reasonably incurred in connection with the maintenance and operation of the Building or in connection with the preparation of statements required pursuant to additional rent or lease escalation provisions;

4.1.2.21arbitration expenses unrelated to the maintenance, operation and security of the Project or in connection with the leasing of space in the Project or with prosecuting default or eviction proceedings against tenants or relating in any other way to tenant disputes;

4.1.2.22the cost of installing, operating and maintaining any specialty service such as an observatory, broadcasting facility, luncheon club, athletic or recreational club;

4.1.2.23any costs incurred in the removal, containment, encapsulation, or disposal of or repair, cleaning or monitoring of areas affected by any hazardous material including, without limitation, asbestos;

4.1.2.24any cost or expense incurred in connection with correcting latent defects or inadequacies in the Building;

4.1.2.25costs incurred to correct any misrepresentation by Landlord expressly made herein;

4.1.2.26the value or lost income to Landlord of any space in the Building which is utilized for the management of the Building;

4.1.2.27late fees, penalties, interest charges or similar costs incurred by Landlord except to the extent incurred due to an act or omission of Tenant;

4.1.2.28costs associated with the operation of the business of the legal entity that constitutes Landlord as the same is separate and apart from the costs of the operation of the Building, including the legal entity formation, internal accounting and legal matters;

4.1.2.29any costs or expenses resulting directly from the negligence or willful misconduct of Landlord, its agents or employees;

4.1.2.30new items of maintenance or higher standards for maintenance and repairs than were performed in the Base Year;

4.1.2.31the cost of, including increased Expenses related to any additions to the Building after the Base Year;

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4.1.2.32expenditure on account of Landlord’s acquisition of air rights; or

4.1.2.33costs of compliance, fines or penalties incurred by Landlord due to violations of or non-compliance with any applicable laws, rules, regulations or ordinances with which Landlord is required to comply hereunder and which were in effect and applicable (under then-current interpretations thereof) to the Project as of the Lease Reference Date.

4.1.3Taxes:  Real estate taxes and any other taxes, charges and assessments which are levied with respect to the Project (including, without limitation, the land on which the Project is situated), or with respect to any improvements, fixtures and equipment or other property of Landlord, real or personal, located within the Project and used in connection with the operation of the Project, any payments to any ground lessor in reimbursement of tax payments made by such lessor; all fees, expenses and costs incurred by Landlord in investigating, protesting, contesting or in any way seeking to reduce or avoid increase in any assessments, levies or the tax rate pertaining to any Taxes to be paid by Landlord in any Lease Year, and all taxes of whatsoever nature that are imposed wholly or in part in substitution for, or in lieu of, any of the taxes, charges, and assessments included in this definition of Taxes.  Taxes shall not include any estate or inheritance tax, any gift or income tax, any mortgage or intangibles tax, or any tax imposed upon any transfer by Landlord of its interest in this Lease, the Building or the Project.

4.2If in any Lease Year, (i) Expenses paid or incurred shall exceed Expenses paid or incurred in the Base Year (Expenses) and/or (ii) Taxes paid or incurred by Landlord in any Lease Year shall exceed the amount of such Taxes which became due and payable in the Base Year (Taxes), Tenant shall pay as additional rent for such Lease Year Tenant’s Proportionate Share (Expenses) of Expenses and Tenant’s Proportionate Share (Taxes) of Taxes, as applicable, for such excess.

4.3The annual determination of Expenses shall be made by Landlord, and shall be binding upon Landlord and Tenant, subject to the provisions of this Section 4.3.  During the Term, Tenant may review, at Tenant’s sole cost and expense, the books and records supporting such determination in an office of Landlord, or Landlord’s agent, in either case in metropolitan Atlanta, Georgia, during normal business hours, upon giving Landlord five (5) days advance written notice within sixty (60) days after receipt of such determination, but in no event more often than once in any one (1) year period, subject to execution of a customary confidentiality agreement reasonably acceptable to Landlord and Tenant, and provided that if Tenant utilizes an independent accountant to perform such review it shall be one of national standing which is reasonably acceptable to Landlord, is not compensated on a contingency basis and is also subject to such confidentiality agreement.  If Tenant fails to object to Landlord’s determination of Expenses within ninety (90) days after receipt, or if any such objection fails to state with reasonable specificity the reason for the objection, Tenant shall be deemed to have approved such determination and shall have no further right to object to or contest such determination. In the event that during all or any portion of any Lease Year or Base Year, the Project is not fully rented and occupied Landlord shall make an appropriate adjustment in occupancy-related Expenses for such year for the purpose of avoiding distortion of the amount of such Expenses to

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be attributed to Tenant by reason of variation in total occupancy of the Building, by employing consistent and sound accounting and management principles to determine Expenses that would have been paid or incurred by Landlord had the Project  been at least ninety-five percent (95%) rented and occupied, and the amount so determined shall be deemed to have been Expenses for such Lease Year.

4.4Prior to the actual determination thereof for a Lease Year, Landlord may from time to time estimate, on a reasonable, good faith basis, Tenant’s liability for Expenses and/or Taxes under Section 4.2 and Article 6 for the Lease Year or portion thereof.  Landlord will give Tenant written notification of the amount of such estimate and Tenant agrees that it will pay, by increase of its Monthly Installments of Rent due in such Lease Year, additional rent in the amount of such estimate.  Any such increased rate of Monthly Installments of Rent pursuant to this Section 4.4 shall remain in effect until further written notification to Tenant pursuant hereto.

4.5When the above mentioned actual determination of Tenant’s liability for Expenses and/or Taxes is made for any Lease Year and when Tenant is so notified in writing, then:

4.5.1If the total additional rent Tenant actually paid pursuant to Section 4.4 on account of Expenses and/or Taxes for the Lease Year is less than Tenant’s liability for Expenses and/or Taxes, then Tenant shall pay such deficiency to Landlord as additional rent in one lump sum within thirty (30) days of receipt of Landlord’s bill therefor; and

4.5.2If the total additional rent Tenant actually paid pursuant to Section 4.4 on account of Expenses and/or Taxes for the Lease Year is more than Tenant’s liability for Expenses and/or Taxes, then Landlord shall credit the difference against the then next due payments to be made by Tenant under this Article 4, or, if the Lease has terminated, refund the difference in cash.  Tenant shall not be entitled to a credit by reason of actual Expenses and/or Taxes in any Lease Year being less than Expenses and/or Taxes in the Base Year (Expenses and/or Taxes).

4.6If the Rent Commencement Date is other than January 1 or if the Termination Date is other than December 31, Tenant’s liability for Expenses and Taxes for the Lease Year in which said Date occurs shall be prorated based upon a three hundred sixty-five (365) day year.

5. SECURITY DEPOSIT.  Tenant shall deposit the Security Deposit with Landlord upon the execution of this Lease.  Said sum shall be held by Landlord as security for the faithful performance by Tenant of all the terms, covenants and conditions of this Lease to be kept and performed by Tenant and not as an advance rental deposit or as a measure of Landlord’s damage in case of Tenant’s default.  If an Event of Default by Tenant occurs with respect to any provision of this Lease, Landlord may use any part of the Security Deposit for the payment of any rent or any other sum in default, or for the payment of any amount which Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage which Landlord may suffer by reason of Tenant’s default.  If any portion is so used, Tenant shall within five (5) business days after written demand therefor, deposit with Landlord an amount sufficient to restore the Security Deposit to its original amount and Tenant’s failure to do so shall be a material breach of this Lease.  Except to such extent, if

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any, as shall be required by law, Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on such deposit.  If no uncured Event of Default by Tenant exists under this Lease, the Security Deposit or any balance thereof shall be returned to Tenant at such time after termination of this Lease when Landlord shall have determined that all of Tenant’s obligations under this Lease have been fulfilled.

6. ALTERATIONS.

6.1Except for those, if any, specifically provided for in Exhibit B to this Lease, Tenant shall not make or suffer to be made any alterations, additions, or improvements, including, but not limited to, the attachment of any fixtures or equipment in, on, or to the Premises or any part thereof or the making of any improvements as required by Article 7, without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed by Landlord.  When applying for such consent, Tenant shall, if requested by Landlord, furnish complete plans and specifications for such alterations, additions and improvements. Landlord’s consent shall not be unreasonably withheld, conditioned or delayed by Landlord and shall not be required with respect to alterations which (i) are not structural in nature, (ii) are not visible from the exterior of the Building, (iii) do not adversely affect or require modification of the Building’s electrical, mechanical, plumbing, HVAC or other systems, and (iv) in aggregate do not cost more than $5.00 per rentable square foot of the Premises, or do not require a construction or building permit.

6.2In the event Landlord consents to the making of any such alteration, addition or improvement by Tenant, the same shall be made at Tenant’s election by using either Landlord’s contractor or a contractor reasonably approved by Landlord, in either event at Tenant’s sole cost and expense.  If Tenant shall employ any contractor other than Landlord’s contractor and such other contractor or any subcontractor of such other contractor shall employ any non-union labor or supplier, Tenant shall be responsible for and hold Landlord harmless from any and all delays, damages and extra costs suffered by Landlord as a result of any dispute with any labor unions concerning the wage, hours, terms or conditions of the employment of any such labor.  In any event Landlord may charge Tenant a construction management fee not to exceed five percent (5%) of the hard cost of such work up to the first Fifty Thousand and No/100 Dollars ($50,000.00), and three percent (3%) of the hard cost of such work in excess thereof, to cover its overhead as it relates to such proposed work, plus third-party costs actually incurred by Landlord in connection with the proposed work and the design thereof, with all such amounts being due five (5) days after Landlord’s demand.

6.3All alterations, additions or improvements proposed by Tenant shall be constructed in accordance with all government laws, ordinances, rules and regulations, using Building standard materials where applicable, and Tenant shall, prior to construction, provide the additional insurance required under Article 11 in such case, and also all such assurances to Landlord as Landlord shall reasonably require to assure payment of the costs thereof, including but not limited to, notices of non-responsibility, and waivers of lien to protect Landlord and the Building and appurtenant land against any loss from any mechanic’s, material men’s or other liens.  Tenant shall pay in addition to any sums due pursuant to Article 4, any increase in real estate taxes attributable to any such alteration, addition or improvement for so long, during the

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Term, as such increase is ascertainable; at Landlord’s election said sums shall be paid in the same way as sums due under Article 4.

7. REPAIR.

7.1Landlord shall have no obligation to alter, remodel, improve, repair, decorate or paint the Premises, except that Landlord shall repair and maintain the structural portions and basic systems and equipment of the Building installed or furnished by Landlord, including without limitation the roof, exterior walls, foundation, and basic plumbing, air conditioning, life/safety, dock-doors/levelers, heating, lighting and electrical systems.  Notwithstanding the foregoing, in no event shall Landlord have any obligation to maintain any improvement, alteration, addition, structure, system or other item installed for Tenant’s particular use which would not be considered to be a typical office installation (including, without limitation, any and all items contemplated by Article 14 of the Special Provisions attached hereto as Exhibit E).  By tendering possession of the Premises to Tenant, Landlord represents to Tenant that, to its actual knowledge as of the Lease Reference Date, the Building and Premises and all systems and equipment therein are in good, normal working order and condition in all material respects.  By taking possession of the Premises, Tenant accepts them as being in good order, condition and repair and in the condition in which Landlord is obligated to deliver them, but such acceptance shall not be deemed to waive or release Landlord’s representation above.  It is hereby understood and agreed that no representations respecting the condition of the Premises or the Building have been made by Landlord to Tenant, except as specifically set forth in this Lease.

7.2Tenant shall, at all times during the Term, keep the Premises and any improvement, alteration, addition, structure, system or other item installed for Tenant’s particular use (including, without limitation, any and all items contemplated by Article 14 of the Special Provisions attached hereto as Exhibit E) in good condition and repair excepting damage by fire or other casualty, or the acts or omissions of Landlord, its agents, employees and contractors, and in compliance with all applicable governmental laws, ordinances and regulations pertaining to the specific nature of Tenant’s use and occupancy of the Premises, promptly complying with all governmental orders and directives for the correction, prevention and abatement of any violations or nuisances in or upon, or connected with, the Premises, all at Tenant’s sole expense.

7.3Landlord shall not be liable for any failure to make any repairs or to perform any maintenance unless such failure shall persist for thirty  (30) days (24 hours in the event of an emergency) after written notice of the need of such repairs or maintenance is given to Landlord by Tenant or if such repair or maintenance is incapable of being cured in a reasonable manner within thirty (30) days, then such additional period as may be necessary to cure such default with diligence provided that Landlord commences such curative efforts as soon as reasonably practicable during such initial thirty (30) day period and prosecute same with diligence and continuity until completion of such cure.  In no event, however, will Landlord be liable for any consequential damages of Tenant such as loss of business.

7.4Except as provided in Article 22, there shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant’s business arising from the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises or to fixtures, appurtenances and equipment in the Building.  Except to the

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extent, if any, prohibited by law, and except as expressly set forth in this Lease to the contrary, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect.

8. LIENS.  Tenant shall keep the Premises, the Building, the Project and appurtenant land and Tenant’s leasehold interest in the Premises free from any liens arising out of any services, work or materials performed, furnished, or contracted for by Tenant, or obligations incurred by Tenant.  In the event that Tenant fails, within ten (10) business days following written notice (from Landlord or otherwise) of the imposition of any such lien, to either cause the same to be released of record or provide Landlord with insurance against the same issued by a major title insurance company or such other protection against the same as Landlord shall accept (such failure to constitute an Event of Default), Landlord shall have the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien.  All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be payable to it by Tenant within five (5) business days of Landlord’s demand.

9. ASSIGNMENT AND SUBLETTING.

9.1Tenant shall not have the right to assign or pledge this Lease or to sublet the whole or any part of the Premises whether voluntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, and shall not make, suffer or permit such assignment, subleasing or occupancy (all of the foregoing are hereinafter sometimes referred to collectively as “Transfers,” and individually as a “Transfer”) without the prior written consent of Landlord (and said restrictions shall be binding upon any and all assignees of the Lease and subtenants of the Premises).  Landlord agrees that Landlord’s consent shall not be unreasonably withheld, conditioned or delayed.  In the event Tenant desires to sublet, or permit such occupancy of, the Premises, or any portion thereof, or assign this Lease, Tenant shall give written notice thereof to Landlord at least thirty  (30) days but not more than sixty (60) days,  prior to the proposed commencement date of such subletting or assignment, which notice shall set forth the name of the proposed subtenant or assignee, the relevant terms of any sublease or assignment and copies of financial reports and other relevant financial information of the proposed subtenant or assignee.  Notwithstanding the foregoing, if Tenant is unable to give written notice to Landlord within the time period specified in the immediately preceding sentence due to restrictions imposed on Tenant under securities laws, contractual disclosure restrictions or other similar requirements, Tenant shall provide written notice to Landlord as soon as possible in light of such restrictions or requirements, and no such delay in Landlord’s receipt of any such notice shall reduce the time period for Landlord to exercise any rights it may have hereunder (including, without limitation, Landlord’s recapture right under Section 9.3).  Except as expressly set forth in Section 9.4 below, Landlord shall not be deemed to have consented to any Transfer unless and until Landlord provides to Tenant an express written consent to such Transfer.    If Tenant is a corporation, limited liability company, partnership or trust, any transfer or transfers of or change or changes within any twelve (12) month period in the number of the outstanding voting shares of the corporation or limited liability company, the general partnership interests in the partnership or the identity of the persons or entities controlling the activities of such partnership or trust resulting in the persons or entities owning or controlling a majority of such shares, partnership interests or activities of such partnership or trust at the beginning of such period no longer having such ownership or control shall be regarded as equivalent to an

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assignment of this Lease to the persons or entities acquiring such ownership or control and shall be subject to all the provisions of this Article 9 to the same extent and for all intents and purposes as though such an assignment.    For purposes of the immediately preceding sentence, the definition of the word “control” is subject to the terms of Section 9.4.8 below.

9.2Notwithstanding any assignment or subletting, permitted or otherwise, Tenant shall at all times remain directly, primarily and fully responsible and liable for the payment of the rent specified in this Lease and for compliance with all of its other obligations under the terms, provisions and covenants of this Lease.  Upon the occurrence of an Event of Default, if the Premises or any part of them are then assigned or sublet, Landlord, in addition to any other remedies provided in this Lease or provided by law, may, at its option, collect directly from such assignee or subtenant all rents due and becoming due to Tenant under such assignment or sublease and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

9.3In addition to Landlord’s right to approve of any subtenant or assignee, Landlord shall have the option, in its sole discretion, in the event of any proposed subletting or assignment other than to a Tenant Affiliate (as defined below), to terminate this Lease, or in the case of a proposed subletting of less than the entire Premises other than to a Tenant Affiliate, to recapture the portion of the Premises to be sublet, as of the date the subletting or assignment is to be effective.  The option shall be exercised, if at all, by Landlord giving Tenant written notice given by Landlord to Tenant within twenty (20) days following Landlord’s receipt of Tenant’s written notice as required above. However, if Tenant notifies Landlord, within five (5) business days after receipt of Landlord’s termination notice, that Tenant is rescinding its proposed assignment or sublease, the termination notice shall be void and the Lease shall continue in full force and effect.  If this Lease shall be terminated with respect to the entire Premises pursuant to this Section, the Term of this Lease shall end on the date stated in Tenant’s notice as the effective date of the sublease or assignment as if that date had been originally fixed in this Lease for the expiration of the Term.  If Landlord recaptures under this Section only a portion of the Premises, the rent to be paid from time to time during the unexpired Term shall abate proportionately based on the proportion by which the approximate square footage of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture.

9.4Notwithstanding, anything to the contrary in this Article 9 or elsewhere in this Lease, Tenant shall have the right, upon thirty (30) days’ prior written notice to Landlord (the “Affiliate Transfer Notice”) to assign this lease or to sublet all or a portion of the Premises to any person, firm, corporation, partnership or other entity now or hereafter in control of, controlled by or under common control with Tenant, or into whom or with whom Tenant shall merge or consolidate, or which acquires all or substantially all of the stock or assets of Tenant, or which is acquiring the entirety of the portion of Tenant’s business then being operated in and from the Premises (in each case, a “Tenant Affiliate”), provided that:

9.4.1In the case of a merger or consolidation only, the net worth of the Tenant Affiliate is equal to or greater than Tenant’s net worth immediately prior to the transfer.

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9.4.2In the case of an assignment to a Tenant Affiliate, the Tenant Affiliate shall unconditionally assume, and shall be deemed to have assumed, this Lease and shall be jointly and severally liable with Tenant for all payments and for the due performance of all terms, covenants and conditions herein contained which are required to be paid and performed by Tenant.

9.4.3No assignment shall be binding upon Landlord unless such assignee shall deliver to Landlord an instrument containing a covenant of assumption by such assignee, but the failure or refusal of such assignee to execute the same shall not release either the assignor or such assignee from its liability as set forth herein effective upon the consummation of such assignment;

9.4.4The character of the business to be conducted and, if not included within the Permitted Uses, the proposed use of the Premises by the Tenant Affiliate shall not: (a) be likely to materially increase Expenses beyond those which would be incurred for or in connection with the Permitted Uses, unless Tenant agrees in a writing in form and substance reasonably acceptable to Landlord to pay the entirety of such increase; (b) be likely to materially increase the burden on existing cleaning services or elevators over the burden prior to such Transfer, unless Tenant agrees in a writing in form and substance reasonably acceptable to Landlord to pay all costs associated with such increased burden or to be responsible for such additional cleaning services; (c) violate any provision or restrictions herein or in any other leases in the Project relating to the use or occupancy of the Premises [provided, however, that, for purposes of this clause (c), the general nature of the Permitted Uses shall not be deemed to violate any such provisions or restrictions (but particular acts, activities, events or other occurrences by or through which such uses are implemented may violate such provisions or restrictions); or (d) increase the demand for parking spaces beyond the ratio specified in Section 28.1 of this Lease; and

9.4.5No Transfer to a Tenant Affiliate shall be effective unless any guarantor of this Lease, or of any of the obligations of Tenant hereunder, consents to such assignment or sublease and agrees in writing with Landlord that such Transfer shall not affect such guarantor’s liability under its guaranty.

9.4.6Tenant shall provide, in the Affiliate Transfer Notice, a financial statement for the Tenant Affiliate (provided that Tenant may provide a consolidated financial statement for such Tenant Affiliate if the accounting information for such Tenant Affiliate is consolidated with a parent entity), information which demonstrates that the proposed assignment or sublease meets the requirements of this Paragraph 9.4 and such other information as Landlord may reasonably require to assess compliance with these terms.

9.4.7Notwithstanding the foregoing, such assignment or sublease must not have been entered into, in whole or in part, as a subterfuge to avoid the obligations and restrictions set forth in this Lease.

9.4.8As used in this Section 9.4 and in Section 9.1 above, the term “control” means, with respect to a corporation, the right to exercise, directly or indirectly, fifty percent (50%) or more of the voting rights attributable to the shares of the controlled corporation and,

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with respect to any entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled entity.  However, the transfer of the outstanding capital stock of any corporate entity through the “over-the-counter” market or any recognized national securities exchange [other than by persons owning five percent (5%) or more of the voting stock of such corporation] shall not be included in the calculation of such fifty percent (50%) of the voting rights described in the immediately preceding sentence.

9.4.9No assignment or subletting permitted by this Paragraph 9.4 shall relieve Tenant of its primary liability under this Lease.

9.5Landlord will reasonably cooperate with Tenant in connection with Tenant’s asset-based lending transaction as to which a “collateral assignment of Lease” and/or a “Landlord consent and lien waiver” (or equivalent) are required; provided, however that Tenant shall pay: (a) Landlord’s reasonable attorney’s fees actually incurred in connection with such transaction; and (b) all other reasonable, actual, out-of-pocket costs incurred by Landlord in connection with such transaction,  not to exceed $1,000.00 in the aggregate.  All such amounts will be payable as additional rent.

9.6In the event that Tenant sells, sublets, assigns or transfers this Lease, Tenant shall pay to Landlord as additional rent an amount equal to fifty percent (50%) of any Increased Rent (as defined below), less the Costs Component (as defined below), when and as such Increased Rent is received by Tenant.  As used in this Section, “Increased Rent” shall mean the excess of (i) all rent and other consideration which Tenant is entitled to receive by reason of any sale, sublease, assignment or other transfer of this Lease, over (ii) the rent otherwise payable by Tenant under this Lease at such time.  For purposes of the foregoing, any consideration received by Tenant by reason of any sale, sublease, assignment or other transfer of this Lease in form other than cash shall be valued at its fair market value as determined by Landlord in good faith.  The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight-line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for leasing commissions, inducements or concessions (including for example only abated rent, moving allowances and other typical market inducements and/or concessions) and tenant improvements in connection with such sublease, assignment or other transfer.

9.7Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any assignment of this Lease or sublease of any portion of the Premises if at the time of either Tenant’s notice of the proposed assignment or sublease or the proposed commencement date thereof, there shall exist any uncured Event of Default by Tenant or matter which will become a default of Tenant with passage of time unless cured, or if the proposed assignee or sublessee is an entity:  (a) with which Landlord is already in negotiation, unless Landlord is unable to provide the amount of space required by such occupant in the Project; (b) is already an occupant of the Building, unless Landlord is unable to provide the amount of space required by such occupant in the Project; (c) is a governmental agency; (d) is incompatible with the character of occupancy of the  Building; (e) with which the payment for the sublease or assignment is determined in whole or in part based upon its net income or profits; or (f) would subject the Premises to a use which would:  (i) involve increased personnel or wear

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upon the Building; (ii) violate any exclusive right granted to another tenant of the Building; (iii) require any addition to or modification of the Premises or the Building in order to comply with building code or other governmental requirements; (iv) involve a violation of Section 1.2; or (v) violate any of the restrictions set forth in Section 9.4.4 above.  Tenant expressly agrees that for the purposes of any statutory or other requirement of reasonableness on the part of Landlord, Landlord’s refusal to consent to any assignment or sublease for any of the reasons described in this Section 9.7, shall be conclusively deemed to be reasonable.

9.8Upon any request to assign or sublet, Tenant will pay to Landlord a sum equal to all of Landlord’s reasonable out of pocket costs, including reasonable actual attorney’s fees, as additional rent, incurred in investigating and considering any proposed or purported assignment or sublease of any of the Premises, regardless of whether Landlord shall consent to, refuse consent, or determine that Landlord’s consent is not required for, such assignment, pledge or sublease.  Any purported sale, assignment, mortgage, transfer of this Lease or subletting which does not comply with the provisions of this Article 9 shall be void.

10. INDEMNIFICATION.

10.1None of the Landlord Entities shall be liable and Tenant hereby waives all claims against them for any damage to any property or any injury to any person in or about the Premises or the Building by or from any cause whatsoever (including without limiting the foregoing, rain or water leakage of any character from the roof, windows, walls, basement, pipes, plumbing works or appliances, the Building not being in good condition or repair, gas, fire, oil, electricity or theft), except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord or its agents, employees or contractors, or from any uncured default by Landlord in the performance of any covenant or agreement on the part of Landlord to be performed pursuant to this Lease.  Except as to property damage covered by the waiver of subrogation set forth in Article 12 of this Lease, Tenant shall protect, indemnify and hold the Landlord Entities harmless from and against any and all loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of (a) any damage to any property (including but not limited to property of any Landlord Entity) or any injury (including but not limited to death) to any person occurring in, on or about the Premises or the Building to the extent that such injury or damage shall be caused by or arise from the negligence or willful misconduct by or of Tenant or any Tenant Entity; (b) the conduct or management of any work or thing whatsoever done by the Tenant in or about the Premises or from transactions of the Tenant concerning the Premises; (c) Tenant’s failure to comply with any and all governmental laws, ordinances and regulations applicable to the condition or use of the Premises or its occupancy; or (d) any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of the Tenant to be performed pursuant to this Lease.

10.2Except as to property damage covered by the waiver of subrogation set forth in Article 12 of this Lease, Landlord shall protect, indemnify and hold Tenant harmless from and against any and all liability for loss, claims, liability or costs (including court costs and attorney’s fees) incurred by reason of the negligence or willful misconduct of Landlord or its employees, agents or contractors.

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10.3The provisions of this Article shall survive the termination of this Lease with respect to any claims or liability accruing prior to such termination.

11. INSURANCE.

11.1Tenant shall keep in force throughout the Term: (a) a Commercial General Liability insurance policy or policies to protect Tenant, the Tenant Entities and the Landlord Entities against any liability to the public or to any invitee of Tenant or a Landlord Entity incidental to the use of or resulting from any accident occurring in or upon the Premises with a limit of not less than $1,000,000.00 per occurrence and not less than $2,000,000.00 in the annual aggregate, or such larger amount as Landlord may prudently require from time to time, covering bodily injury and property damage liability and $1,000,000 products/completed operations aggregate; (b) Business Auto Liability covering owned, non-owned and hired vehicles with a limit of not less than $1,000,000 per accident; (c) Worker’s Compensation Insurance with limits as required by statute and Employers Liability with limits of $500,000 each accident, $500,000 disease policy limit, $500,000 disease--each employee; (d) All Risk or Special Form coverage protecting Tenant against loss of or damage to Tenant’s alterations, additions, improvements, carpeting, floor coverings, panelings, decorations, fixtures and all other leasehold improvements [including, without limitation, any improvement, alteration, addition, structure, system or other item installed for Tenant’s particular use (including, without limitation, any and all items contemplated by Article 14 of the Special Provisions attached hereto as Exhibit E)], as well as Tenant’s inventory and other business personal property, situated in or about the Premises to the full replacement value of the property so insured; and, (e) Business Interruption Insurance with limit of liability representing loss of at least approximately six (6) months of income.

11.2The aforesaid policies shall (a) be provided at Tenant’s expense; (b) name the Landlord Entities as additional insureds (General Liability) and loss payee (PropertyCSpecial Form); (c) be issued by an insurance company with a minimum Best’s rating of “A-:VII” during the Term; and (d) provide that said insurance shall not be canceled unless thirty (30) days prior written notice (ten days for non-payment of premium) shall have been given to Landlord; a certificate of Liability insurance on ACORD Form 25 and a certificate of Property insurance on ACORD Form 28 shall be delivered to Landlord by Tenant upon the Commencement Date and at least thirty (30) days prior to each renewal of said insurance.

11.3Whenever Tenant shall undertake any alterations, additions or improvements in, to or about the Premises (“Work”) the aforesaid insurance protection must extend to and include injuries to persons and damage to property arising in connection with such Work, without limitation including liability under any applicable structural work act, and such other insurance as Landlord shall require; and the policies of or certificates evidencing such insurance must be delivered to Landlord prior to the commencement of any such Work.

11.4Landlord Insurance – Landlord shall maintain a commercial general liability policy in the amount of not less than three million dollars ($3,000,000); causes of loss - special form casualty insurance to cover the full replacement costs of the Building; and rent interruption insurance covering loss of rents for a period of not less than one hundred eighty (180) days.  Notwithstanding the foregoing, Landlord shall not carry insurance of any kind on any leasehold improvements situated in or about the Premises or on Tenant’s personal property.

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12. WAIVER OF SUBROGATION.  Tenant and Landlord hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage, All Risks or other property insurance now or hereafter existing for the benefit of the respective party but only to the extent of the net insurance proceeds payable under such policies.  Each party shall obtain any special endorsements required by their insurer to evidence compliance with the aforementioned waiver, and shall provide to the other party at least thirty (30) days prior written notice of the unavailability of the waiver of subrogation required hereunder.

13. SERVICES AND UTILITIES.

13.1Provided that an uncured Event of Default by Tenant does not exist under this Lease, and subject to the other provisions of this Lease, Landlord agrees to furnish to the Premises during Building Business Hours (specified on the Reference Pages) on generally recognized business days (but exclusive in any event of Sundays and national and local legal holidays), the following services and utilities subject to the rules and regulations of the Building prescribed from time to time:  (a) water suitable for normal office use of the Premises; (b) heat and air conditioning required in Landlord’s judgment for the use and occupation of the Premises during Building Business Hours, except Holidays; (c) cleaning and janitorial service Monday through Friday except for Holidays in accordance with the janitorial specifications attached hereto as Exhibit H and incorporated herein by this reference; (d) elevator service by nonattended automatic elevators, if applicable; and, (e) equipment to bring to the Premises electricity for lighting, convenience outlets and other normal office use on a 24/7 basis, 365 days a year.  To the extent that Tenant is not billed directly by a public utility, Tenant shall pay, as additional rent, within five (5) days of Landlord’s demand, for all electricity used by Tenant in the Premises.  The charge shall be at the rates charged for such services by the local public utility.  In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of rental by reason of Landlord’s failure to furnish any of the foregoing, unless such failure shall persist for an unreasonable time after written notice of such failure, which is defined as five (5) business days, is given to Landlord by Tenant and provided further that Landlord shall not be liable when such failure is caused by accident, breakage, repairs, labor disputes of any character, energy usage restrictions or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord.  Landlord shall use all reasonable efforts to properly restore any interruption services.  If all or a part of the Premises is untenantable because of an interruption in a utility service that prevents Landlord from providing any of the foregoing standard services for more than five (5) business days, then, subject to the last sentence of this Section 13.1: (i) if the interruption of services is within Landlord’s reasonable control to remedy, from the sixth (6th) consecutive business day of interruption until the services are restored, Landlord shall abate Annual Rent and additional rent; and (ii) if the interruption of services is not within Landlord’s reasonable control to remedy and continues for more than forty-five (45) days, from the forty-sixth (46th) consecutive day of interruption until the services are restored, Landlord shall abate Annual Rent and additional rent.  Notwithstanding the foregoing, Landlord will only abate rent under the immediately preceding sentence: (A) to the extent the Premises are untenantable and not actually used by Tenant to conduct business; (B)  to the extent the interruption in rent is covered by Landlord’s insurance; and (C) if the interruption of services is not caused by a casualty governed by Article 22 of this Lease.

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As used herein, “Holidays” means New Year’s Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day and Christmas Day.  Tenant acknowledges that this list of Holidays observed by the Project may be changed if other holidays are, in the future, observed by comparable buildings in the market area in which the Project is located.

13.2Should Tenant require any additional work or service, as described above, including services furnished outside Building Business Hours specified above, Landlord may, on terms to be agreed, upon reasonable advance notice by Tenant, furnish such additional service and Tenant agrees to pay Landlord such charges as may be agreed upon, including any tax imposed thereon, but in no event at a charge less than Landlord’s actual cost plus overhead for such additional service and, where appropriate, a reasonable allowance for depreciation of any systems being used to provide such service.  The current charge for after-hours HVAC service, which is subject to change at any time, is specified on the Reference Pages.

13.3Wherever heat-generating machines or equipment are used by Tenant in the Premises which materially affect the temperature otherwise maintained by the air conditioning system or Tenant allows occupancy of the Premises by more persons than the heating and air conditioning system is designed to accommodate, in either event whether with or without Landlord’s approval, Landlord reserves the right to require Tenant to install supplementary heating and/or air conditioning units in or for the benefit of the Premises and the cost thereof, including the cost of installation and the cost of operations and maintenance, shall be paid by Tenant as additional rent hereunder.

13.4Tenant will not, without the written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed by Landlord), use any apparatus or device in the Premises, including but not limited to, electronic data processing machines and machines using current in excess of 2000 watts and/or 20 amps or 120 volts, which will in any way materially increase the amount of electricity or water usually furnished or supplied for use of the Premises for normal office use, nor connect with electric current, except through existing electrical outlets in the Premises, or water pipes, any apparatus or device for the purposes of using electrical current or water.  Landlord hereby acknowledges that one or more of the Permitted Uses may require additional water and/or electric current in excess of that specified above.  Notwithstanding the foregoing, if Tenant shall require water or electric current materially in excess of that usually furnished or supplied for use of the Premises for the use permitted under Section 1.1 of this Lease, Tenant shall procure the prior written consent of Landlord.  Landlord shall not unreasonably withhold, condition or delay such consent.  In addition, if Tenant shall require water or electric current materially in excess of that usually furnished or supplied for use of the Premises as normal office use, Landlord may cause a water meter or electric current meter to be installed so as to measure the amount of such excess water and electric current.  The cost of any such meters shall be paid for by Tenant.  Tenant agrees to pay to Landlord on a monthly basis thirty (30) days in arrears after receipt of a bill from Landlord, for the cost of all such excess water and electric current consumed (as shown by said meters) at the rates charged for such services by the local public utility or agency furnishing the same, plus any reasonable additional expense incurred in keeping account of the water and electric current so consumed.

13.5Tenant will not, without the written consent of Landlord, such consent not to be unreasonably withheld, conditioned or delayed by Landlord, contract with a utility provider to

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service the Premises with any utility, including, but not limited to, telecommunications, electricity, water, sewer or gas.  Subject to Landlord’s reasonable rules and regulations and the provisions of Articles 6 and 26, Tenant shall be entitled to the use of wiring (Communications Wiring) from the existing telecommunications nexus in the Building to the Premises, sufficient for normal general office use of the Premises.  Tenant shall not install any additional Communications Wiring, nor remove any Communications Wiring, without in each instance obtaining the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed by Landlord.  Landlord shall in no event be liable for disruption in any service obtained by Tenant pursuant to this paragraph.

14. HOLDING OVER.  Tenant shall pay Landlord for each day Tenant retains possession of the Premises or part of them after termination of this Lease by lapse of time or otherwise (“Holdover Period”) at the rate (“Holdover Rate”) which shall, for the first month of any such Holdover Period, be a Holdover Rate of One Hundred Twenty-Five percent (125%) of the daily amount of the Annual Rent for the last period prior to the date of such termination, and thereafter shall be a Holdover Rate of One Hundred Fifty percent (150%) of the daily amount of the Annual Rent for the last period prior to the date of such termination; plus Tenant shall also pay all additional rent during any Holdover Period, including but not limited to Tenant’s Proportionate Share (Expenses) of Expenses and Tenant’s Proportionate Share (Taxes) of Taxes.  If Landlord gives notice to Tenant of Landlord’s election to such effect, such holding over shall constitute renewal of this Lease for a period from month to month in either case at the Holdover Rate, but if the Landlord does not so elect, no such renewal shall result notwithstanding acceptance by Landlord of any sums due hereunder after such termination; and instead, a tenancy at sufferance at the Holdover Rate shall be deemed to have been created.  In any event, no provision of this Article 14 shall be deemed to waive Landlord’s right of reentry or any other right under this Lease or at law.  Notwithstanding the foregoing, provided no Event of Default then exists under this Lease, if, but only if, Tenant provides advance written notice to Landlord not less than one hundred eighty (180) days prior to the scheduled termination of this Lease (the “Holdover Notice”), Tenant shall be permitted to hold over in the Premises after the termination of this Lease for the period of time specified in the Holdover Notice, which shall not exceed thirty (30) days (the “Short-Term Holdover Period”), provided that all amounts described above as being payable with respect to any Holdover Period shall also be payable with respect to the Short-Term Holdover Period.    Tenant shall be liable to Landlord for all damages (including consequential damages) which Landlord suffers because of any holding over by Tenant (unless Landlord elects to have such holdover be a month-to-month tenancy as set forth above, or such holdover is for the Short-Term Holdover Period if Tenant timely and properly delivers a Holdover Notice), and Tenant shall indemnify Landlord against all claims made by any other tenant or prospective tenant against Landlord resulting from delay by Landlord in delivering possession of the Premises or any portion thereof to such other tenant or prospective tenant (other than any delay caused by a holdover for the Short-Term Holdover Period if Tenant timely and properly delivers a Holdover Notice).   The provisions of this Article 14 shall survive the expiration or earlier termination of this Lease.

15. SUBORDINATION.

15.1As used herein, the term “Mortgagee” means the holder of any Mortgage (as defined below) encumbering all or any portion of the Premises or Building, or any interest of

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Landlord therein.   Landlord hereby represents to Tenant that: (a)  as of the Lease Reference Date, the Building is currently encumbered by a Mortgage in favor of Servisfirst Bank, an Alabama banking corporation (“Current Mortgagee”); and (b) as of the Lease Reference Date, no other Mortgage encumbers the Building.  This Lease and all rights of Tenant hereunder are subject and subordinate to all underlying or ground leases now or hereafter in existence, and to any supplements, amendments, modifications, and extensions of such leases heretofore or hereafter made and to any deeds to secure debt, deeds of trust, mortgages, or other security documents which now cover all or any portion of the Premises or Building, or any interest of Landlord therein, and which hereafter cover all or any portion of the Premises or Building, or any interest of Landlord therein, and to any advances made on the security thereof, and to any increases, renewals, modifications, consolidations, replacements, and extensions of any of such mortgages (each, a “Mortgage”; collectively, “Mortgages”), but the subordination of this Lease to any future Mortgage pursuant to this Section 15.1 is expressly conditioned upon the lessor, mortgagee or grantee of such Mortgage delivering to Tenant a subordination, non-disturbance and attornment agreement (“SNDA”) meeting the requirements of Section 15.2 below, or in such other form as Landlord, Tenant and any future lessors, mortgagees or grantees may reasonably and mutually agree upon.  Tenant agrees to execute and deliver an SNDA meeting the requirements of Section 15.2 below within ten (10) business days after Landlord's written request therefor.  If Tenant fails to execute such SNDA within ten (10) business days after Landlord’s request, Landlord may provide to Tenant a three (3) business day reminder notice thereof, and if Tenant fails to execute and return such SNDA within such three (3) business day reminder notice period, then such failure shall be an Event of Default without any further notice or right to cure.

15.2Landlord will obtain from any Mortgagee holding any future Mortgage encumbering all or any portion of the Premises or Building, or any interest of Landlord therein (a “Future Mortgagee”), an SNDA in favor of Tenant, on such Future Mortgagee’s standard, recordable form of SNDA, with any modifications necessary to meet the requirements of this Section 15.2.  However, Landlord shall not be obligated to expend any money to obtain such SNDA, and the inability or failure of Landlord to obtain such SNDA shall not constitute a default by Landlord under this Lease or entitle Tenant to cancel or otherwise terminate this Lease, but Tenant shall not be obligated to subordinate its interest under this Lease to any future Mortgage unless Landlord obtains and delivers to Tenant an SNDA executed by the Future Mortgagee and which meets the requirements of this Section 15.2.  Such SNDA shall provide that this Lease shall be subject and subordinate to the applicable Mortgage and shall further provide that: (a) Tenant will not be named or joined in any proceeding to enforce the Mortgage unless such be required by law in order to perfect the proceedings; (b) enforcement of such Mortgage shall not terminate this Lease or disturb Tenant in the possession and use of the Premises (but nothing in such SNDA shall preclude the exercising of remedies under this Lease in the case where an uncured Event of Default exists under this Lease after the giving of any applicable notice of default and the expiration of any applicable period of cure); and (c) any party succeeding to the interest of Landlord as a result of the enforcement of such Mortgage shall be bound to Tenant, and Tenant shall be bound to it, under all the terms, covenants and conditions of this Lease for the balance of the Term of this Lease, including any extensions thereof, with the same force and effect as if such party were the original Landlord under this Lease; provided that such party shall not be: (i) liable for any breach, act or omission of any prior landlord; or (ii) subject to any offsets, claims or defenses which Tenant might have against any prior Landlord; or (iii) bound by any rent or additional rent or other payment in lieu of rent

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which Tenant might have paid to any prior landlord more than thirty (30) days in advance of its due date under the Lease; or (iv) bound by any modification or amendment of this Lease made after the date of the applicable Mortgage (and notice to Tenant of its existence) which is not approved in writing by the Mortgagee; or (v) bound by any obligation to make any payment to Tenant which was required to be made prior to the time such party succeeded to the interest of any prior landlord (including, without limitation, the then defaulting Landlord); or (vi) liable for the return of any security deposit, letter of credit, or other security, or any monies deposited with any prior landlord (including, without limitation, the then defaulting Landlord) not actually received by or credited to such party.  Tenant agrees that any commercially reasonable SNDA, in recordable form, meeting, at a minimum, the foregoing requirements, shall be acceptable to Tenant, and that Tenant shall execute and deliver such SNDA within the time period set forth above.

15.3Notwithstanding anything to the contrary set forth in this Article 15,  any Mortgagee shall have the right, at any time, to elect to make this Lease superior and prior to its Mortgage.  No documentation, other than written notice to Tenant, shall be required to evidence that this Lease has been made superior and prior to such Mortgage, but Tenant hereby agrees to execute any documents reasonably requested by Landlord or the Mortgagee to acknowledge that this Lease has been made superior and prior to the Mortgage.

15.4Tenant’s obligations under this Lease are expressly contingent upon Landlord’s delivering to Tenant, within forty-five (45) days after Tenant’s execution and delivery of this Lease, a fully and properly executed SNDA, in recordable form, in the form of Exhibit K attached hereto and by this reference made a part hereof, or in such other form as may be acceptable to Landlord and Tenant (the “Current Mortgagee SNDA”), from the Current Mortgagee.  If Landlord fails to deliver the Current Mortgagee SNDA within the time period set forth above, Tenant shall have the option to terminate this Lease by notice to Landlord within ten (10) business days after the expiration of the aforesaid forty-five (45) day period, whereupon neither party shall have any further rights or obligations hereunder except to the extent intended by the terms hereof to survive a termination of this Lease.  If Tenant does not provide such termination notice on a timely basis, Tenant will be deemed to have waived the requirement for a Current Mortgagee SNDA.  Tenant shall be solely responsible for any professional fees and other expenses (including, without limitation, attorneys’ fees) incurred by Tenant in connection with the preparation, review, negotiation and execution of the Current Mortgagee SNDA.  However, Tenant shall not be obligated to reimburse any other party (including, without limitation, Landlord and Current Mortgagee) for any costs or expenses (including, without limitation, attorneys’ fees) incurred by such party in connection with such party’s preparation, review, negotiation and execution of the Current Mortgagee SNDA.

16. RULES AND REGULATIONS.  Tenant shall observe and comply with all the rules and regulations as set forth in Exhibit D to this Lease and all reasonable and non-discriminatory modifications of and additions to them from time to time put into effect by Landlord.  Neither Tenant nor Landlord shall be responsible to Tenant for the non-performance by any other tenant or occupant of the Building or Project of any such rules and regulations.

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17. REENTRY BY LANDLORD.

17.1Landlord reserves and shall at all times have the right, subject to this Section 17.1, to re-enter the Premises to inspect the same, to supply janitor service and any other service to be provided by Landlord to Tenant under this Lease, to show said Premises to prospective purchasers, mortgagees or tenants.  Landlord reserves the right, subject to this Section 17.1 and to Section 17.3 below, to alter, improve or repair any portion of the Building for which Landlord is responsible (including, without limitation, the right to run utility lines, pipes, conduits, duct work and component parts of all mechanical and electrical systems where necessary or desirable through the Premises, to repair, alter, replace or remove the same, and to install and maintain proper access panels thereto), without abatement of rent, and may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures and open any wall, ceiling or floor in and through the Building and Premises where reasonably required by the character of the work to be performed, provided entrance to the Premises shall not be blocked thereby, and further provided that the business of Tenant shall not be interfered with unreasonably. Upon notice to Tenant, Landlord may: (i) change the arrangement and/or locations of entrances, or passageways, doors and doorways, and corridors, windows, elevators, stairs, toilets or other public parts of the Building; and (ii) change the name, number or designation by which the Building is commonly known at any time.  Notwithstanding the foregoing, at any time that Tenant is leasing the entire Building, Landlord shall not take any of the actions described in clause (i) of the immediately preceding sentence without Tenant’s consent (which shall not be unreasonably withheld, conditioned or delayed) unless such actions are required by law or other legal requirement.  Subject to Article 12 of this Lease, in the event that Landlord damages any portion of the Premises or any furniture, fixtures, equipment or personal property of Tenant, including without limitation any wall or wall covering, ceiling, or floor or floor covering within the Premises, Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable but shall not be required to repair or replace more than the portion actually damaged. Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Article 17.  At all times while exercising the foregoing rights, Landlord agrees to use, and to cause Landlord’s agents, employees and contractors to use, commercially reasonable, good faith efforts to minimize, to the extent reasonably practical, any interference with or disturbance of Tenant’s use or occupancy of the Premises.  Subject to Section 17.3 below, Landlord shall provide Tenant with not less than 24 hours’ oral notice to the on-site office manager of Tenant prior to entering the Premises for any reason other than for the provision of routine janitorial and window cleaning services, for security inspections, in the case of emergencies or to show the Premises to prospective purchasers and any Mortgagee and, during the last twelve (12) months of the Term, prospective tenants.  During such non-routine entries by Landlord, Tenant shall have the right to have a representative accompany Landlord or any other party entering by, through or under Landlord at all times while in the Premises, except in the event of any emergency.

17.2For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises, excluding Tenant’s vaults and safes or special security areas (designated in advance), and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency to obtain entry

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to any portion of the Premises.  As to any portion to which access cannot be had by means of a key or keys in Landlord’s possession, in the event of an emergency Landlord is authorized to gain access by such means as Landlord shall elect and the cost of repairing any damage occurring in doing so shall be borne by Tenant and paid to Landlord within thirty (30) days of Landlord’s demand as additional rent.

17.3Notwithstanding the foregoing, Tenant may designate certain areas of the Premises as “Secured Areas” by written notice to Landlord for the purpose of serving as “clean rooms.”  Landlord may not enter such Secured Areas except (a) in the event of an emergency or (b) after two (2) business days’ prior written notice to Tenant of the specific date and time of such Landlord inspection, and in such event Landlord shall only enter the Secured Areas in the presence of an authorized representative of Tenant.  In the event of such an emergency and if a Tenant representative is not physically present to unlock the Secured Areas, Landlord may acquire access by any means necessary, including, without limitation, the immediate destruction of the locks and/or doors.  For purposes hereof, the term “emergency” shall mean a situation where the risk of material physical injury or property damage is reasonably imminent.  If Landlord is prevented from accessing any such Secured Areas for the purpose of providing any service to any such Secured Areas, then, notwithstanding anything in this Lease to the contrary: (i) Landlord shall have no liability to Tenant, and shall not be in breach of the Lease, as a result of or in connection with such failure to provide such service to such areas; (ii) Tenant shall not be entitled to any abatement of rent, termination right or any other remedy as a result of or in connection with such failure to provides such service to such areas; (iii) Tenant shall contract separately and directly for the provision of cleaning and janitorial services to such areas, provided that the company providing such services and the quality and frequency of any such services is reasonably acceptable to Landlord; and (iv) Tenant shall not be entitled to receive any credit against or deduction from Expenses or amounts payable as Tenant’s Proportionate Share (Expenses) of Expenses as a result of Tenant contracting separately and directly for the provision of cleaning and janitorial services to such Secured Areas as set forth in clause (iii) above.

18. DEFAULT. Except as otherwise provided in Article 20, the following events shall be deemed to be Events of Default under this Lease:

18.1Tenant shall fail to pay when due any sum of money becoming due to be paid to Landlord under this Lease, whether such sum be any installment of the rent reserved by this Lease, any other amount treated as additional rent under this Lease, or any other payment or reimbursement to Landlord required by this Lease, whether or not treated as additional rent under this Lease, and such failure shall continue for a period of five (5) business days after written notice that such payment was not made when due, but if any such notice shall be given two (2) times within any twelve (12) month period, commencing with the date of the second such notice, the failure to pay within five (5) business days after due any sum of money becoming due to be paid to Landlord under this Lease during such period shall be an Event of Default, without notice.

18.2Tenant shall fail to comply with any term, provision or covenant of this Lease which is not provided for in another Section of this Article and shall not cure such failure within twenty (20) days (or such shorter time as is specified in Landlord’s notice, if the failure involves a hazardous condition and an emergency) after written notice of such failure to Tenant provided,

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however, that such failure shall not be an event of default if such failure could not reasonably be cured during such twenty (20) day period, Tenant has commenced the cure within such twenty (20) day period and thereafter is diligently pursuing such cure to completion, but the total aggregate cure period shall not exceed ninety (90) days.

18.3Tenant shall fail to vacate the Premises immediately upon termination of this Lease, by lapse of time or otherwise, or upon termination of Tenant’s right to possession only.

18.4Tenant shall become insolvent, admit in writing its inability to pay its debts generally as they become due, file a petition in bankruptcy or a petition to take advantage of any insolvency statute, make an assignment for the benefit of creditors, make a transfer in fraud of creditors, apply for or consent to the appointment of a receiver of itself or of the whole or any substantial part of its property, or file a petition or answer seeking reorganization or arrangement under the federal bankruptcy laws, as now in effect or hereafter amended, or any other applicable law or statute of the United States or any state thereof.

18.5A court of competent jurisdiction shall enter an order, judgment or decree adjudicating Tenant bankrupt, or appointing a receiver of Tenant, or of the whole or any substantial part of its property, without the consent of Tenant, or approving a petition filed against Tenant seeking reorganization or arrangement of Tenant under the bankruptcy laws of the United States, as now in effect or hereafter amended, or any state thereof, and such order, judgment or decree shall not be vacated or set aside or stayed within sixty (60) days from the date of entry thereof.

18.6Any other event which is deemed to be an Event of Default under the terms of this Lease.

19. REMEDIES.

19.1Except as otherwise provided in Article 20, upon the occurrence of any of the Events of Default described or referred to in Article 18, Landlord shall have the option to pursue any one or more of the following remedies without any notice or demand whatsoever, concurrently or consecutively and not alternatively:

19.1.1Landlord may, at its election, terminate this Lease or terminate Tenant’s right to possession only, without terminating the Lease.

19.1.2Upon any termination of this Lease, whether by lapse of time or otherwise, or upon any termination of Tenant’s right to possession without termination of the Lease, Tenant shall surrender possession and vacate the Premises immediately, and deliver possession thereof to Landlord, and Tenant hereby grants to Landlord full and free license to enter into and upon the Premises in such event and to repossess Landlord of the Premises as of Landlord’s former estate and to expel or remove Tenant and any others who may be occupying Tenant therefrom without being deemed in any manner guilty of trespass, wrongful eviction or forcible entry or detainer, and without incurring any liability for any damage resulting therefrom, Tenant waiving any right to claim damages for such re-entry and expulsion, and without relinquishing Landlord’s right to rent or any other right given to Landlord under this Lease or by operation of law.

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19.1.3Upon any termination of this Lease, whether by lapse of time or otherwise, Landlord shall be entitled to recover as damages, all rent, including any amounts treated as additional rent under this Lease, and other sums due and payable by Tenant on the date of termination, plus as liquidated damages and not as a penalty, an amount equal to the sum of:  (a) an amount equal to the then present value of the rent reserved in this Lease for the residue of the stated Term of this Lease including any amounts treated as additional rent under this Lease and all other sums provided in this Lease to be paid by Tenant, minus the present fair rental value of the Premises for such residue; (b) the reasonable value of the time and expense necessary to obtain a replacement tenant or tenants, and the estimated expenses described in Section 19.1.4 relating to recovery of the Premises, preparation for reletting and for reletting itself; and (c) the cost of performing any other covenants which would have otherwise been performed by Tenant prior to the date of termination.

19.1.4Upon any termination of Tenant’s right to possession only without termination of the Lease:

19.1.4.1Neither such termination of Tenant’s right to possession nor Landlord’s taking and holding possession thereof as provided in Section 19.1.2 shall terminate the Lease or release Tenant, in whole or in part, from any obligation, including Tenant’s obligation to pay the rent, including any amounts treated as additional rent, under this Lease for the full Term, as such sums become due hereunder.

19.1.4.2Landlord shall use commercially reasonable efforts to relet the Premises or portions thereof to the extent required by applicable law.  Landlord and Tenant agree that nevertheless Landlord shall at most be required to use only the same efforts Landlord then uses to lease premises in the Building generally and that in any case that Landlord shall not be required to give any preference or priority to the showing or leasing of the Premises or portions thereof over any other space that Landlord may be leasing or have available and may place a suitable prospective tenant in any such other space regardless of when such other space becomes available and that Landlord shall have the right to relet the Premises for a greater or lesser term than that remaining under this Lease, the right to relet only a portion of the Premises, or a portion of the Premises or the entire Premises as a part of a larger area, and the right to change the character or use of the Premises.  In connection with or in preparation for any reletting, Landlord may, but shall not be required to, make repairs, alterations and additions in or to the Premises and redecorate the same to the extent Landlord deems necessary or desirable, and Tenant shall pay the cost thereof, together with Landlord’s expenses of reletting, including, without limitation, any commission incurred by Landlord, within five (5) business days of Landlord’s demand.  Landlord shall not be required to observe any instruction given by Tenant about any reletting or accept any tenant offered by Tenant unless such offered tenant has a credit-worthiness acceptable to Landlord and leases the entire Premises upon terms and conditions including a rate of rent (after giving effect to all expenditures by Landlord for tenant improvements, broker’s commissions and other leasing costs) all no less favorable to Landlord than as called for in this Lease, nor shall Landlord be required to make or permit any assignment or sublease for more than the current term or which Landlord would not be required to permit under the provisions of Article 9.

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19.1.4.3Until such time as Landlord shall elect to terminate the Lease and shall thereupon be entitled to recover the amounts specified in such case in Section 19.1.3, Tenant shall pay to Landlord upon demand the full amount of all rent, including any amounts treated as additional rent under this Lease and other sums reserved in this Lease for the remaining Term, together with the costs of repairs, alterations, additions, redecorating and Landlord’s expenses of reletting and the collection of the rent accruing therefrom (including reasonable attorney’s fees actually incurred and broker’s commissions), as the same shall then be due or become due from time to time, less only such consideration as Landlord may have received from any reletting of the Premises; and Tenant agrees that Landlord may file suits from time to time to recover any sums falling due under this Article 19 as they become due.  Any proceeds of reletting by Landlord in excess of the amount then owed by Tenant to Landlord from time to time shall be credited against Tenant’s future obligations under this Lease but shall not otherwise be refunded to Tenant or inure to Tenant’s benefit.

19.2Upon the occurrence of an Event of Default, Landlord may (but shall not be obligated to) cure such default at Tenant’s sole expense.  Without limiting the generality of the foregoing, Landlord may, at Landlord’s option, enter into and upon the Premises if Landlord determines in its sole discretion that Tenant is not acting within a commercially reasonable time to maintain, repair or replace anything for which Tenant is responsible under this Lease or to otherwise effect compliance with its obligations under this Lease and correct the same, without being deemed in any manner guilty of trespass, eviction or forcible entry and detainer and without incurring any liability for any damage or interruption of Tenant’s business resulting therefrom and Tenant agrees to reimburse Landlord within five (5) business days of Landlord’s demand as additional rent, for any expenses which Landlord may incur in thus effecting compliance with Tenant’s obligations under this Lease, plus interest from the date of expenditure by Landlord at the Wall Street Journal prime rate.

19.3Tenant understands and agrees that in entering into this Lease, Landlord is relying upon receipt of all the Annual and Monthly Installments of Rent to become due with respect to all the Premises originally leased hereunder over the full Initial Term of this Lease for amortization, including interest at the Amortization Rate.  For purposes hereof, the “Concession Amount” shall be defined as the aggregate of all amounts forgone or expended by Landlord as free rent under the lease (including, without limitation, pursuant to the Rental Concession), under Exhibit B hereof for construction and other allowances (including but not limited to the Construction Allowance and Space Planning Allowance, as defined in Exhibit B, and the Moving Allowance, as defined in Exhibit E), for any other allowances or similar concessions provided under the Special Provisions of this Lease, and for brokers’ commissions payable by reason of this Lease.  Accordingly, Tenant agrees that if this Lease or Tenant’s right to possession of the Premises leased hereunder shall be terminated as of any date (“Default Termination Date”) prior to the expiration of the full Initial Term hereof by reason of an uncured Event of Default by Tenant, there shall be due and owing to Landlord as of the day prior to the Default Termination Date, as rent in addition to all other amounts owed by Tenant as of such Date, the amount (“Unamortized Amount”) of the Concession Amount determined as set forth below; provided, however, that in the event that Tenant pays the Rent as and when due for the balance of the Term under Section 19.1.3 or otherwise or in the event such amounts are recovered by Landlord pursuant to any other provision of this Article 19, Landlord agrees that it shall not have the right to recover such amounts pursuant to this Section 19.3.  For the purposes

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hereof, the Unamortized Amount shall be determined in the same manner as the remaining principal balance of a mortgage with interest at the Amortization Rate payable in level payments over the same length of time as from the effectuation of the Concession concerned to the end of the full Initial Term of this Lease would be determined.  The foregoing provisions shall also apply to and upon any reduction of space in the Premises, as though such reduction were a termination for Tenant’s default, except that (i) the Unamortized Amount shall be reduced by any amounts paid by Tenant to Landlord to effectuate such reduction and (ii) the manner of application shall be that the Unamortized Amount shall first be determined as though for a full termination as of the Effective Date of the elimination of the portion, but then the amount so determined shall be multiplied by the fraction of which the numerator is the rentable square footage of the eliminated portion and the denominator is the rentable square footage of the Premises originally leased hereunder; and the amount thus obtained shall be the Unamortized Amount.

19.4In any action by any party to enforce the monetary terms of this Lease, including any suit by Landlord for the recovery of any amounts due under this Lease, the non-prevailing party shall reimburse the prevailing party for the prevailing party’s reasonable actual attorney’s fees incurred in such suit (without regard to the applicability of O.C.G.A. § 13-1-11 or any other fee-limiting statute) and such attorney’s fees will be deemed to have accrued prior to the commencement of such action and are to be paid whether or not such action is prosecuted to judgment.  In any action by a party to enforce the non-monetary terms of this Lease, the non-prevailing party shall reimburse the prevailing party for the prevailing party’s reasonable actual attorney’s fees incurred in such enforcement (without regard to the applicability of O.C.G.A. § 13-1-11 or any other fee-limiting statute).  As used herein, “prevailing party” means the party who substantially obtains the relief sought.  EACH PARTY EXPRESSLY WAIVES ANY RIGHT TO: (A) TRIAL BY JURY; AND (B) SERVICE OF ANY NOTICE REQUIRED BY ANY PRESENT OR FUTURE LAW OR ORDINANCE APPLICABLE TO LANDLORDS OR TENANTS BUT NOT REQUIRED BY THE TERMS OF THIS LEASE.

19.5Pursuit of any of the remedies provided for in this Lease shall not preclude pursuit of any of the other remedies provided in this Lease or any other remedies provided by law (all such remedies being cumulative), nor shall pursuit of any remedy provided in this Lease constitute a forfeiture or waiver of any rent due to Landlord under this Lease or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions and covenants contained in this Lease.

19.6No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease or accept a surrender of said Premises shall be valid, unless in writing signed by Landlord.  No waiver by either party of any violation or breach of any of the terms, provisions and covenants contained in this Lease shall be deemed or construed to constitute a waiver of any other violation or breach of any of the terms, provisions and covenants contained in this Lease.  Landlord’s acceptance of the payment of rental or other payments after the occurrence of an Event of Default shall not be construed as a waiver of such Default, unless Landlord so notifies Tenant in writing.  Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed or construed to

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constitute a waiver of such Default or of Landlord’s right to enforce any such remedies with respect to such Default or any subsequent Default.

19.7INTENTIONALLY OMITTED.

19.8Any and all property which may be removed from the Premises by Landlord pursuant to the authority of this Lease or of law, to which Tenant is or may be entitled, may be handled, removed and/or stored, as the case may be, by or at the direction of Landlord but at the risk, cost and expense of Tenant, and Landlord shall in no event be responsible for the value, preservation or safekeeping thereof.  Tenant shall pay to Landlord, upon demand, any and all actual expenses incurred in such removal and all storage charges against such property so long as the same shall be in Landlord’s possession or under Landlord’s control.  Any such property of Tenant not retaken by Tenant from storage within thirty (30) days after removal from the Premises shall, at Landlord’s option, be deemed conveyed by Tenant to Landlord under this Lease as by a bill of sale without further payment or credit by Landlord to Tenant.

19.9In the event Landlord shall default in performing any of the covenants, terms or provisions of this Lease, and in the event such default is a failure to make any payment (or to credit to Tenant any credit) due Tenant hereunder or would materially impair Tenant’s use of the Premises for uses permitted under this Lease, and if Landlord fails to cure such default within thirty (30) days after written notice thereof from Tenant (or such longer period as may be reasonably necessary to cure such default if such default is not reasonably susceptible to being cured within such thirty (30) day period and Landlord commences its efforts promptly to cure the same and thereafter diligently, continuously and in good faith pursues the curing of the same to completion as soon as possible), then the following remedies shall be available to Tenant:

19.9.1Tenant may bring suit for the collection of any amounts for which Landlord may be in default, or for the performance of any other covenant or agreement of Landlord, without terminating this Lease.

19.9.2Tenant may bring legal or equitable action to (i) enjoin Landlord from performing any act in violation of this Lease, or (ii) to require Landlord to perform any act required of Landlord under this Lease.

19.9.3Tenant may terminate this Lease upon notice to Landlord in the event such default of Landlord (i) is incapable of being cured by Tenant pursuant to this section, (ii) is incapable of being cured by the payment of money by Landlord or any other party, (iii) materially and adversely impacts Tenant's operations within the Premises, and (iv) remains uncured for at least one hundred twenty (120) days following such notice to Landlord and following the date Tenant delivers a copy of such notice to any Mortgagee of Landlord for whom Tenant has been given notice of such mortgagee's address for purposes of receipt of notices of Landlord defaults.

19.9.4In the case of Landlord’s failure to make any payment (or to credit to Tenant any credit) due Tenant hereunder, Tenant shall have the right to notify Landlord that Tenant alleges that Landlord owes Tenant payment(s) or credits(s) that are past due (such notice to specify, in detail, the alleged past due amounts) and that Tenant intends to set-off against and deduct from the Monthly Installment of Rent next due under this Lease the amount of any

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payment or credit due Tenant hereunder.  Landlord shall have ten (10) business days following its receipt of Tenant’s notice to notify Tenant that Landlord disputes the occurrence of the alleged default by Landlord and/or all or a specified portion of the amount Tenant intends to set-off.  If Landlord notifies Tenant that Landlord disputes Tenant’s set-off right or a specified portion thereof, the dispute or the disputed portion shall be resolved as provided in Section 19.10 below.  If Landlord does not dispute Tenant’s claimed set-off right or disputes only a specified portion thereof, Tenant shall be entitled to set-off the entire undisputed amount; provided, however, that Tenant may not offset at one time against more than forty percent (40%) of any regularly scheduled Monthly Installment of Rent.  In the event that such amount has not been fully recovered by Tenant prior to the expiration of the Term, Landlord shall promptly repay the balance of such amount to Tenant.

19.9.5If the alleged default by Landlord is other than the failure to pay (or credit) to Tenant money due Tenant under this Lease, Tenant may notify Landlord that Tenant intends to perform such obligation which Landlord has failed to perform.  Tenant’s notice must specify, in detail, the action which Tenant intends to take to cure Landlord’s alleged default.  Landlord shall have ten (10) business days following its receipt of Tenant’s notice to notify Tenant that Landlord disputes the occurrence of the alleged default and/or the action which Tenant intends to take to cure Landlord’s alleged default.  If Landlord notifies Tenant that Landlord disputes Tenant’s right to exercise this self-help privilege, the dispute shall be resolved by arbitration as provided in Section 19.10 below.  If Landlord does not dispute Tenant’s right to exercise its self-help privilege, Tenant shall be entitled to take the action described in its notice to cure Landlord’s default and Landlord shall be obligated to reimburse Tenant for the reasonable, actual, out-of-pocket costs incurred by Tenant to effect such cure.  Tenant shall provide Landlord with copies of the invoices or other written evidence of the costs and expenses incurred by Tenant for which Tenant claims reimbursement.  If Landlord shall fail to pay the reasonable, actual, out-of-pocket costs and expenses within thirty (30) days after written demand therefor, Tenant shall have the right to deduct the entire amount due by Landlord to Tenant hereunder as an offset from the Monthly Installment of Rent next due hereunder; provided, however, that Tenant may not offset at any one time against more than forty percent (40%) of any regularly scheduled Monthly Installment of Rent.  If Tenant exercises its self-help right pursuant to this Section 19.9.5 or following an arbitration decision in Tenant’s favor pursuant to Section 19.10 below, all work performed by Tenant shall be of a quality commensurate with the applicable portion of the Building and shall otherwise be subject to all the terms, conditions and requirements (excluding Landlord’s approval) set forth in Article 6 of this Lease.   Tenant shall also be obligated to maintain appropriate insurance throughout the performance of such work (but the out-of-pocket cost thereof, if any, shall be an expense included in Landlord’s reimbursement obligation, if any) and shall indemnify Landlord from any and claims, damages, costs and expenses arising out of the work performed by Tenant.

19.10If Landlord notifies Tenant pursuant to either Section 19.9.4 or Section 19.9.5 above that Landlord disputes whether or not the alleged default has occurred and/or the amount which Tenant intends to offset (with respect to a monetary default) or the action which Tenant intends to take (with respect to a non-monetary default), the parties shall negotiate, in good faith, for ten (10) business days after the date of Landlord’s notice, to resolve their dispute concerning what payment needs to be made or what action needs to be taken, if any, with respect to the alleged default by Landlord.  If the parties are unable to resolve that dispute, then, prior to

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Tenant being entitled to offset any sums and prior to Tenant being entitled to avail itself of any self-help remedy, the dispute must be submitted to the Atlanta, Georgia Chapter of the American Arbitration Association for resolution and Tenant must give Landlord written notice thereof.  The arbitration panel shall consist of three (3) experienced individuals who are experts qualified in a field appropriate for the dispute in question and who have not been employed by, or affiliated with, either Landlord or Tenant.  Within ten (10) business days following Tenant’s notice of the submission of any such matter to arbitration, Landlord shall designate, by written notice to Tenant, one (1) member of the arbitration panel and Tenant shall designate, by written notice to Landlord, one (1) member of the arbitration panel.  The two (2) individuals designated by Landlord and Tenant shall meet promptly to select by mutual agreement the third member of the arbitration panel.  If those members are not able to reach agreement on a third arbitrator on or before the date fifteen (15) business days following Tenant’s notice of the submission of such matter to arbitration, those two (2) arbitrators shall apply to the American Arbitration Association for designation of an appropriate third arbitrator.  If either party fails to designate a member of the arbitration panel within the time period set forth above therefor, and the other party has so designated a member of the arbitration panel within the time period set forth above therefor, the sole member so designated shall resolve the dispute.  The arbitration panel shall meet and shall apply the local rules of the American Arbitration Association in any such arbitration and shall hold such hearings and allow the presentation of such evidence as the arbitration panel deems reasonably necessary.  The arbitration panel shall render a decision within sixty (60) days after the selection of the third member of the arbitration panel.  The determination of the arbitration panel shall be final and binding upon both Landlord and Tenant.  If the arbitration panel decides in Tenant’s favor, Landlord shall pay to Tenant, within ten (10) business days after the arbitration decision, the amount due with respect to any monetary default and shall pay to Tenant, within thirty (30) days following receipt of Tenant’s invoices, the reasonable, actual costs incurred by Tenant to take the action described in Tenant’s notice (or, if different, the action approved by the arbitration panel) with respect to a non-monetary default.  If Landlord fails to reimburse Tenant for the amount due within the aforesaid periods, Tenant shall have the right to deduct the entire amount due as an offset from the Annual Rent; provided, however, that Tenant may not offset at any one time against more than forty percent (40%) of any regularly scheduled Monthly Installment of Rent.

20. TENANT’S BANKRUPTCY OR INSOLVENCY.

20.1If at any time and for so long as Tenant shall be subjected to the provisions of the United States Bankruptcy Code or other law of the United States or any state thereof for the protection of debtors as in effect at such time (each a “Debtor’s Law”):

20.1.1Tenant, Tenant as debtor-in-possession, and any trustee or receiver of Tenant’s assets (each a “Tenant’s Representative”) shall have no greater right to assume or assign this Lease or any interest in this Lease, or to sublease any of the Premises than accorded to Tenant in Article 9, except to the extent Landlord shall be required to permit such assumption, assignment or sublease by the provisions of such Debtor’s Law.  Without limitation of the generality of the foregoing, any right of any Tenant’s Representative to assume or assign this Lease or to sublease any of the Premises shall be subject to the conditions that:

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20.1.1.1Such Debtor’s Law shall provide to Tenant’s Representative a right of assumption of this Lease which Tenant’s Representative shall have timely exercised and Tenant’s Representative shall have fully cured any default of Tenant under this Lease.

20.1.2Tenant’s Representative or the proposed assignee, as the case shall be, shall have deposited with Landlord as security for the timely payment of rent an amount equal to the larger of: (a) three (3) months’ rent and other monetary charges accruing under this Lease; and (b) any sum specified in Article 5; and shall have provided Landlord with adequate other assurance of the future performance of the obligations of the Tenant under this Lease.  Without limitation, such assurances shall include, at least, in the case of assumption of this Lease, demonstration to the satisfaction of the Landlord that Tenant’s Representative has and will continue to have sufficient unencumbered assets after the payment of all secured obligations and administrative expenses to assure Landlord that Tenant’s Representative will have sufficient funds to fulfill the obligations of Tenant under this Lease; and, in the case of assignment, submission of current financial statements of the proposed assignee, audited by an independent certified public accountant reasonably acceptable to Landlord and showing a net worth and working capital in amounts determined by Landlord to be sufficient to assure the future performance by such assignee of all of the Tenant’s obligations under this Lease.

20.1.3The assumption or any contemplated assignment of this Lease or subleasing any part of the Premises, as shall be the case, will not breach any provision in any other lease, mortgage, financing agreement or other agreement by which Landlord is bound.

20.1.4Landlord shall have, or would have had absent the Debtor’s Law, no right under Article 9 to refuse consent to the proposed assignment or sublease by reason of the identity or nature of the proposed assignee or sublessee or the proposed use of the Premises concerned.

21. QUIET ENJOYMENT.  Landlord represents and warrants that it has full right and authority to enter into this Lease and that Tenant, while paying the rental and performing its other covenants and agreements contained in this Lease, shall peaceably and quietly have, hold and enjoy the Premises for the Term without hindrance or molestation from Landlord subject to the terms and provisions of this Lease.  Landlord shall not be liable for any interference or disturbance by other tenants or third persons, nor shall Tenant be released from any of the obligations of this Lease because of such interference or disturbance.

22. CASUALTY.

22.1In the event the Premises or the Building are damaged by fire or other cause and in Landlord’s reasonable estimation such damage can be materially restored within one hundred eighty (180) days, Landlord shall forthwith repair the same and this Lease shall remain in full force and effect, except that Tenant shall be entitled to a proportionate abatement in rent from the date of such damage.  Such abatement of rent shall be made pro rata in accordance with the extent to which the damage and the making of such repairs shall interfere with the use and occupancy by Tenant of the Premises from time to time.  Within forty-five (45) days from the date of such damage, Landlord shall notify Tenant, in writing, of Landlord’s reasonable estimation of the length of time within which material restoration can be made, and Landlord’s

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determination shall be binding on Tenant.  For purposes of this Lease, the Building or Premises shall be deemed “materially restored” if they are in such condition as would not prevent or materially interfere with Tenant’s use of the Premises for the purpose for which it was being used immediately before such damage.

22.2If such repairs cannot, in Landlord’s reasonable estimation, be made within one hundred eighty (180) days, Landlord and Tenant shall each have the option of giving the other, at any time within ninety (90) days after such damage (or, as to notice given by Tenant, within forty-five (45) days after receipt of Landlord’s notice given to Tenant under Section 22.1 above, if such notice is given by Landlord to Tenant under Section 22.1 later than forty-five (45) days after the casualty), notice terminating this Lease as of the date of such damage.  In the event of the giving of such notice, this Lease shall expire and all interest of the Tenant in the Premises shall terminate as of the date of such damage as if such date had been originally fixed in this Lease for the expiration of the Term.  In the event that neither Landlord nor Tenant exercises its option to terminate this Lease, then Landlord shall repair or restore such damage, this Lease continuing in full force and effect, and the rent hereunder shall be proportionately abated as provided in Section 22.1.

22.3Notwithstanding anything contained in this Article 22 to the contrary, Landlord shall not be required to repair or replace any damage or loss by or from fire or other cause to: (a) any panelings, decorations, partitions, additions, railings, ceilings, floor coverings, office fixtures or any other property or improvements installed on the Premises by, or belonging to, Tenant;  (b) any improvement, alteration, addition, structure, system or other item installed for Tenant’s particular use which would not be considered to be a typical office installation (including, without limitation, any and all items contemplated by Article 14 of the Special Provisions attached hereto as Exhibit E); or (c) any other leasehold improvements situated in or about the Premises.  Tenant shall be obligated to repair and restore all leasehold improvements situated in or about the Premises  in the event of any damage or destruction thereto by any peril covered by the provisions of this Article 22; provided, however, that, if this Lease is terminated by Landlord or Tenant under Section 22.2 above, then, in lieu of repairing and restoring such leasehold improvements, Tenant shall promptly pay to Landlord all insurance proceeds received by Tenant for the damage or destruction pertaining to such leasehold improvements to the extent required to restore the Premises to shell condition for use as office space, as determined by Landlord in its reasonable discretion.  Notwithstanding anything contained in this Article 22 to the contrary, Tenant shall be entitled to receive and retain any and all proceeds from any insurance coverage maintained by Tenant to the extent such proceeds are attributable to damage or destruction to Tenant’s inventory or other personal property or are attributable to improvements in excess of shell condition for office space.  Except as expressly set forth in this Section 22.3 to the contrary, any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

22.4In the event that Landlord should fail to complete such repairs and material restoration within sixty (60) days after the date estimated by Landlord therefor as extended by this Section 22.4, Tenant may at its option and as its sole remedy terminate this Lease by delivering written notice to Landlord, within fifteen (15) days after the expiration of said period of time, whereupon the Lease shall end on the date of such notice or such later date fixed in such

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notice as if the date of such notice was the date originally fixed in this Lease for the expiration of the Term; provided, however, that if construction is delayed because of changes, deletions or additions to the Premises in construction requested by Tenant, strikes, lockouts, casualties, Acts of God, war, material or labor shortages, government regulation or control or other causes beyond the reasonable control of Landlord, the period for restoration, repair or rebuilding shall be extended for the amount of time Landlord is so delayed.

22.5Notwithstanding anything to the contrary contained in this Article:  (a) Landlord shall not have any obligation whatsoever to repair, reconstruct, or restore the Premises when the damages resulting from any casualty covered by the provisions of this Article 22 occur during the last twelve (12) months of the Term or any extension thereof, but if Landlord determines not to repair such damages Landlord shall notify Tenant and if such damages shall render any material portion of the Premises untenantable Tenant shall have the right to terminate this Lease by notice to Landlord within fifteen (15) days after receipt of Landlord’s notice; and (b) in the event the holder of any indebtedness secured by a mortgage or deed to secure debt covering the Premises or Building requires that any insurance proceeds be applied to such indebtedness, then Landlord shall have the right to terminate this Lease by delivering written notice of termination to Tenant within fifteen (15) days after such requirement is made by any such holder, whereupon this Lease shall end on the date of such damage as if the date of such damage were the date originally fixed in this Lease for the expiration of the Term.

22.6In the event of any damage or destruction to the Building or Premises by any peril covered by the provisions of this Article 22, it shall be Tenant’s responsibility to properly secure the Premises and upon notice from Landlord to remove forthwith, at its sole cost and expense, such portion of all of the property belonging to Tenant or its licensees from such portion or all of the Building or Premises as Landlord shall request.

23. EMINENT DOMAIN.  If all or any substantial part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu of such appropriation, either party to this Lease shall have the right, at its option, of giving the other, at any time within thirty (30) days after such taking, notice terminating this Lease, except that Tenant may only terminate this Lease by reason of taking or appropriation, if such taking or appropriation shall materially interfere with Tenant’s use and occupancy of the Premises.  If neither party to this Lease shall so elect to terminate this Lease, the rental thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances.  In addition to the rights of Landlord above, if any substantial part of the Building shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, and regardless of whether the Premises or any part thereof are so taken or appropriated, Landlord shall have the right, at its sole option, to terminate this Lease.  Landlord shall be entitled to any and all income, rent, award, or any interest whatsoever in or upon any such sum, which may be paid or made in connection with any such public or quasi-public use or purpose, and Tenant hereby assigns to Landlord any interest it may have in or claim to all or any part of such sums.  Tenant shall, however, have the right to pursue any separate award, or a separate allocation of a part of any aggregate award, for Tenant’s business losses, the taking of Tenant’s personal property (including fixtures paid for by Tenant) and for costs of moving; provided, however, that that Tenant shall make no claim which shall diminish or adversely affect the award to which Landlord is entitled.

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24. SALE BY LANDLORD.  In event of a sale or conveyance by Landlord of the Building, and assumption in writing by the purchaser of the Landlord’s unperformed obligations hereunder, the same shall operate to release Landlord from any future liability upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event Tenant agrees to look solely to the responsibility of the successor in interest of Landlord in and to this Lease.  Except as set forth in this Article 24, this Lease shall not be affected by any such sale and Tenant agrees to attorn to the purchaser or assignee.  If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Lease, Landlord may transfer or deliver said security, as such, to Landlord’s successor in interest and thereupon Landlord shall be discharged from any further liability with regard to said security.

25. ESTOPPEL CERTIFICATES.  Within ten (10) business days following any written request which either party may make from time to time, the other party shall execute and deliver to the requesting party a sworn statement certifying:  (a) the date of commencement of this Lease; (b) the fact that this Lease is unmodified and in full force and effect (or, if there have been modifications to this Lease, that this Lease is in full force and effect, as modified, and stating the date and nature of such modifications); (c) the date to which the rent and other sums payable under this Lease have been paid; (d) the fact that there are no current defaults under this Lease by either Landlord or Tenant except as specified in such statement; and (e) such other matters as may be reasonably requested by either party.  Such statements so delivered to Landlord may be relied upon by any Mortgagee, any prospective Mortgagee and any prospective purchaser of the Building or Project.    Such statement so delivered to Tenant may be relied upon by Tenant, any prospective lender to Tenant, and any prospective purchaser from Tenant.  Either party’s failure to deliver such statements within such time shall constitute an acceptance of the Premises (as to Tenant) and an acknowledgement by the other party that this Lease is in full force and effect, without modification, except as may be represented by the requesting party in the proposed estoppel certificate, that there are no defaults in the requesting party’s performance and that not more than one (1) month’s Monthly Installment of Rent has been paid in advance.  Upon written request by either party made in connection with the consideration by Landlord of a Transfer pursuant to Article 9 of this Lease, the other party shall provide the requesting party a written statement certifying substantially the same information to Tenant’s proposed transferee.

26. SURRENDER OF PREMISES.

26.1Tenant and Landlord shall arrange to meet for two (2) joint inspections of the Premises, the first to occur at least thirty (30) days (but no more than sixty (60) days) before the last day of the Term, and the second to occur not later than forty-eight (48) hours after Tenant has vacated the Premises.

26.2All alterations, additions, and improvements in, on, or to the Premises made or installed by or for Tenant, including, without limitation, carpeting (collectively, “Alterations”), shall be and remain the property of Tenant during the Term and any Extension Term and/or Holdover Period.  Upon the expiration or sooner termination of the Term, all Alterations shall become a part of the realty and shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease as by a bill of sale.  At the end of the Term or any renewal of the Term or other sooner termination of this Lease, Tenant will peaceably deliver up to Landlord

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possession of the Premises, together with all Alterations by whomsoever made, in the same conditions received or first installed, broom clean and free of all debris, excepting only: (a) ordinary wear and tear; (b) damage by fire or other casualty that Tenant is not obligated to repair hereunder; and (c) damage caused by Landlord.  Notwithstanding the foregoing, with respect to any Alterations that require Landlord’s consent under this Lease (other than Alterations typical for normal office use that are located inside of the Building), if Landlord notifies Tenant at the time that Landlord approves any Alterations that Tenant will be required to remove such Alterations upon the expiration of the Term, Tenant shall, at Tenant’s sole cost, remove such Alterations and repair any damage caused by such removal.    However, Landlord shall have no right to require Tenant to remove any improvements installed as part of the initial Tenant Work under the Work Letter attached to this Lease [including, without limitation, the “Loading Dock” (as hereinafter defined)], and Tenant shall surrender all such items to Landlord with the Premises upon expiration or any earlier termination of this Lease, in good condition, excepting only: (A) ordinary wear and tear; (B) damage by fire or other casualty that Tenant is not obligated to repair hereunder; and (C) damage caused by Landlord, its agents employees or contractors (unless Tenant is obligated to repair such damage hereunder).    Tenant must, at Tenant’s sole cost, remove upon termination of this Lease, any and all of Tenant’s furniture, furnishings, equipment, movable partitions of less than full height from floor to ceiling and other trade fixtures and personal property (which are not part of the mechanical, electrical, plumbing, or heating, ventilating, and air conditioning systems serving the Premises) (collectively, Personal Property).  Personal Property not so removed when Tenant vacates the Premises shall be deemed abandoned by the Tenant and title to the same shall thereupon pass to Landlord under this Lease as by a bill of sale, but Tenant shall remain responsible for the cost of removal and disposal of such Personal Property, as well as any damage caused by such removal.

26.3All obligations of under this Lease not fully performed as of the expiration or earlier termination of the Term shall survive the expiration or earlier termination of the Term for a period of eighteen (18) months after the later of the expiration or earlier termination of the Term or the date that Tenant (and any party claiming by, through or under Tenant) vacates the Premises.  However, the eighteen (18) month limitation on survival set forth in the immediately preceding sentence shall not apply to: (a) any indemnity obligations under this Lease; (b) any reconciliation of amounts due as Tenant’s Proportionate Share (Expenses) of Expenses or Tenant’s Proportionate Share (Taxes) of Taxes; (c) any obligation of Tenant to repair any damage caused by a casualty; and (d) any latent defect or condition existing in, on or about the Premises, Building or Project caused by Tenant’s failure to comply with its maintenance responsibilities hereunder or by Tenant’s failure to comply with its obligations hereunder relating to Hazardous Materials.

27. NOTICES.  Any notice or document required or permitted to be delivered under this Lease shall be addressed to the intended recipient, shall be transmitted by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and shall be deemed to be delivered when tendered for delivery to the addressee at its address set forth on the Reference Pages, or at such other address as it has then last specified by written notice delivered in accordance with this Article 27, or if to Tenant at either its aforesaid address or its last known registered office or home of a general partner or individual owner, whether or not actually accepted or received by the addressee.  Any such notice or document may also be personally

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delivered if a receipt is signed by and received from, the individual, if any, named in Tenant’s Notice Address.
28. PARKING.

28.1The Project has one hundred thirty-eight (138) unreserved parking spaces, four (4) handicap parking spaces and eight (8) reserved parking spaces [six (6) of such reserved spaces are the “Designated Parking Spaces” described below and the remaining two (2) reserved spaces are allocated to other tenants of the Project] in the Parking Facility, as shown on Exhibit G hereto.  During the initial Term of this Lease, Tenant and its employees, customers, and invitees shall have the non‑exclusive right to use four (4) unreserved parking spaces at no charge in the Building parking area for each 1,000 square feet of Premises Rentable Area (the “Parking Ratio”).  However, Tenant shall have the right, at Tenant’s sole cost and expense, to designate (with appropriate signage) three (3) visitor parking spaces and three (3) reserved parking spaces (the “Designated Parking Spaces”); provided that: (a) such signage shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed; and (b) Landlord shall have no obligation to police or enforce the use of such visitor and reserved parking spaces.  The Designated Parking Spaces are included within the Parking Ratio.  The locations of the Designated Parking Spaces shall be as set forth in Exhibit J attached hereto and incorporated herein by this reference.   Except for the Designated Parking Spaces, the foregoing right to park in the Building’s parking facilities (the Parking Facility) shall be on an unreserved, nonexclusive, first come, first served basis as among Project tenants, for passenger-size automobiles, vans and pick-up trucks,  and is subject to the following terms and conditions:

28.1.1Tenant shall at all times abide by and shall cause the Tenant Entities to abide by any rules and regulations (Rules) for use of the Parking Facility that Landlord or Landlord’s garage operator reasonably establishes from time to time, and otherwise agrees to use the Parking Facility in a safe and lawful manner.  Landlord reserves the right to adopt, modify and enforce the Rules governing the use of the Parking Facility from time to time including any key-card, sticker or other identification or entrance system and hours of operation.  Landlord may refuse to permit any person who violates such Rules to park in the Parking Facility, and any violation of the Rules shall subject the car to removal from the Parking Facility.

28.1.2Unless specified to the contrary above, the parking spaces hereunder shall be provided on a non-designated "first-come, first-served" basis.  Tenant shall also have the right to designate three (3) Tenant reserved parking spaces convenient to the front entrance of the Building; provided, however that Landlord will not be obligated to enforce such reserved parking or maintain the signage and/or painting designating said spaces. Tenant acknowledges that the Parking Facility may be closed in part from time-to-time  in order to make repairs or perform maintenance services, or to alter, modify, re-stripe or renovate the Parking Facility, or if required by casualty, strike, condemnation, act of God, governmental law or requirement or other reason beyond the operator’s reasonable control.  Landlord agrees to use Landlord’s commercially reasonable, good faith efforts to limit disruptions to Tenant’s parking to the extent reasonably practical.

28.1.3Tenant acknowledges that to the fullest extent permitted by law, Landlord shall have no liability for any damage to property or other items located in the parking areas of

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the Building (including without limitation, any loss or damage to tenant's automobile or the contents thereof due to theft, vandalism or accident), nor for any personal injuries or death arising out of the use of the Parking Facility by Tenant or any Tenant Entities, whether or not such loss or damage results from Landlord's active negligence or negligent omission.  The limitation on Landlord's liability under the preceding, sentence shall not apply however to loss or damage arising directly from Landlord's or its agents’, employees’ or contractors’ gross negligence or willful misconduct.  Without limiting the foregoing, if Landlord arranges for the parking areas to be operated by an independent contractor not affiliated with Landlord, Tenant acknowledges that Landlord shall have no liability for claims arising through acts or omissions of such independent contractor.  Tenant, for itself and for the Tenant Entities, hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury or property damage occurring to Tenant or any of the Tenant Entities arising as a result of parking in the Parking Facility, or any activities incidental thereto, wherever or however the same may occur, and further agrees that Tenant will not prosecute any claim for personal injury or property damage against Landlord or any of its officers, agents, servants or employees for any said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require that the Tenant Entities look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facility.  Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against Landlord or Landlord's agents.

28.2If Tenant violates any of the terms and conditions of this Article, the operator of the Parking Facility shall have the right to remove from the Parking Facility any vehicles hereunder which shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefor whatsoever.

28.3Subject to the terms of this Section 28.3 and all other terms of this Lease, Landlord agrees that Tenant shall have the right to use a shuttle service for the convenience of Tenant’s employees and guests at the Premises and other nearby facilities of Tenant.

28.3.1The shuttle vehicle and plans for such shuttle service shall be subject to Landlord’s approval, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord.  All shuttle drivers must be properly and fully licensed under the laws of the State of Georgia and such shuttle service must in all events comply with all applicable legal requirements.  Prior to commencing any shuttle service, Tenant shall provide Landlord with evidence that the Tenant or the shuttle operator carries insurance of types and in amounts reasonably acceptable to Landlord, and Tenant or the shuttle operator must maintain all such insurance at all times during the operation of such shuttle service.  Landlord shall have the right from time to time to promulgate reasonable rules and regulations (and to modify, amend or supplement such rules and regulations from time to time) regarding such shuttle service, including, without limitation, with respect to frequency of service, the size, weight and/or type of any shuttle vehicle(s) permitted within the Project and the ingress and egress routes to be used by any such vehicle(s) (the “Shuttle Rules”).  The shuttle vehicle shall not be parked within the Project except during periods of active loading and unloading.  Tenant shall at all times comply with the Shuttle Rules and shall ensure compliance with the Shuttle Rules by Tenant’s employees, agents, contractors, customers and visitors.  If Tenant fails to comply or cause compliance with the Shuttle Rules, or any of the terms of this Section 28.3, and if such failure continues for more than five (5) business days after Tenant’s receipt of written notice of such

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failure, an Event of Default shall be deemed to have occurred and, in such event, in addition to all of Landlord’s other rights and remedies under this Lease, Landlord shall have the right, upon written notice to Tenant, to revoke Tenant’s right to use a shuttle service.

28.3.2Without limitation of the other indemnification provisions contained in the Lease, to the fullest extent permitted by law, Tenant agrees to indemnify, protect, defend and hold harmless Landlord and its partners, members, shareholders, directors, officers, employees and agents from and against all claims, liabilities, losses, damages and expenses of whatever nature relating to, arising out of or in connection with Tenant’s shuttle service, including, without limitation, the cost of any repair to any damage to any portion of the Premises or Project, and any bodily injury to persons or damage to the property, caused by, related to or in connection with such shuttle service.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth in this Lease and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of this Lease.

29. DEFINED TERMS AND HEADINGS.  The Article headings shown in this Lease are for convenience of reference and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.  Any indemnification or insurance of Landlord shall apply to and inure to the benefit of all the following “Landlord Entities”, being Landlord, Landlord’s investment manager, and the trustees, boards of directors, officers, general partners, beneficiaries, stockholders, employees and agents of each of them.  Any option granted to Landlord shall also include or be exercisable by Landlord’s trustee, beneficiary, agents and employees, as the case may be.  In any case where this Lease is signed by more than one person, the obligations under this Lease shall be joint and several.  The terms “Tenant” and “Landlord” or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individuals, firms or corporations, and their and each of their respective successors, executors, administrators and permitted assigns, according to the context hereof.  The term “rentable area” shall mean the rentable area of the Premises or the Building as calculated by the Landlord on the basis of the plans and specifications of the Building including a proportionate share of any common areas.  Tenant hereby accepts and agrees to be bound by the figures for the rentable square footage of the Premises and Tenant’s Proportionate Share (Expenses) and Proportionate Share (Taxes) shown on the Reference Pages; however, Landlord may adjust either or both figures if there is manifest error, addition or subtraction to the Building or any business park or complex of which the Building is a part, remeasurement or other circumstance reasonably justifying adjustment.  The term “Building” refers to the structure in which the Premises are located and the common areas (parking lots, sidewalks, landscaping, etc.) appurtenant thereto.  If the Building is part of a larger complex of structures, the term “Building” may include the entire complex, where appropriate (such as shared Expenses or Taxes) and subject to Landlord’s reasonable discretion.

30. TENANT’S AUTHORITY.  If Tenant signs as a corporation, partnership, trust or other legal entity each of the persons executing this Lease on behalf of Tenant represents and warrants that Tenant has been and is qualified to do business in the state in which the Building is located, that the entity has full right and authority to enter into this Lease, and that all persons signing on behalf of the entity were authorized to do so by appropriate actions. Tenant agrees to deliver to Landlord, simultaneously with the delivery of this Lease, a corporate resolution, proof of due

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authorization by partners, opinion of counsel or other appropriate documentation reasonably acceptable to Landlord evidencing the due authorization of Tenant to enter into this Lease.

Tenant hereby represents and warrants that neither Tenant, nor any persons or entities holding any legal or beneficial interest whatsoever in Tenant, are (i) the target of any sanctions program that is established by Executive Order of the President or published by the Office of Foreign Assets Control, U.S. Department of the Treasury (OFAC); (ii) designated by the President or OFAC pursuant to the Trading with the Enemy Act, 50 U.S.C. App. 5, the International Emergency Economic Powers Act, 50 U.S.C. §§ 1701-06, the Patriot Act, Public Law 107-56, Executive Order 13224 (September 23, 2001) or any Executive Order of the President issued pursuant to such statutes; or (iii) named on the following list that is published by OFAC: “List of Specially Designated Nationals and Blocked Persons.” If the foregoing representation is untrue at any time during the Term, an Event of Default will be deemed to have occurred, without the necessity of notice to Tenant.

31. FINANCIAL STATEMENTS AND CREDIT REPORTS.  If not available through public filings by Tenant with the Securities and Exchange Commission, at Landlord’s request not more frequently than semi-annually, Tenant shall deliver to Landlord a copy, certified by an officer of Tenant as being a true and correct copy, of Tenant’s most recent audited financial statement, or, if unaudited, certified by Tenant’s chief financial officer as being true, complete and correct in all material respects.  Tenant hereby authorizes Landlord to obtain one or more credit reports on Tenant annually or at any time an Event of Default by Tenant exists under this Lease, and shall execute such further authorizations as Landlord may reasonably require in order to obtain a credit report.

32. COMMISSIONS. Each of the parties represents and warrants to the other that it has not dealt with any broker or finder in connection with this Lease, except as described on the Reference Pages.
33. TIME AND APPLICABLE LAW. Time is of the essence of this Lease and all of its provisions. This Lease shall in all respects be governed by the laws of the state in which the Building is located.

34. SUCCESSORS AND ASSIGNS.  Subject to the provisions of Article 9, the terms, covenants and conditions contained in this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators and assigns of the parties to this Lease.

35. ENTIRE AGREEMENT.  This Lease, together with its exhibits, contains all agreements of the parties to this Lease and supersedes any previous negotiations.  There have been no representations made by the Landlord or any of its representatives or understandings made between the parties other than those set forth in this Lease and its exhibits.  This Lease may not be modified except by a written instrument duly executed by the parties to this Lease.  This Lease shall create the relationship of landlord and tenant between the parties hereto; no estate shall pass out of Landlord.  Tenant has only a usufruct, not subject to levy and sale, and not assignable by Tenant except as may be specifically provided in this Lease.

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36. EXAMINATION NOT OPTION.  Submission of this Lease shall not be deemed to be a reservation of the Premises.  Landlord shall not be bound by this Lease until it has received a copy of this Lease duly executed by Tenant and has delivered to Tenant a copy of this Lease duly executed by Landlord, and until such delivery Landlord reserves the right to exhibit and lease the Premises to other prospective tenants.  Notwithstanding anything contained in this Lease to the contrary, Landlord may withhold delivery of possession of the Premises from Tenant until such time as Tenant has paid to Landlord any security deposit required by Article 5, the first month’s rent as set forth in Article 3 and any sum owed pursuant to this Lease.

37. RECORDATION.  Tenant shall not record or register this Lease or a short form memorandum hereof without the prior written consent of Landlord, and then shall pay all charges and taxes incident such recording or registration.

38. SPECIAL PROVISIONS.  Insofar as the following stipulations conflict with any of the foregoing provisions, the following shall control:  See Special Provisions attached hereto as Exhibit E and incorporated herein by this reference.

39. LIMITATION OF LANDLORD’S LIABILITY.  REDRESS FOR ANY CLAIM AGAINST LANDLORD UNDER THIS LEASE SHALL BE LIMITED TO AND ENFORCEABLE ONLY AGAINST AND TO THE EXTENT OF LANDLORD’S INTEREST IN THE BUILDING.  THE OBLIGATIONS OF LANDLORD UNDER THIS LEASE ARE NOT INTENDED TO BE AND SHALL NOT BE PERSONALLY BINDING ON, NOR SHALL ANY RESORT BE HAD TO THE PRIVATE PROPERTIES OF, ANY OF ITS OR ITS INVESTMENT MANAGER’S TRUSTEES, DIRECTORS, OFFICERS, PARTNERS, BENEFICIARIES, MEMBERS, STOCKHOLDERS, EMPLOYEES, OR AGENTS, AND IN NO CASE SHALL LANDLORD BE LIABLE TO TENANT HEREUNDER FOR ANY LOST PROFITS, DAMAGE TO BUSINESS, OR ANY FORM OF SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

LANDLORD:	TENANT:
ROBERTS BOULEVARD, LLC, a Georgia limited liability company By: /s/ Gerald. D. O’Brien Name: Gerald D. O’Brien Title: Member Dated: October 23, 2014	CRYOLIFE, INC., a Florida corporation By: /s/ D. Ashley Lee Name: D. Ashley Lee Title: Executive VP, COO & CFO Dated: October 21, 2014

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EXHIBIT A FLOOR PLAN DEPICTING THE PREMISES

A-1

EXHIBIT A-1 SITE PLAN

BARRETT

Barrett Office Center I Site Plan

Main valve A and B buildings
Main valve irr.
Main valve Fire hyrd.
13 SPACES
26 SPACES
10 SPACES
10 SPACES
17 SPACES
5 SPACES + 4 HC
water valve for B/R'S above cieling L B/R
Main water valve suite 206
BUILDING B Multi-tenant
24 SPACES
19 SPACES
7 SPACES
21 SPACES
11 SPACES
BUILDING A
COBB PLACE BOULEVARD
ROBERTS BOULEVARD

A-1-1

EXHIBIT B – WORK LETTER

THIS WORK LETTER (“Work Letter”) is attached to and made a part of that certain Office Lease between CryoLife, Inc., a Florida corporation, as Tenant, and Roberts Boulevard, LLC, a Georgia limited liability company, as Landlord, relating to demised premises (“Premises”) at the building commonly known as Building B, 1201 Roberts Boulevard, Kennesaw, Georgia (“Building”), which Premises are more fully identified in the Lease.  Capitalized terms used herein, unless otherwise defined in this Work Letter, shall have the respective meanings assigned to them in the Lease.

For and in consideration of the agreement to lease the Premises and the mutual covenants contained herein and in the Lease, Landlord and Tenant hereby agree as follows:

1. Landlord Work. Except for the Construction Allowance and Landlord Work, Landlord shall not be obligated to make or pay for any alterations or improvements to the Premises.

2. Construction Representatives.  Tenant’s representative for construction matters is Mr. Tim Neja (“Tenant’s Representative”), whose notice address is 1655 Roberts Boulevard NW, Kennesaw, Georgia  30144, phone number is 678-290-4540, and e-mail address is neja.tim@cryolife.com.  Landlord’s representative for construction matters is Ms. Tracy Thomas (“Landlord’s Representative”), whose notice address is 1201 Roberts Boulevard, Suite 226, Kennesaw, Georgia 30144, phone number is 770-575-1225, and e-mail address is Tracy.Thomas@transwestern.com.  Tenant may appoint a new Tenant’s Representative by written notice of Landlord, and Landlord may appoint a new Landlord’s Representative by written notice to Tenant.  All notices and deliveries with respect to construction matters will be made to Tenant’s Representative or Landlord’s Representative, as applicable.

3. Tenant Work.  Tenant, at its sole cost and expense, shall perform or cause to be performed the work (the “Tenant Work”) in the Premises provided for in the Plans (as defined in Paragraph 4(c) hereof) submitted to and approved by Landlord.  The Tenant Work shall be constructed in a good and workmanlike fashion, in accordance with the requirements set forth herein and in compliance with all applicable laws, ordinances, rules and other governmental requirements.  Tenant shall commence the construction of the Tenant Work promptly following completion of the preconstruction activities provided for in Paragraphs 4 and 5 below and shall diligently proceed with all such construction.  Tenant and Landlord shall coordinate the Tenant Work and any work being performed by or on behalf of Landlord so as avoid interference with one another or with and other tenants at the Building.

4. Plans and Specifications.

(a)Within twenty (20) business days following the Reference Date of the Lease, Tenant shall cause its architect, which shall be approved by Landlord (“Tenant’s Architect”), to prepare Tenant’s space plans for the Tenant Work sufficient to convey the architectural design of the Premises, including, without limitation, the location of doors, partitions, electrical and telephone outlets, plumbing fixtures, heavy floor loads and other special requirements (collectively, the "Space Plan").  The Space Plan shall be subject to Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed, provided that such Space Plan complies with the requirements of this Paragraph 4.

(b)Tenant shall cause Tenant’s Architect to prepare from Tenant's approved Space Plan, complete plans and specifications (the “Plans and Specifications”) within thirty (30) days after Landlord approves the Space Plan.  The Plans and Specifications shall:

(i)be compatible with the Building structure and mechanical systems therein and with the design, construction and equipment of the Building;

(ii)comply with all federal, state and local laws, orders, statutes, requirements and ordinances, all building, plumbing, electrical, fire and other codes and rules and regulations of governmental entities, and any laws of like import, including, but not limited to, the ADA and all regulations and orders promulgated pursuant to the ADA (the “Governmental Requirements”);

(iii)comply with all applicable industry standard insurance regulations as well as any insurance requirements peculiar to the Project of which Landlord has given Tenant notice; and

(iv)be consistent with the approved Space Plan.

Landlord shall approve or disapprove Tenant’s proposed Plans and Specifications within ten (10) business days after receipt from Tenant.  Such approval shall not be unreasonably withheld, conditioned or delayed by Landlord.  If Landlord shall disapprove of any portion of the proposed Plans and Specifications within such review period, Landlord shall advise Tenant of the reasons therefor in reasonable detail by written notice.  Tenant shall within ten (10) business days submit to Landlord, for Landlord's approval (which approval will not be unreasonably withheld, delayed or conditioned), a redesign of the proposed Plans and Specifications, incorporating the revisions required by Landlord.  Landlord agrees not to unreasonably withhold its approval of the Plans and Specifications; provided, however, that Landlord shall not be deemed to have acted unreasonably if it withholds its consent because, in Landlord’s opinion:  (1) the Tenant Work is likely to adversely affect Building systems, the structure of the Building or the safety of the Building and its occupants; (2) the Tenant Work would increase the cost of services furnished by Landlord to Tenant or other tenants; (3) the Tenant Work would increase the cost of operating the Building; (4) the Tenant Work would violate any Governmental Requirements; (5) the Tenant Work contains or uses hazardous or toxic materials; (6) the Tenant Work would adversely affect the  appearance of the Building; or (7) the Tenant Work would adversely affect another tenant’s premises.  The foregoing reasons, however, shall not be exclusive of the reasons for which Landlord may withhold consent, whether or not such other reasons are similar to or dissimilar from the foregoing.  Landlord shall cooperate with Tenant by discussing or reviewing preliminary plans and specifications, at Tenant’s request, prior to completion of the full, final detailed Plans and Specifications in order to expedite preparation of the final Plans and Specifications and the approval process.

(c)Tenant shall be solely responsible for the content of the Space Plan and the Plans and Specifications (collectively, the “Plans”) and the coordination thereof with the Building design.  Landlord’s approval of any Plans is not a warranty, covenant or assurance by Landlord that:  (i) the equipment and/or systems shown therein will function as designed; (ii) the Plans will be sufficient for the issuance of any required permits; (iii) the Plans comply with any Governmental Requirements; or (iv) that the Tenant Work will not interfere with or adversely affect any Building systems.  With respect to the Tenant Work, Tenant shall be solely responsible for compliance with all Governmental Requirements.  Notwithstanding the foregoing, if Landlord reasonably determines at any time that the Tenant Work described on the Plans does or will unreasonably interfere with and/or otherwise adversely affect any Building systems or does not or will not comply with any Governmental Requirements, then such drawings shall be amended, at Tenant ’s cost, so that the Tenant Work will not interfere with, and/or otherwise adversely affect such Building systems and/or will not violate any Governmental Requirements, and Tenant shall be responsible for any delay arising in connection therewith.  The Plans and Specifications shall also be revised, and the Tenant Work shall be changed, to incorporate any work required in the Premises by any local governmental field inspector.

5. Preconstruction Activities.

(a)Prior to commencing the Tenant Work, Tenant shall submit the following information and items to Landlord for Landlord’s review and approval:

(i)a detailed construction schedule containing the major components of the Tenant Work and the approximate time required for each such component, including the scheduled commencement date of construction of the Tenant Work, milestone dates and the estimated date of completion of construction;

(ii)an itemized statement of the estimated construction cost, including permits and architectural and engineering fees;

(iii)the names and addresses of Tenant’s contractors (and the contractors’ subcontractors) to be engaged by Tenant for the Tenant Work (“Tenant’s Contractors”) in conformance with Article 6 of the Lease; Landlord has the right to approve or disapprove Tenant’s Contractors, which approval shall not be unreasonably withheld, conditioned or delayed by Landlord; Tenant shall not employ as Tenant’s Contractors any persons or entities so disapproved by Landlord; if Landlord has affirmatively approved only certain contractor(s) and/or subcontractor(s) from Tenant’s list, Tenant shall employ as Tenant’s Contractors only those persons or entities so approved; Landlord may, at its election, designate a list of approved contractors for performance of work involving electrical, mechanical, plumbing or life-safety systems, from which Tenant must select Tenant’s Contractors for such work; and

(iv)certified copies of insurance policies or certificates of insurance as hereinafter described.  Tenant shall not permit Tenant’s Contractors to commence work until the required insurance has been obtained and certified copies of policies or certificates have been delivered to Landlord.

Tenant will update such information and items by notice to Landlord of any changes.

(b)No Tenant Work shall be undertaken or commenced by Tenant in the Premises until:

(i)the Plans have been submitted to and approved by Landlord;

(ii)the necessary building permits have been obtained by Tenant;

(iii)all required insurance coverages have been obtained by Tenant (failure of Landlord to receive evidence of such coverage upon commencement of the Tenant Work shall not waive Tenant’s obligations to obtain such coverages.);

(iv)items required to be submitted to Landlord prior to commencement of construction of the Tenant Work have been so submitted and have been approved, where required; and

(v)Landlord has given written notice that the Tenant Work can proceed, subject to such reasonable conditions as Landlord may impose.

6. Delays.  If Tenant fails to deliver, or deliver in sufficient and accurate detail, the information required under Paragraphs 4 and 5 on or before the respective dates specified in Paragraphs 4 and 5, or if Tenant fails to complete the Tenant Work on or before the Rent Commencement Date, Tenant shall be responsible for Rent and all other obligations as set forth in the Lease on and after the Rent Commencement Date, regardless of the degree of completion of the Tenant Work on such date, and no such delay in completion of the Tenant Work shall relieve Tenant of any of its obligations under the Lease.

7. Charges and Fees. Subject to Paragraph 11 below, Tenant shall be responsible for all costs and expenses attributable to the Tenant Work.

8. Change Orders.  All changes to the final Plans requested by Tenant must be approved by Landlord in advance of the implementation of such changes as part of the Tenant Work.  Landlord’s approval shall not be unreasonably withheld, conditioned or delayed.  All delays caused by Tenant-initiated change orders, including, without limitation, any stoppage of work during the change order review process, are solely the responsibility of Tenant and shall cause no delay in the Rent Commencement Date or the other obligations set forth in the Lease.

9. Standards of Design and Construction and Conditions of Tenant’s Performance.  All work done in or upon the Premises by Tenant shall be done according to the standards set forth in Article 6 of the Lease and in this Paragraph 9, except as the same may be modified in the Plans approved by or on behalf of Landlord and Tenant.

(a)Tenant shall obtain, at its own cost and expense, all required building permits and, when construction has been completed, shall obtain, at its own cost and expense, an occupancy permit for the Premises (if issued by the applicable local government authority), a copy of which permit shall be delivered to Landlord.  Tenant’s failure to obtain such permits shall not cause a delay in the Rent Commencement Date or the other obligations set forth in the Lease.

(b)Landlord shall have the right, but not the obligation, to perform on behalf of and for the account of Tenant, subject to reimbursement by Tenant, any work (i) that Landlord deems to be necessary on an emergency basis, (ii) that pertains to structural components, Building systems or the general utility systems for the Building, (iii) that pertains to the erection of temporary safety barricades or signs during construction, or (iv) that pertains to patching of the Tenant Work and other work in the Building.

(c)Tenant shall use only new, first-class materials in the Tenant Work, except where explicitly shown otherwise in the Plans approved by Landlord and Tenant; provided, however, if Tenant elects to do so, Tenant may elect to reuse, without charge, any improvements in the Premises that exist on the Commencement Date.  Notwithstanding the foregoing, Landlord makes no representation or warranty to Tenant that any particular leasehold improvements will be present on the Commencement Date, and Tenant shall accept the Premises from Landlord in its then-current, “as is” condition as of the Commencement Date.  Tenant shall obtain such usual and customary warranties from Tenant’s general contractor of at least one year’s duration from the substantial completion of the Tenant Work against defects in workmanship and materials on all work performed and equipment installed in the Premises as part of the Tenant Work.

(d)Tenant and Tenant’s Contractors, in performing the Tenant Work, shall not unreasonably interfere with other tenants and occupants of the Project.  Tenant and Tenant’s Contractors shall make all efforts and take all steps appropriate to construction activities undertaken in a fully occupied first-class office building so as not to interfere with the operation of the Project and shall, in any event, comply with all reasonable rules and regulations existing from time to time at the Project.  Tenant and Tenant’s Contractors shall take all reasonable precautionary steps to minimize dust, noise and construction traffic and to protect their facilities and the facilities of others affected by the Tenant Work and to properly police same.  Construction equipment and materials are to be kept within the Premises, and delivery and loading of equipment and materials shall be done at such locations and at such time as Landlord shall reasonably direct so as not to burden the construction or operation of the Project.

(e)All contracts for Tenant Work shall be in the name of Tenant, and Tenant shall not permit any liens to be established against the Premises or the Project for Tenant Work.  All Tenant Work is to be performed solely for the benefit of Tenant, and no Tenant’s Contractor shall look to Landlord for satisfaction of any work performed.  Notwithstanding the foregoing, any amounts paid by Landlord to pay for the release of any lien against the Premises or the Project may be deducted from the Construction Allowance or Landlord may invoice such amount as additional rent.

(f)Landlord shall have the right to order Tenant or any of Tenant’s Contractors who violate the requirements imposed on Tenant or Tenant’s Contractors in performing work to cease work and remove its equipment and employees from the Building.  No such action by Landlord shall delay the Rent Commencement Date or the other obligations therein set forth.

(g)There shall be no charges to Tenant for utility costs or charges for any service (including HVAC, hoisting or freight elevator and the like) to the Premises with respect to any period prior to the Rent Commencement Date (on and after the Rent Commencement Date, Tenant shall be obligated to pay for such costs and charges in the manner set forth in the Lease).  Tenant shall arrange and pay for removal of construction debris and shall not place debris in the Building’s waste containers.

(h)Tenant shall permit access to the Premises, and the Tenant Work shall be subject to inspection, by Landlord and Landlord’s architects, engineers, contractors and other representatives at all times during the period in which the Tenant Work is being constructed and installed and following completion of the Tenant Work.

(i)Tenant shall proceed with its work expeditiously, continuously and efficiently.  Tenant shall notify Landlord upon completion of the Tenant Work and shall furnish Landlord and Landlord’s title insurance company with such further documentation as may be necessary under Paragraph 11 below.

(j)Tenant shall have no authority to deviate from the Plans in performance of the Tenant Work, except as authorized by Landlord and Landlord’s Representative in writing.  Tenant shall furnish to Landlord “as-built” drawings of the Tenant Work within thirty (30) days after completion of the Tenant Work.

(k)Intentionally omitted.

(l)Tenant shall impose on and enforce all applicable terms of this Work Letter against Tenant’s Architect and Tenant’s Contractors.

(m)In the event Tenant or Tenant’s Contractor’s damages any portion of the Building, including but not limited to the roof, HVAC system, or any other mechanical system in the Building, Tenant shall promptly repair such item.  Landlord may withhold from payment of the Construction Allowance 125% of the estimated cost of such repairs unless and until Tenant repairs such damage to Landlord’s satisfaction.  If Tenant fails to make such repair within ten (10) business days of Landlord’s notice to Tenant, Landlord may, at its option, effect said repair and deduct the cost thereof, plus a 15% administrative charge, from the Construction Allowance.

10. Insurance and Indemnification.

(a)In addition to any insurance that may be required under the Lease, Tenant shall secure, pay for and maintain or cause Tenant’s Contractors to secure, pay for and maintain during the continuance of construction and fixturing work within the Building or Premises, insurance in the following minimum coverages and limits of liability:

(i)workers’ compensation and employers’ liability insurance with limits of not less than $500,000.00, or such higher amounts as may be required from time to time by any employee benefit acts or other statutes applicable where the work is to be performed, and in any event sufficient to protect Tenant’s Contractors from liability under the aforementioned acts;

(ii)commercial general liability insurance (including contractors’ protective liability) in an amount not less than $2,000,000.00 per occurrence, whether involving bodily injury liability (or death resulting therefrom) or property damage liability or a combination thereof with a minimum aggregate limit of $2,000,000.00, and with umbrella coverage with limits not less than $10,000,000.00.  Such insurance shall provide for explosion and collapse, completed operations coverage and broad form blanket contractual liability coverage and shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others and arising from its operations under the contracts whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

(iii)comprehensive automobile liability insurance, including the ownership, maintenance and operation of any automotive equipment, owned, hired or non-owned, in an amount not less than $500,000.00 for each person in one accident and $1,000,000.00 for injuries sustained by two or more persons in any one accident, and property damage liability in an amount not less than $1,000,000.00 for each accident.  Such insurance shall insure Tenant’s Contractors against any and all claims for bodily injury, including death resulting therefrom, and damage to the property of others arising from its operations under the contracts, whether such operations are performed by Tenant’s Contractors or by anyone directly or indirectly employed by any of them;

(iv)“all risk” builder’s risk insurance upon the entire Tenant Work to the full insurable value thereof.  This insurance shall include the interests of Landlord and Tenant (and their respective contractors and subcontractors of any tier to the extent of any insurable interest therein) in the Tenant Work and shall insure against the perils of fire and extended coverage and shall include “all risk” builder’s risk insurance for physical loss or damage including, without duplication of coverage, theft, vandalism and malicious mischief.  If portions of the Tenant Work are stored off the site of the Building or if in transit to the site to the Building any portions of the Tenant Work are not covered under said “all risk” builder’s risk insurance, then Tenant shall effect and maintain similar property insurance on such portions of the Tenant Work.  Any loss insured under said “all risk” builder’s risk insurance is to be adjusted with Landlord and Tenant and made payable to Landlord as trustee for the insureds, as their interests may appear.

All policies (except the workers’ compensation policy) shall be endorsed to include as additional insured parties Landlord, its trustee, partners, directors, officers, employees and agents, Landlord’s contractors, Landlord’s architects, and such additional persons as Landlord may designate.  The waiver of subrogation provisions contained in the Lease shall apply to all insurance policies (except the workers’ compensation policy) to be obtained by Tenant pursuant to this Paragraph.  The insurance policy endorsements shall also provide that all additional insured parties shall be given thirty (30) days’ prior written notice of any reduction, cancellation or non-renewal of coverage (except that ten (10) days’ notice shall be sufficient in the case of cancellation for nonpayment of premium) and shall provide that the insurance coverage afforded to the additional insured parties thereunder shall be primary to any insurance carried independently by said additional insured parties.  Additionally, where applicable, each policy shall contain a cross-liability and severability of interest clause.

(b)Without limitation of the indemnification provisions contained in the Lease, to the fullest extent permitted by law, Tenant agrees to indemnify, protect, defend and hold harmless Landlord, Landlord’s contractors and Landlord’s architects and their partners, directors, officers, employees and agents, from and against all claims, liabilities, losses, damages and expenses of whatever nature arising out of or in connection with the Tenant Work or the entry of Tenant or Tenant’s Contractors into the Building and the Premises, including, without limitation, mechanics’ liens or the cost of any repairs to the Premises or Building necessitated by activities of Tenant or Tenant’s Contractors and bodily injury to persons or damage to the property of Tenant, its employees, agents, invitees or licensees or others.  It is understood and agreed that the foregoing indemnity shall be in addition to the insurance requirements set forth above and shall not be in discharge of or in substitution for same or any other indemnity or insurance provision of the Lease.

11. Space Planning Allowance; Construction Allowance; Excess Amounts.

(a)Tenant shall be responsible for the payment of all costs and expenses incurred in connection with the design, development, construction and installation of the Tenant Work (the “Tenant Costs”) except to the extent of the Space Planning Allowance and the Construction Allowance.  If the total budgeted costs of the Tenant Work, as reviewed by Landlord, exceed the Construction Allowance, Tenant shall pay such excess Tenant Costs from Tenant’s own funds.  If the total budgeted costs of the Tenant Work and any other items that are a permitted use of the Construction Allowance exceed the Construction Allowance, Landlord may require Tenant to apply the Construction Allowance to Tenant Costs of the Tenant Work before applying the Construction Allowance to non-construction costs.

(b)Upon Tenant’s satisfaction of all requirements set forth herein, Landlord shall make a dollar contribution of up to $499,600.00 (“Construction Allowance”) for application to the extent thereof to all Tenant Costs which were not reimbursed from the Space Planning Allowance.  If the Tenant Costs exceeds the Construction Allowance, Tenant solely shall have responsibility for the payment of such excess cost.

(c)Landlord shall pay Tenant the Construction Allowance in progress payments, but in no event more than once per month, within twenty (20) business days after (i) Tenant’s Representative has certified the completion of the portion of the Tenant Work for which reimbursement is sought, and Landlord’s Representative has accepted such certification as accurate in all material respects; (ii) Tenant has obtained partial or full lien waivers from its contractor, which lien waivers state that the amounts described on the face of the lien waiver have been paid in full; and (iii) Tenant has submitted reasonably detailed paid invoices and copies of cancelled checks for the amount expended by Tenant on the Tenant Work.  Landlord shall pay Tenant the final disbursement of the Construction Allowance within twenty (20) business days after (i) Tenant’s Architect has certified the completion of the Tenant Work; (ii) Tenant has obtained final lien waivers from Tenant’s Contractors which lien waivers state that the amounts described on the face of the waiver have been paid in full; (iii) Tenant has obtained a certificate of occupancy for the Premises; and (iv) Tenant has submitted reasonably detailed paid invoices and cancelled checks for the amount expended by Tenant on the Tenant Work.  Notwithstanding the foregoing, Landlord shall not be obligated to pay any portion of the

Construction Allowance for Tenant Costs incurred by Tenant with respect to the initial Tenant Work that are submitted to Landlord after December 31, 2015.  Any portion of the Construction Allowance remaining undisbursed after such date shall be governed by the terms of Exhibit E, Sections 1 and 2.

(d)In addition to the Construction Allowance, Landlord shall make a dollar contribution of up $24,980.00 (“Space Planning Allowance”), which will be governed by the same terms and conditions that are applicable to the Construction Allowance, except that the Space Planning Allowance may only be used for costs incurred by Tenant for preparing and revising the Space Plan and Plans, and any unused Space Allowance will belong to Landlord.

12. Miscellaneous.

(a)Except as expressly set forth in this Work Letter or in the Lease, Landlord has no agreement with Tenant and has no obligation to do any work with respect to the Premises.

(b)Time is of the essence under this Work Letter.

(c)This Work Letter shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of a renewal or extension of the original Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

(d)If Tenant fails to make any payment relating to the Tenant Work as required hereunder, then unless Tenant provides evidence reasonably satisfactory to Landlord that Tenant is engaged in a good faith dispute with the Contractor who has not been paid and that Tenant is taking reasonable steps to resolve such dispute and to complete the Tenant Work in a timely fashion, then upon five (5) business days’ notice to Tenant and if not cured within such five (5) business day period, Landlord, at its option, may complete the Tenant Work pursuant to the approved Plans and continue to hold Tenant liable for the costs thereof and all other costs due to Landlord.  Tenant’s failure to pay any amounts owed by Tenant hereunder when due or Tenant’s failure to perform its obligations hereunder shall also constitute a Default under the Lease, and Landlord shall have all the rights and remedies granted to Landlord under the Lease for nonpayment of any amounts owed thereunder or failure by Tenant to perform its obligations thereunder.

(e)Notices under this Work Letter shall be given in the same manner as under the Lease.

(f)THE LIABILITY OF LANDLORD HEREUNDER OR UNDER ANY AMENDMENT HERETO OR ANY INSTRUMENT OR DOCUMENT EXECUTED IN CONNECTION HEREWITH (INCLUDING, WITHOUT LIMITATION, THE LEASE) SHALL BE LIMITED TO AND ENFORCEABLE SOLELY AGAINST LANDLORD’S INTEREST IN THE BUILDING.

(g)The headings set forth herein are for convenience only.

(h)This Work Letter sets forth the entire agreement of Tenant and Landlord regarding the Tenant Work.  This Work Letter may only be amended if in writing and duly executed by both Landlord and Tenant.

EXHIBIT C -- COMMENCEMENT DATE MEMORANDUM

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

COMMENCEMENT DATE MEMORANDUM

THIS MEMORANDUM, made as of __________, 20__, by and between ROBERTS BOULEVARD, LLC, a Georgia limited liability company (“Landlord”), and CRYOLIFE, INC., a Florida corporation (“Tenant”).

Recitals:

A.Landlord and Tenant are parties to that certain Lease, dated for reference _________, 2014 (the “Lease”) for certain premises (the “Premises”) consisting of approximately ________ square feet at the building commonly known as ________________.

B.Tenant is in possession of the Premises and the Term of the Lease has commenced.

C.Landlord and Tenant desire to enter into this Memorandum confirming the Commencement Date, the Termination Date and other matters under the Lease.

NOW, THEREFORE, Landlord and Tenant agree as follows:

1.The actual Commencement Date is ________________.

2.The actual Rent Commencement Date is ________________.

3.The actual Termination Date is ____________________.

4.The schedule of the Annual Rent and the Monthly Installment of Rent set forth on the Reference Pages is deleted in its entirety, and the following is substituted therefor:

[insert rent schedule]

5.Capitalized terms not defined herein shall have the same meaning as set forth in the Lease.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year first above written.

LANDLORD:	TENANT:

C1

ROBERTS BOULEVARD, LLC, a Georgia limited liability company	CRYOLIFE, INC., a Florida corporation
By:DO NOT SIGN - SAMPLE ONLY	By:DO NOT SIGN - SAMPLE ONLY
Name:	Name:
Title:	Title:
Dated: , 20	Dated:, 20

D-2

EXHIBIT D -- RULES AND REGULATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

1. No sign, placard, picture, advertisement, name or notice shall be installed or displayed on any part of the outside or inside of the Building without the prior written consent of the Landlord.  Landlord shall have the right to remove, at Tenant’s expense and without notice, any sign installed or displayed in violation of this rule.  All approved signs or lettering on doors and walls shall be printed, painted, affixed or inscribed at Tenant’s expense by a vendor designated or approved by Landlord.  In addition, Landlord reserves the right to change from time to time the format of the signs or lettering and to require previously approved signs or lettering to be appropriately altered.

2.If Landlord objects in writing to any curtains, blinds, shades or screens attached to or hung in or used in connection with any window or door of the Premises, Tenant shall immediately discontinue such use.  No awning shall be permitted on any part of the Premises.  Tenant shall not place anything or allow anything to be placed against or near any glass partitions or doors or windows which may appear unsightly, in the opinion of Landlord, from outside the Premises.

3.Tenant shall not obstruct any sidewalks, halls, passages, exits, entrances, elevators, or stairways of the Building. No tenant and no employee or invitee of any tenant shall go upon the roof of the Building without Landlord's consent, which shall not be unreasonably withheld, conditioned or delayed by Landlord, and subject to such reasonable requirements that Landlord may impose regarding alterations, protection of persons and property, non-violation of applicable roof warranties, insurance and other reasonable requirements.

4.Any directory of the Building, if provided, will be exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names. There shall be no charge to Tenant for Tenant’s directory listings.  Landlord agrees that Tenant shall be entitled to use all of the Building directory space and to have listings for multiple persons employed by Tenant and based in the Premises.

5.All cleaning and janitorial services for the Building and the Premises shall be provided exclusively through Landlord, unless Tenant elects to take over and to contract and pay directly for such cleaning and janitorial services in all and/or in selected special use areas of the Premises, which Landlord agrees Tenant may elect to do at Tenant’s sole cost and expense.  Tenant shall not cause any unnecessary labor by carelessness or indifference to the good order and cleanliness of the Premises.  Landlord shall not in any way be responsible to any Tenant for any loss of property on the Premises, however occurring, or for any damage to any Tenant’s property by the janitor or any other employee or any other person.

6.The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed.  No foreign substance of any kind whatsoever shall be thrown into any of them, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose employees or invitees, shall have caused it.

7.Tenant shall store all its trash and garbage within its Premises.  Tenant shall not place in any trash box or receptacle any material which cannot be disposed of in the ordinary and customary manner of trash and garbage disposal.  All garbage and refuse disposal shall be made in accordance with directions issued from time to time by Landlord. Tenant will comply with any and all recycling procedures designated by Landlord.

8.Landlord will furnish Tenant two (2) keys free of charge to each door in the Premises that has a passage way lock.  Landlord may charge Tenant a reasonable amount for any additional keys, and Tenant shall not make or have made additional keys on its own. Tenant shall not alter any lock or install a new or additional lock or bolt on any door of its Premises.  Tenant, upon the termination of its tenancy, shall deliver to Landlord the keys of all doors which have been furnished to Tenant, and in the event of loss of any keys so furnished, shall pay Landlord therefor.

9.If Tenant requires telephone, data, burglar alarm or similar service, the cost of purchasing, installing and maintaining such service shall be borne solely by Tenant.  No boring or cutting for wires will be allowed without the prior written consent of Landlord.

10.No equipment, materials, furniture, packages, bulk supplies, merchandise or other property will be received in the Building or carried in the elevators except between such hours and in such elevators as may be designated by Landlord.  The persons employed to move such equipment or materials in or out of the Building must be acceptable to Landlord.

11.Tenant shall not place a load upon any floor which exceeds the load per square foot which such floor was designed to carry and which is allowed by law.  Heavy objects shall stand on such platforms as determined by Landlord to be necessary to properly distribute the weight.  Business machines and mechanical equipment belonging to Tenant which cause noise or vibration that may be transmitted to the structure of the Building or to any space in the Building to such a degree as to be objectionable to Landlord or to any tenants shall be placed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate the noise or vibration. Landlord will not be responsible for loss of or damage to any such equipment or other property from any cause, and all damage done to the Building by maintaining or moving such equipment or other property shall be repaired at the expense of Tenant.

12.Landlord shall in all cases retain the right to control and prevent access to the Building of all persons whose presence in the judgment of Landlord would be prejudicial to the safety, character, reputation or interests of the Building and its tenants, provided that nothing contained in this rule shall be construed to prevent such access to persons with whom any tenant normally deals in the ordinary course of its business, unless such persons are engaged in illegal activities.  Landlord reserves the right to exclude from the Building between the hours of 7:00 p.m. and 7:00 a.m. the following day, or such other hours as may be established from time to time by Landlord, and on Sundays and legal holidays, any person unless that person is known to the person or employee in charge of the Building and has a pass or is properly identified.  Tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.  Landlord shall not be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

13.Tenant shall not use any method of heating or air conditioning other than that supplied or approved in writing by Landlord. Any approval for special or supplemental heating and air conditioning shall not be unreasonably withheld, conditioned or delayed by Landlord.

14.Tenant shall not waste electricity, water or air conditioning.  Tenant shall keep corridor doors closed. Tenant shall close and lock the doors of its Premises and entirely shut off all water faucets or other water apparatus and electricity, gas or air outlets before Tenant and its employees leave the Premises.  Tenant shall be responsible for any damage or injuries sustained by other tenants or occupants of the Building or by Landlord for noncompliance with this rule.

15.Tenant shall not install any radio or television antenna, satellite dish, loudspeaker or other device on the roof or exterior walls of the Building without Landlord’s prior written consent, which consent may be withheld in Landlord’s sole discretion, and which consent may in any event be conditioned upon Tenant’s execution of Landlord’s standard form of license agreement.  Tenant shall be responsible for any interference caused by such installation.

16.Tenant shall not mark, drive nails, screw or drill into the partitions, woodwork, plaster, or drywall (except for pictures, tack boards and similar office uses) or in any way deface the Premises.  Tenant shall not cut or bore holes for wires.  Tenant shall not affix any floor covering to the floor of the Premises in any manner except as approved by Landlord.  Tenant shall repair any damage resulting from noncompliance with this rule.

17.Tenant shall not install, maintain or operate upon the Premises any vending machine without Landlord’s prior written consent,  which consent shall not be unreasonably withheld or delayed by Landlord, except that Tenant may install food and drink vending machines solely for the convenience of its employees.

18.No cooking shall be done or permitted by any tenant on the Premises, except that Underwriters’ Laboratory approved microwave ovens or equipment for brewing coffee, tea, hot chocolate and similar beverages shall be permitted provided that such equipment and use is in accordance with all applicable federal, state and city laws, codes, ordinances, rules and regulations.

19.Tenant shall not use in any space or in the public halls of the Building any hand trucks except those equipped with the rubber tires and side guards or such other material-handling equipment as Landlord may approve.  Tenant shall not bring any other vehicles of any kind into the Building.

20.Tenant shall not permit any motor vehicles to be washed or mechanical work or maintenance of motor vehicles to be performed in any parking lot.

21.Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.  Tenant requests for services must be submitted to the Building office by an authorized individual.  Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instruction from Landlord, and no employee of Landlord will admit any person (Tenant or otherwise) to any office without specific instructions from Landlord.

22.Tenant shall not permit smoking or carrying of lighted cigarettes or cigars other than in areas designated by Landlord as smoking areas, as shown on the site plan attached hereto as Exhibit G hereto and incorporated herein by this reference.

23.Canvassing, soliciting, distribution of handbills or any other written material in the Building is prohibited and each tenant shall cooperate to prevent the same.  No tenant shall solicit business from other tenants or permit the sale of any good or merchandise in the Building without the written consent of Landlord.

24.Tenant shall not permit any animals other than service animals, e.g. seeing-eye dogs, to be brought or kept in or about the Premises or any common area of the Building.

25.These Rules and Regulations are in addition to, and shall not be construed to in any way modify or amend, in whole or in part, the terms, covenants, agreements and conditions of any lease of any premises in the Building. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all of the tenants of the Building.

26.Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be reasonably necessary for safety and security, for care and cleanliness of the Building, and for the preservation of good order in and about the Building; provided, however, that, in the case of any conflict between such rules and regulations and the Lease, the provisions of the Lease shall control.  Tenant agrees to abide by all such rules and regulations herein stated and any additional rules and regulations which are adopted. Tenant shall be responsible for the observance of all of the foregoing rules by Tenant’s employees, agents, clients, customers, invitees and guests.

(REMAINDER OF THE PAGE LEFT INTENTIONALLY BLANK)

EXHIBIT E – SPECIAL PROVISIONS

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

1.Unused Allowance.  After completion of the Tenant Work in accordance with Exhibit B hereof, and provided that there does not exist an Event of Default under this Lease or a situation which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Lease, Tenant may elect to add any unused portion of the Construction Allowance, up to a maximum of $249,800.00 (the “Unused Allowance Cap”), to the “Moving Allowance” (as hereinafter defined).  Any portion of the Construction Allowance in excess of the Unused Allowance Cap remaining unused after completion of the Tenant Work shall be paid by Landlord to Tenant within thirty (30) days after the completion of the Tenant Work.

2.Moving Allowance.  Landlord shall provide to Tenant a moving allowance of up to $24,980.00 (the “Moving Allowance”).  Such Moving Allowance, plus any other sums added to the Moving Allowance under other provisions of this Lease (including, without limitation, under Article 1 above), will be paid to reimburse Tenant for actual out-of-pocket moving expenses, costs incurred to purchase and install cabling for telephone and computer systems within the Premises and costs incurred to purchase and/or install furniture, fixtures and equipment for use within the Premises, provided that Tenant submits paid invoices for such expenses to Landlord within six (6) months after the Commencement Date.  Any portion of the Moving Allowance (including, without limitation, any portion of the Construction Allowance added to the Moving Allowance) remaining unapplied after the date that is six (6) months after the Commencement Date shall belong to Landlord.

3.Rental Concession.  Provided that there does not exist an Event of Default that remains uncured beyond any applicable notice or cure period, Tenant shall be entitled to a conditional abatement (the “Rental Concession”) of one-half (1/2) of each Monthly Installment of Rent which would otherwise be due for the first (1st) twenty-four (24) full calendar months of the Term (the “Abatement Period”) (although the full amounts of Annual Rent shall continue to accrue during such period). Subject to the terms set forth below, Landlord and Tenant hereby acknowledge and agree that, as a result of the Rental Concession: (i) the amount of each Monthly Installment of Rent payable by Tenant with respect to each month during the first (1st) twelve (12) full calendar months of the Term shall be $17,954.38; and (ii) the amount of each Monthly Installment of Rent payable by Tenant with respect to each month during the thirteenth (13th) through the twenty-fourth (24th) full calendar months of the Term shall be $18,401.94.  Notwithstanding the foregoing, Tenant shall be obligated to pay all additional rent and all other charges due under this Lease for such period.  Landlord and Tenant hereby acknowledge and agree that the abatement described in this paragraph is a rent concession in an amount equal to $436,275.60 in total.  Notwithstanding anything contained herein to the contrary, if any Event of Default occurs and remains uncured beyond any applicable notice or cure period: (a) the portion of the Rental Concession which has not been used by Tenant as of the date of the occurrence of such Event of Default shall automatically terminate and become null and void; (b) after the

E1

occurrence of any such Event of Default, Tenant shall no longer be entitled to any rent concession or abatement of rent described in this paragraph, and Tenant shall thereafter pay all Annual Rent when due under this Lease, without regard to the rent abatement provisions of this Lease; and (c) a portion of the amount of the Rental Concession which has been used by Tenant as of the date of the occurrence of such Event of Default which has not been cured may be subject to recapture by Landlord as part of the Unamortized Amount under Section 19.3 of this Lease.

4Loading Dock; Trucks.

(i)Landlord and Tenant acknowledge that the Tenant Work will include the installation of a loading dock for the Building (the “Loading Dock”), which shall become a part of and remain with the Building upon expiration or termination of this Lease.  The type, location, dimensions, materials, method of installation and all other specifications relating to the Loading Dock shall be reflected in the Plans and Specifications and shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.  Nothing contained in this Article 4 shall be deemed to override any of the requirements of the Work Letter relating to the Plans and Specifications or the Tenant Work (or both).

(ii)Subject to the terms of this Section 4(ii), during the Term, Tenant shall have the right to have trucks park temporarily at the Loading Dock solely for the purpose of loading and unloading.  However, Landlord shall have the right from time to time to promulgate reasonable rules and regulations (and to modify, amend or supplement such rules and regulations from time to time) regarding such trucks and the use of the Loading Dock, including, without limitation, with respect to days and hours during which use of the Loading Dock will be permitted, the size, weight and/or type of truck(s) permitted within the Project and the ingress and egress routes to be used by any such trucks (the “Loading Dock Rules”).  In no event shall any such trucks be parked within the Project except during periods of active loading and unloading at the Loading Dock.    Tenant shall at all times comply with the Loading Dock Rules and shall ensure compliance with the Loading Dock Rules by Tenant’s employees, agents, contractors, customers and visitors.  If Tenant fails to comply or cause compliance with the Loading Dock Rules, and if such failure continues for more than five (5) business days after Tenant’s receipt of written notice of such failure, an Event of Default shall be deemed to have occurred.

5Cap on Controllable Operating Expenses.  For the purpose of calculating Tenant’s Proportionate Share (Expenses) of the excess of Expenses paid or incurred in any Lease Year over the Expenses paid or incurred in the Base Year (Expenses), “Controllable Expenses” (as hereinafter defined) for calendar year 2017, and each year thereafter, shall not increase by more than five percent (5%) per annum, on a compounded and cumulative basis, over the actual amount of such “Controllable Expenses” for calendar year 2016.  As used herein, the term “Controllable Expenses” means all Expenses (as “grossed up” pursuant to Section 4.3 of this Lease) other than taxes, insurance, utilities, costs of security, costs of snow removal, costs subject to government regulation, such as minimum wages, and all costs incurred to comply with federal or state laws, municipal or county ordinances or codes or regulations promulgated under any of the same that first come into effect or are first applied to the Project after the Lease Reference Date.  By way of illustration of the foregoing, in calendar year 2018, the Controllable

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Expenses shall not exceed the amount determined by the following formula, when “X” equals the actual amount of the Controllable Operating Expenses for calendar year 2016:

X times 1.05 times 1.05 = maximum amount of Controllable Expenses for calendar year 2018.

Thus, if Controllable Operating Expenses for 2016 are $4.00 per rentable square foot on a “grossed up” basis, the maximum amount of Controllable Expenses for calendar year 2018 would be $4.00 x 1.05 x 1.05 = $4.41 per rentable square foot.  Notwithstanding anything contained herein to the contrary, this Article 5 shall not apply to the calculation of any amounts due as Tenant’s Proportionate Share (Taxes) of the excess of Taxes paid or incurred in any Lease Year over the Taxes paid or incurred in the Base Year (Taxes).

6.Signage.

(i)Subject to the terms of this Article 6, Tenant shall be entitled to place its name and logo on the existing monument sign for the Building located adjacent to Roberts Boulevard, on an exclusive basis.  Tenant shall be responsible for the cost of the installation and the design and manufacture of its name and logo for the monument sign. Tenant shall also be responsible, at its sole cost and expense, for obtaining all government approvals and permits, if any, required for the installation of Tenant’s name and logo on the monument sign.  The installation, size and design of Tenant’s name and logo shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed by Landlord.  Landlord hereby approves the Tenant signage schematic attached hereto as Exhibit I and incorporated herein by this reference.

(ii)Subject to the terms of this Article 6, so long as Tenant meets the Occupancy Threshold, Tenant shall also be entitled to place its name and logo on the retaining wall near the base of the stairway providing access to the main entrance of the Building (the “Retaining Wall Sign”).  Tenant shall be responsible for the cost of the installation and the design and manufacture of its name and logo for the Retaining Wall Sign.  Tenant shall also be responsible, at its sole cost and expense, for obtaining all government approvals and permits, if any, required for the installation of Tenant’s name and logo in such area.  The exact location, as well as the installation, size and design, of Tenant’s name and logo shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed by Landlord.

(iii)Tenant shall be deemed to have met the “Occupancy Threshold” at any time that Tenant and/or any Tenant Affiliate is leasing and occupying at least sixty percent (60%) of the entire leaseable area of the Building.  For purposes of determining whether the Occupancy Threshold has been met by Tenant in this Article 6, any portion of the Premises that is subject to a sublease to any party other than a Tenant Affiliate shall not be considered to be occupied by Tenant.

(iv)The signage rights granted under this Article 6 are for the exclusive benefit of the Tenant executing this Lease and shall automatically terminate upon any assignment of this Lease to any party other than a Tenant Affiliate.  Landlord shall have the right, at its expense, to install one or more additional monument or other signs outside or on any portion of the Building or Project for use by other tenants.  Upon the expiration or earlier termination of this Lease,  or at

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any earlier date upon which the leasing and occupancy of Tenant in the Building falls below the Occupancy Threshold,  Tenant shall, at its sole cost and expense, removal all of the signage installed pursuant to this Article 6 and repair any damage to the monument sign or the retaining wall (as applicable) caused by such removal.  If Tenant fails to timely complete such removal and/or to timely repair any damage caused by the removal of such items, Landlord may do so and may charge the cost thereof to Tenant.    Notwithstanding the foregoing, Tenant shall not be required to remove any of its signs: (a) solely as a result of any failure to meet the Occupancy Threshold during the period prior to the Rent Commencement Date; or (b) if Tenant is prevented from meeting the Occupancy Threshold solely due to the existence of unrepaired casualty damage.

7.Security: Lessee shall have the right to have a security guard, at Tenant’s cost, in the lobby of the Building as well as install cardkey access to the Building; provided, however, that Tenant shall provide Landlord with cardkeys to access the Building.   .

8.Right of First Offer.  Tenant shall have a continuing right of first offer (“First Offer Right”) to lease any space within that certain building within the Project adjacent to the Building and commonly known as “Building A,” the location of which is as shown on Exhibit F attached hereto and by this reference made a part hereof (“First Offer Space”).

(i)Tenant shall not be entitled to exercise a First Offer Right if, at the time of the exercise of the First Refusal Right, there exists an Event of Default that remains uncured beyond any applicable notice or cure period.

(ii)(a)If the First Offer Space, or a portion thereof, has or will become available, Landlord shall deliver written notice to Tenant (the “First Offer Notice”) of the availability of such portion of the First Offer Space.  The First Offer Notice shall specify the approximate location and rentable square footage of the portion of the First Offer Space which has or will become available, the proposed Term for such portion of the First Offer Space, and the proposed Annual Rent and other economic terms for the lease of such space, which proposed Term, Annual Rent and other economic terms shall be as set forth in Section 8(iv) below.

(b)Tenant shall have ten (10) days from its receipt of the First Offer Notice to notify Landlord in writing (the “Exercise Notice”)  that Tenant desires to lease the specified portion of the First Offer Space.  If Tenant does so exercise its First Offer Right by notifying Landlord within such ten (10) day period, that portion of the First Offer Space shall be added to the Premises in accordance with the provisions of this Article 8.  If Tenant does not exercise such First Offer Right or fails to notify Landlord within such ten (10) day period of its election, Landlord shall thereafter have the right to lease that portion of the First Offer Space to any prospective tenant on any terms and conditions that are not materially more favorable to a prospective tenant than those offered to and declined (or deemed declined by failure to timely exercise the First Offer Right) by Tenant.  Terms and conditions shall be deemed to be “materially more favorable” if the effective rental rate is less than ninety percent (90%) of the effective rental rate set forth in the First Offer Notice.  If the terms and conditions are materially more favorable to the prospective tenant, then Landlord must provide a new First Offer Notice to Tenant.    However, if Landlord leases such portion of the First Offer Space to another tenant on terms and conditions that are not materially more favorable, this First Offer Right and the First

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Refusal Right shall expire and be of no further force or effect as to such portion of the First Offer Space.

(iii)The phrase “has or will become available” shall mean such time when a portion of the First Offer Space is not (or will not be) subject to an existing lease, an extension option or an expansion option in favor of any tenant of the Project.  In the event that any portion of the First Offer Space will become available due to the scheduled expiration date of a lease, Landlord shall be entitled to give Tenant a First Offer Notice of the availability of such portion of the First Offer Space on or after the date which is twelve (12) months prior to the expiration date of such lease.

(iv)If Tenant exercises any First Offer Right, the terms of the Lease for the Offered Space will be as follows:

(a)The commencement date of this Lease for any portion of the First Offer Space for which Tenant has exercised a First Offer Right shall be the date for commencement set forth in the First Offer Notice.  The Term of the Lease with respect to the First Offer Space shall be coterminous with the Term of the Lease for the Premises.

(b)The Annual Rent which will be payable by Tenant with respect to such space shall be the Fair Market Value Annual Rent (as defined in Article 11 below) as determined by Landlord in its sole, but reasonable discretion.

(c)Tenant shall pay with respect to the First Offer Space all additional rent and all other charges set forth in this Lease [without limiting the generality of the foregoing, the Base Year (Expenses) and Base Year (Taxes) applicable to such space shall be the same as is applicable to the original Premises under this Lease].

(d)Tenant will accept such First Offer Space in its then-current, “as is” condition without any obligation of Landlord to improve, alter or remodel the First Offer Space.    However, the Fair Market Value Annual Rent may include a market rate improvement allowance, if such allowances are given in connection with similar space in Building  A, or, if applicable, in “Comparable Buildings” (as hereinafter defined), taking into account that Tenant is exercising an option to expand the Premises.

(v)Upon exercise of the First Offer Right by Tenant, and the determination of the Annual Rent and other terms with respect to the First Offer Space, Landlord and Tenant, upon demand of either of them, shall enter into either (at Landlord’s option) an amendment to this Lease adding such First Offer Space to the Premises or a new lease for the First Offer Space.  Such amendment or new lease shall set forth the Annual Rent and other terms with respect to the First Offer Space (all of which shall be determined as set forth above in this Article 8), provided that failure to enter into any such amendment shall not affect Tenant’s obligation to pay Annual Rent and all additional rent due for such First Offer Space.  If Landlord elects to require Tenant to enter into a new lease for the First Offer Space, such new lease will be in a form substantially similar to this Lease, but with appropriate changes to reflect the terms of this Article 8, provided that, unless specifically required under the terms of this Article 8, such new lease will not include the provisions contained in these Special Provisions.  If Tenant properly exercises a First Offer

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Right but thereafter, for any reason (except for delays caused by Landlord), does not enter into such an amendment or new lease or provide its written comments thereto within fifteen (15) days after its submission to Tenant by Landlord, and if such failure continues for more than five (5) days after written notice to Tenant demanding the execution of such amendment or new lease, Landlord shall have the option, by written notice to Tenant, to elect to cancel Tenant’s exercise of its First Offer Right and, if Landlord so elects, Landlord will be free to rent such First Offer Space to any other prospective tenant.

(viii)The termination, cancellation or surrender of this Lease shall terminate any rights of Tenant pursuant to this Article 8.  This First Offer Right is provided to Tenant for the exclusive benefit of Tenant and shall terminate upon the sublease of all or any portion of the Premises, or upon the assignment of the Lease, to any party other than a Tenant Affiliate.  In addition, this First Offer Right shall be of no force or effect (and Landlord shall not be obligated to give a First Offer Notice)  during any period in which: (A) the Extension Option has previously been exercised or is otherwise void, inactive or unavailable and there are less than three (3) years remaining in the Term after the projected rent commencement date for the First Offer Space; or (B) the “Landlord” under this Lease is not also the owner of the First Offer Space.

(ix)Notwithstanding anything contained herein to the contrary, Tenant shall have no right to exercise the First Offer Right at any time when the rent commencement for the First Offer Space is projected to occur less than three (3) years prior to the expiration of the Term of this Lease (exclusive of any unexercised extension or renewal options).  Nothwithstanding the foregoing, if, concurrently with Tenant’s exercise of the First Offer Right, Tenant exercises an Extension Option pursuant to Section 10(vii) below or Landlord and Tenant agree to a negotiated extension of the Term of this Lease, and, as a result, there will be at least three (3) years remaining in the Term of this Lease as of the projected rent commencement for the First Offer Space, then Tenant will be permitted to exercise the First Offer Right in accordance with the terms of this Article 8.

(x)Notwithstanding any other term or provision of this Lease or this Article 8, express or implied, it is understood and agreed by Tenant that: (a) Tenant’s rights under this Article 8 may be subject and subordinate to existing third party leases in effect with one or more tenants for the First Offer Space or a portion thereof, as of the Lease Reference Date, and Landlord reserves the right to extend the lease expiration date of, or renew, any such third party lease, whether pursuant to the exercise of any extension or renewal option, or otherwise; (b) Tenant’s rights under this Article 8 are subject and subordinate to the right of first refusal encumbering a portion of the First Offer Space consisting of approximately 2,276 rentable square feet and commonly known as Suite 180 set forth in that certain Lease by and between Landlord and EDCO Education, dated November 21, 2013 [the rights Landlord has reserved in clause (a) of this Section 8(x) and the specific right described in clause (b) of this Section 8(x) are herein collectively referred to as “Superior Rights”]; (c) the rights and interests in and to the First Offer Space and all portions thereof granted by Landlord to Tenant in this Article 8 are, in all respects, subject and subordinate to all such Superior Rights and may be wholly or partially rendered void and of no effect by such Superior Rights; (d) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Article 8 with respect to the First Offer Space or any portion thereof by reason of the Superior Rights; and (e) Tenant shall not be entitled to compensation, consolation, consideration, replacement of such

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space or any remedy from or against Landlord by reason of such failure or inability.  Landlord shall not be liable for any failure to give possession of any portion of the First Offer Space by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Lease or extend the Term of this Lease.  However, Landlord does agree to use reasonable diligence to deliver possession of the applicable First Offer Space to Tenant upon the dates described herein; provided, however, that Landlord shall not be obligated to institute eviction or dispossessory proceedings proceedings against any holdover tenants unless the applicable holdover continues for more than one hundred twenty (120) days after the date on which such tenant was required to surrender and vacate the applicable space.

9.Right of First Refusal.  In addition to the First Offer Right, Tenant shall have a continuing right of first refusal (“First Refusal Right”) to lease the First Offer Space.

(i)Tenant shall not be entitled to exercise a First Refusal Right if, at the time of the exercise of the First Refusal Right, there exists an Event of Default that remains uncured beyond any applicable notice or cure period.

(ii)(a)Except as set forth in Article 8 above, if the First Offer Space, or a portion thereof, has or will become available, and Landlord has an offer or proposal to lease all or part of such First Offer Space from a “bona fide” prospect (the “Prospect”) which Landlord is willing to accept, Landlord shall deliver written notice to Tenant (the “First Refusal Notice”) of the availability of such portion of the First Offer Space.  The First Refusal Notice shall specify the approximate location and rentable square footage of the portion of the First Offer Space which has or will become available, the proposed Term and the proposed Annual Rent and other economic terms for the lease of such space, which proposed Term, Annual Rent and other economic terms shall be as set forth in Section 9(iii) below.  If the Prospect is interested in combining all or part of the First Offer Space with other space in the Project, Landlord shall also specify such additional space in its First Refusal Notice to Tenant.  The portion of the First Offer Space, plus such additional space, if any, is hereinafter referred to as the “Offered Space.”

(b)Tenant shall have ten (10) days from its receipt of the First Refusal Notice to notify Landlord in writing (the “Exercise Notice”)  that Tenant desires to lease the Offered Space.  If Tenant does so exercise its First Refusal Right by notifying Landlord within such ten (10) day period, the Offered Space shall be added to the Premises in accordance with the provisions of this Article 9.  If Tenant does not exercise such First Refusal Right or fails to notify Landlord within such ten (10) day period of its election, Landlord shall thereafter have the right to lease that portion of the First Offer Space to any prospective tenant on any terms and conditions that are not materially more favorable to a prospective tenant than those offered to and declined (or deemed declined by failure to timely exercise the First Refusal Right) by Tenant.  Terms and conditions shall be deemed to be “materially more favorable” if the effective rental rate is less than ninety percent (90%) of the effective rental rate set forth in the First Refusal Notice.  If the terms and conditions are materially more favorable to the prospective tenant, then Landlord must provide a new First Refusal Notice to Tenant.    However, if Landlord leases such portion of the First Offer Space to another tenant on terms and conditions that are not materially more favorable,  both this First Refusal Right and the First Offer Right shall expire and be of no further force or effect as to such portion of the First Offer Space.

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(iii)If Tenant exercises any First Refusal Right, the terms of the Lease for the Offered Space will be as follows:

(a)The commencement date for such space shall be the date on which the “Offered Space Leasehold Improvements” (as hereinafter defined) have reached a state of Substantial Completion, as determined in accordance with the terms of the “ROFR Work Letter” (as herenafter defined).

(b)The Term of the Lease with respect to the Offered Space shall be coterminous with the Term of the Lease for the Premises.

(c)The Annual Rent which will be payable by Tenant with respect to such space shall be based on the same rate of Annual Rent (on a per rentable square foot basis) payable by Tenant with respect to the original Premises under this Lease (as the same may be adjusted from time to time).

(d)Tenant shall pay with respect to the Offered Space all additional rent and all other charges set forth in this Lease [without limiting the generality of the foregoing, the Base Year (Expenses) and Base Year (Taxes) applicable to such space shall be the same as is applicable to the original Premises under this Lease].

(e)Tenant will accept such Offered Space in its then-current, “as is” condition without any obligation of Landlord to improve, alter or remodel the Offered Space, except that Landlord shall construct certain improvements in and to the Offered Space (the “Offered Space Leasehold Improvements”) in accordance with the terms of the ROFR Work Letter.    Subject to the terms of the ROFR Work Letter, Landlord shall provide a tenant improvement allowance which will be applied to the actual hard and soft costs of Landlord’s construction of improvements in and to the Offered Space (provided that the plans and specifications therefor are first approved by Landlord).  Such tenant improvement allowance will be calculated as follows: (A) if there will be at least seven (7) years remaining in the Term after the projected rent commencement date for the Offered Space, the tenant improvement allowance will be equal to $20.00 per rentable square foot of the Offered Space; (B) if there will be less than seven (7) years, but at least five (5) years, remaining in the Term after the projected rent commencement date for the Offered Space, the tenant improvement allowance will be equal to $15.00 per rentable square foot of the Offered Space; and (C) if there will be less than five (5) years, but at least three (3) years, remaining in the Term after the projected rent commencement date for the Offered Space, the tenant improvement allowance will be equal to $8.00 per rentable square foot of the Offered Space.  In addition, subject to the terms of the ROFR Work Letter, Landlord shall provide a space planning allowance in an amount equal to $1.00 per rentable square foot of the Offered Space multiplied by the “Proration Factor” (as hereinafter defined).    Nothwithstanding the foregoing, if, concurrently with Tenant’s exercise of the First Refusal Right, Tenant exercises an Extension Option pursuant to Section 10(vii) below or Landlord and Tenant agree to a negotiated extension of the Term of this Lease, then, for purposes of determing the applicability of clauses (A) through (C) above, such extension period shall be included in calculating the number of years remaining in the Term after the projected rent commencement date for the Offered Space.

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(f)Tenant shall be entitled to receive a credit against Annual Rent on and subject to the same terms set forth in Article 3 of these Special Provisions, except that: (A) such credit shall be applied only to the Annual Rent due with respect to the Offered Space, and not to the Annual Rent due for any other portion of the Premises; (B) such credit shall be applied commencing on the commencement date for the Offered Space; and (C) the amount of such credit shall be equal to $436,275.60 multiplied by the Proration Factor.

(g)Landlord shall provide a moving allowance in an amount equal to $1.00 per rentable square foot of the Offered Space multiplied by the Proration Factor.  Such moving allowance shall be governed by the terms of Article 2 of these Special Provisions, except that: (A) references to the “Premises” shall be deemed to refer to the Offered Space; and (B) the deadline for the use of such moving allowance will be six (6) months after the commencement date for the Offered Space.

For purposes of this Section 9(iii), the term “Proration Factor” shall mean a fraction, the numerator of which will be the number of whole months projected to remain in the Term of this Lease (exclusive of any extension or renewal options) as of the projected rent commencement date for the Offered Space, and the denominator of which is one hundred thirty-two (132).  To the extent not inconsistent with the foregoing, all other terms and conditions for the lease of the Offered Space shall be those terms, covenants, agreements, provisions and conditions then in effect under this Lease with respect to the original Premises as of the commencement date for the Offered Space (exclusive of tenant improvement allowances, space planning allowances, refurbishment allowances, other allowances, rent abatements, and other concessions applicable to the original Premises).

(iv)Upon exercise of the First Refusal Right by Tenant, and the determination of the Annual Rent, allowances, credits and other terms with respect to the Offered Space, Landlord and Tenant, upon demand of either of them, shall enter into either (at Landlord’s option) an amendment to this Lease adding such Offered Space to the Premises or a new lease for the Offered Space.  Such amendment or new lease shall set forth the Annual Rent, allowances, credits and other terms with respect to the Offered Space (all of which shall be determined as set forth above in this Article 9), provided that failure to enter into any such amendment shall not affect Tenant’s obligation to pay Annual Rent and all additional rent due for such Offered Space.  Such amendment or new lease shall also include the ROFR Work Letter.  If Landlord elects to require Tenant to enter into a new lease for the Offered Space, such new lease will be in a form substantially similar to this Lease, but with appropriate changes to reflect the terms of this Article 9, provided that, unless specifically required under the terms of this Article 9, such new lease will not include the provisions contained in these Special Provisions.  If Tenant properly exercises a First Refusal Right but thereafter, for any reason (except for delays caused by Landlord), does not enter into such an amendment or new lease or provide its written comments thereto within fifteen (15) days after its submission to Tenant by Landlord, and if such failure continues for more than five (5) days after written notice to Tenant demanding the execution of such amendment or new lease, Landlord shall have the option, by written notice to Tenant, to elect to cancel Tenant’s exercise of its First Refusal Right and, if Landlord so elects, Landlord will be free to rent such Offered Space to any other prospective tenant and the First Refusal Right granted to Tenant under this Article 9, as well as the First Offer Right granted to Tenant under Article 8 above, shall immediately expire and be of no

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further force or effect and Tenant shall have no further rights, and Landlord shall have no further obligations, under this Article 9.  As used herein, the term “ROFR Work Letter” means a work letter to be attached to the amendment or new lease to be entered into between Landlord and Tenant under this Section 9(iv) (which work letter will be in a form substantially similar to the Work Letter attached to this Lease as Exhibit B, but with appropriate changes to reflect the terms of this Article 9).

(v)The termination, cancellation or surrender of this Lease shall terminate any rights of Tenant pursuant to this Article 9.  This First Refusal Right is provided to Tenant for the exclusive benefit of Tenant and shall terminate upon the sublease of all or any portion of the Premises, or upon the assignment of the Lease, to any party other than a Tenant Affiliate.  In addition, this First Refusal Right shall be of no force or effect (and Landlord shall not be obligated to give a First Refusal Notice)  during any period in which: (A) the Extension Option has previously been exercised or is otherwise void, inactive or unavailable and there are less than three (3) years remaining in the Term after the projected rent commencement date for the Offered Space; or (B) the “Landlord” under this Lease is not also the owner of the First Offer Space.

(vi)Notwithstanding anything contained herein to the contrary, Tenant shall have no right to exercise the First Refusal Right at any time when the rent commencement for the Offered Space is projected to occur less than three (3) years prior to the expiration of the Term of this Lease (exclusive of any unexercised extension or renewal options).  Nothwithstanding the foregoing, if, concurrently with Tenant’s exercise of the First Refusal Right, Tenant exercises an Extension Option pursuant to Section 10(vii) below or Landlord and Tenant agree to a negotiated extension of the Term of this Lease, and, as a result, there will be at least three (3) years remaining in the Term of this Lease as of the projected rent commencement for the Offered Space, then Tenant will be permitted to exercise the First Refusal Right in accordance with the terms of this Article 9.

(vii)Notwithstanding any other term or provision of this Lease or this Article 9, express or implied, it is understood and agreed by Tenant that: (a) Tenant’s rights under this Article 9 may be subject and subordinate to existing third party leases in effect with one or more tenants for the First Offer Space or a portion thereof, as of the Lease Reference Date, and Landlord reserves the right to extend the lease expiration date of, or renew, any such third party lease, whether pursuant to the exercise of any extension or renewal option, or otherwise; (b) Tenant’s rights under this Article 8 are subject and subordinate to the right of first refusal encumbering a portion of the First Offer Space consisting of approximately 2,276 rentable square feet and commonly known as Suite 180 set forth in that certain Lease by and between Landlord and EDCO Education, dated November 21, 2013 [the rights Landlord has reserved in clause (a) of this Section 9(vii) and the specific right described in clause (b) of this Section 9(vii) are herein collectively referred to as “Superior Rights”]; (c) the rights and interests in and to the First Offer Space and all portions thereof granted by Landlord to Tenant in this Article 9 are, in all respects, subject and subordinate to all such Superior Rights and may be wholly or partially rendered void and of no effect by such Superior Rights; (d) Landlord shall not be liable for the failure or inability of Tenant to exercise or benefit from any or all rights granted in this Article 9 with respect to the First Offer Space or any portion thereof by reason of the Superior Rights; and (e) Tenant shall not be entitled to compensation, consolation, consideration, replacement of such

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space or any remedy from or against Landlord by reason of such failure or inability.  Landlord shall not be liable for any failure to give possession of any portion of the First Offer Space by reason of the unlawful holding over or retention of possession of any previous tenant, tenants or occupants of same, nor shall such failure impair the validity of this Lease or extend the Term of this Lease.  However, Landlord does agree to use reasonable diligence to deliver possession of the applicable First Offer Space to Tenant upon the dates described herein; provided, however, that Landlord shall not be obligated to institute eviction or dispossessory proceedings proceedings against any holdover tenants unless the applicable holdover continues for more than one hundred twenty (120) days after the date on which such tenant was required to surrender and vacate the applicable space.

10.Extension Option.  Provided that there does not exist an Event of Default under this Lease or a situation which, with the giving of notice or the passage of time, or both, would constitute an Event of Default under this Lease, Tenant shall have the option (each an “Extension Option”) to extend the Term for up to two successive periods of five (5) years each (each an “Extension Term”) by giving written notice thereof to Landlord so that Landlord actually receives such written notice before 5:00 p.m., Atlanta, Georgia time on or before the date twelve (12) months prior to the scheduled expiration of the then-current Term (the “Extension Notice Deadline”), but no earlier than fifteen (15) months prior to the scheduled expiration of the then-current Term [except as set forth in Section 10(vii) below].  If Landlord does not actually receive such written extension notice prior to 5:00 p.m., Atlanta, Georgia time on the applicable Extension Notice Deadline, then Tenant shall be deemed to have waived its rights set forth in this Article 7 for the applicable and any subsequent Extension Term (if any), and any such rights, and any obligations of Landlord under this Article 10, shall automatically terminate and be of no further force or effect.  If Landlord does actually receive such written extension notice prior to 5:00 p.m., Atlanta, Georgia time on the applicable Extension Notice Deadline, then, subject to the foregoing, the Term shall be extended for the applicable Extension Term on the following terms and conditions:

(i)The Annual Rental for the first (1st) Extension Term will be as set forth in the following schedule:

Rental Year	Rentable Square Footage	Annual Rent Per Square Foot	Annual Rent	Monthly Installment of Rent
Twelfth	24,980	$22.08	$551,558.40	$45,963.20
Thirteenth	24,980	$22.63	$565,297.40	$47,108.12
Fourteenth	24,980	$23.20	$579,536.00	$48,294.67
Fifteenth	24,980	$23.78	$594,024.40	$49,502.03
Sixteenth	24,980	$24.37	$608,762.60	$50,730.22

(ii)The Annual Rental for the second (2nd) Extension Term will be an amount equal to the Fair Market Value Annual Rent for the Premises for such Extension Term.  If Landlord and Tenant are unable to mutually agree upon the Fair Market Value Annual Rent for the Premises for such Extension Term by the date that is 30 days after the Extension Notice Deadline, then within 7 days after said date, Landlord and Tenant shall mutually appoint a real estate broker that has at least 10 years’ full-time experience in appraising commercial office space within the

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Kennesaw submarket.  If Landlord and Tenant are unable to agree upon a broker, either Landlord or Tenant, after giving 5 days’ prior notice to the other party, may apply to the then president of the Atlanta Board of Commercial Realtors (or its successor) for the selection of a broker who meets the foregoing qualifications, which selection shall be made within 15 days after such application.  The broker selected by the president of the Atlanta Board of Commercial Realtors shall be a person who has not previously acted in any capacity for either party, its affiliates or leasing agents and who meets the above experience qualifications.  Landlord and Tenant shall each, within 7 days after the appointment (either by agreement or selection) of the broker, submit to the broker such party’s determination of the Fair Market Value Annual Rent for such Extension Term,  which, as set forth in Article 11 below, shall take into account all relevant factors [including, without limitation, clauses (iii) and (iv) of this Article 10].  Within 20 days after the expiration of such seven-day period, the broker shall select one of the two submittals as the more reasonable, and if, upon the expiration of such seven-day period, the broker shall have received one party’s submittal but not submittals from both parties, then the broker shall select the submitted terms.  The terms so selected will be the the Fair Market Value Annual Rent, and therefore the Annual Rental, for the second Extension Term.  The broker’s fees, not to exceed $3,000.00, shall be paid by the party other than the party whose submittal was selected.

(iii)Landlord shall have no obligation to make any improvements, decorations or alterations to the Premises, other than Landlord’s existing obligations under the Lease, and Tenant shall accept the Premises in their then current “as-is” condition as of the commencement of the Extension Term.

(iv)Except as set forth in this Article 10, the leasing of the Premises for the Extension Term shall be upon the same terms, covenants, agreements, provisions and conditions of this Lease as are in effect as of the date immediately prior to the commencement of such Extension Term (exclusive of tenant improvement allowances, space planning allowances,  refurbishment allowances, other allowances, rent abatements, and other concessions).  Tenant shall have no option to renew or extend this Lease beyond the expiration of the second (2nd)  Extension Term.

(v)Landlord and Tenant, upon the demand of either of them, shall enter into a supplementary agreement or amendment to this Lease to memorialize the extension of the Term for the applicable Extension Term, provided that failure to enter into any such agreement shall not affect Tenant’s obligation to pay Annual Rent, additional rent or any other amounts due with respect to the applicable Extension Term as determined pursuant to this Article 10.

(vi)The termination, cancellation or surrender of this Lease shall terminate any rights of Tenant pursuant to this Article 10.  This Extension Options are provided to Tenant for the exclusive benefit of Tenant and shall terminate upon the sublease of all or any portion of the Premises to any party other than a Tenant Affiliate or upon the assignment of the Lease to any party other than a Tenant Affiliate.  Tenant shall have no option to renew or extend this Lease beyond the expiration of the second (2nd)  Extension Term.

(vii)Notwithstanding the “not earlier than” date for the exercise of the applicable Extension Option  set forth above in this Article 10, if Landlord submits a First Offer Notice or a First Refusal Notice to Tenant at any time when the rent commencement for the First

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Offer Space or Offered Space (as applicable) is projected to occur less than three (3) years prior to the expiration of the Term of this Lease, Tenant may exercise the next remaining unexercised Extension Option (if any) concurrently with its exercise of the First Offer Right or First Refusal Right (as applicable) by including an express statement that Tenant is exercising such Extension Option in the Exercise Notice.  In such event, the economic terms of this Lease aplicable during the applicable Extension Term will be as set forth in this Article 10 with respect to the then-existing Premises and shall be determined in accordance with the terms of Article 8 or Article 9 (as applicable) with respect to the First Offer Space or Offered Space (as applicable).

11.Fair Market Value Annual Rent.  For the purposes of Articles  8 and 10 above, the phrase “Fair Market Value Annual Rent” shall mean: the fair market base rental which a tenant would pay upon leasing non-sublease, non-encumbered, non-equity space similar to the space in question in buildings of comparable quality to Building A or Building B (as applicable) within the Kennesaw submarket (“Comparable Buildings”), taking into consideration that Tenant is exercising a right to expand the Premises or extend the Term (as applicable), and all other relevant factors, including, without limitation: (i) the aggregate number of rentable square feet then leased by Tenant in the Project; (ii) the length of the lease in question; (iii) the “as-is” condition of the space in question; (iv) any increases or decreases in Annual Rent over the Term that are then being included in comparable leases, including adjustments made annually, or on some other periodic basis, or based on changes in consumer price, cost of living, or similar indexes or periodic market adjustments; (v) any tenant concessions then being included (or not included) in comparable leases; (vi) the location and quality of the Project; (vii) the credit standing of Tenant; (viii) the method of payment of taxes and operating expenses by the tenant under comparable leases and under this Lease; (ix) changes in measurement standards for the office space in question; (x) differences in building rules and regulations between the Building and such Comparable Buildings; and (xi) any change to the Base Year (Expenses) and/or the Base Year (Taxes) with respect to the applicable space or period.  As used herein, the Fair Market Value Annual Rent reflects the base rent, and assumes payment, in addition to payments of such Fair Market Value Monthly Rental, of Tenant’s Proportionate Share (Expenses) of the excess of Expenses paid or incurred in any Lease Year over the Expenses paid or incurred in the Base Year (Expenses) and Tenant’s Proportionate Share (Taxes) of the excess of Taxes paid or incurred in any Lease Year over the Taxes paid or incurred in the Base Year (Taxes), and all other additional rent described in the Lease with respect to the full Premises.

12.Emergency Generator.  Tenant has requested the right to install, maintain and operate an emergency generator,  of a type and with specifications reasonably acceptable to Landlord, outside the Building to supply emergency electric power to the Premises (the “Emergency Generator”).  In connection with the design, construction, use, operation and removal of the Emergency Generator, Landlord and Tenant have agreed as follows:

(i)The cost of the design, construction, operation, maintenance of the Emergency Generator, including, without limitation, the design, construction and installation of all conduits and risers necessary to bring electric current from the Emergency Generator, and of the enclosure discussed in clause (iii) below, shall be paid by Tenant (subject to any obligation of Landlord to provide the Construction Allowance if the Emergency Generator is installed as part of the Tenant Work).  The design of any necessary conduits and risers, and of the enclosure discussed in clause (iii) below, shall be subject to Landlord’s approval, not to be unreasonably withheld, conditioned or delayed.

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(ii)The Emergency Generator shall be installed on a pad to be designed and approved by Landlord's civil engineer.  The charges of such civil engineer shall be paid by Tenant and the pad shall be constructed at the sole cost and expense of Tenant (subject to any obligation of Landlord to provide the Construction Allowance if the Emergency Generator is installed as part of the Tenant Work).  The location of the pad will be selected by Landlord in its sole discretion.

(iii)The Emergency Generator shall not exceed the switchboard availability in the Building, shall utilize a hospital grade muffler system, and shall be enclosed with an enclosure of a design and color approved by Landlord which enclosure shall achieve sound attenuation which limits noise to not more than 75 decibels at seven (7) meters.

(iv)The Emergency Generator shall be powered by a diesel engine with a self-contained, above-ground fuel tank.  The provisions of Section 1.2 of this Lease shall apply to the installation, operation, maintenance, use and removal of the Emergency Generator.

(v)Except in the case of an interruption of normal electric power supplies to the Premises, Tenant shall not operate the Emergency Generator except for “Maintenance, Charging of Power Source and Testing” (as hereinafter defined).  As used herein, the term “Maintenance, Charging of Power Source and Testing” means a weekly period of two (2) hours during which Tenant may operate the Emergency Generator for the purpose of maintenance, charging the power source and testing.  Landlord has initially designated Fridays from 5:00 p.m. to 7:00 p.m., local time, as such time period.  However, Landlord reserves the right to change the time period for Maintenance, Charging of Power Source and Testing to any other day and time so long as a minimum of two (2) hours per week is allowed.

(vi)Tenant shall maintain the Emergency Generator in good working order and in a safe and sightly condition.  Tenant hereby agrees to indemnify, defend and hold Landlord harmless against any loss, cost or damage suffered or incurred by Landlord as a direct or indirect result of the installation, operation, maintenance and removal of the Emergency Generator.

(vii)Tenant shall obtain and maintain, at its sole cost and expense, all necessary permits and licenses for the installation and operation of the Emergency Generator.

(viii)Whenever Tenant elects to remove the Emergency Generator, or if Tenant is required to remove the Emergency Generator, Tenant shall remove the Emergency Generator, the pad on which it is installed, and all underground wiring and conduits leading from the Emergency Generator to the Building, and restore, to Landlord's reasonable satisfaction, any damage to the Building or the Project, including landscaping, all at Tenant's sole cost and expense.  If Tenant does not remove the Emergency Generator on or before the Termination Date (and is not required to remove it), Tenant shall leave the Emergency Generator, the pad and such underground wiring and conduits in place at the Termination Date, and such items shall become the property of Landlord on the Termination Date without further action on behalf of Tenant.  If Tenant elects to discontinue use of the Emergency Generator during the Term, Tenant shall promptly comply with the requirements of this Section 12(viii) regarding such removal.  If Tenant is required to remove the Emergency Generator and fails to do so on or before the date

E14

that is thirty (30) days after the expiration or any earlier termination of the Term, Landlord may perform all such removal work at the cost and expense of Tenant and Tenant shall promptly reimburse Landlord for such cost and expense upon receipt of an invoice therefor.

13.Supplemental HVAC.  Tenant may install supplemental HVAC units within the Premises (each, a “Supplemental Unit”; collectively, the “Supplemental Units”), subject to Landlord’s approval of the number, size and type of such Supplemental Units, and the plans for the installation of such Supplemental Units.  The installation of such Supplemental Units shall be performed by Tenant in accordance with all of the terms and conditions of this Lease, including, but not limited to, the terms and provisions of Article 6 of this Lease (and the terms of the Work Letter, if installed as part of the Tenant Work). The cost of such Supplemental Units (including the cost of installation, operation, use and maintenance thereof) shall be paid by Tenant (subject to any obligation of Landlord to provide the Construction Allowance if the Emergency Generator is installed as part of the Tenant Work).  The Supplemental Units shall be separately metered and Tenant agrees to pay (either directly to the applicable utility company, or to Landlord promptly upon demand by Landlord, as the case may be) for all water, electric current and other resources consumed, as shown by said meters, at the rates charged by the local public utility furnishing the same (plus, if Tenant does not directly pay the applicable utility company, any reasonable additional expense incurred by Landlord in keeping account of the water, electric current and other resources so consumed).  At its sole cost and expense, Tenant shall maintain the Supplemental Units in good working order and in a safe and sightly condition, and shall repair and replace the Supplemental Units during the Term of this Lease.  During the Term of this Lease and any extension or renewal thereof, Tenant shall, at its sole cost and expense, obtain, and maintain in force, a preventative maintenance contract for the Supplemental Units.  Such preventative maintenance contract shall be satisfactory to Landlord in form, substance and coverage, and shall be with a contractor satisfactory to Landlord. The Supplemental Units shall be the property of Landlord as of the Termination Date or any sooner date of termination of this Lease and shall be delivered up to the Landlord with the Premises in good condition, excepting only: (i) ordinary wear and tear; (ii) damage by fire or other casualty that Tenant is not obligated to repair hereunder; and (iii) damage caused by Landlord.

14.Permitted Uses.   Landlord acknowledges and agrees that the Permitted Uses may include, without limitation, any of the following:  locker rooms/showers; uninterruptible power supply (UPS); emergency generator (subject to Article 12 of these Special Provisions); loading dock (subject to Article 4 of these Special Provisions); lab-ware washer (1 or 2); D.I. water system (100 gallon storage tank minimum); autoclave; steam generator; packaged cleanroom HVAC unit (subject to Article 13 of these Special Provisions); additional exhaust fans on roof; cleanroom space – up to 15,000 square feet total (subject to Section 17.3 of this Lease); glass plumbing to limestone drainage; mechanical room; air compressor; vacuum pump; horizontal bulk tank for Ln2 storage (outside) – 1,400 gallon size; and biohazard & chemical waste storage room.  All of the foregoing is subject to Landlord’s approval of the plans and specifications for the same.  Such approval shall not be unreasonably withheld, conditioned or delayed by Landlord. Nothing contained in this Article 14 shall be deemed to override any of the terms, conditions or restrictions contained in this Lease, and all such uses described in this Article 14 shall be subject to all such terms, conditions or restrictions contained in this Lease (including, without limitation, Sections 1.1 and 1.2 of this Lease).  Without limiting the generality of the foregoing, the installation of any alterations or improvements necessary for such uses shall be performed in compliance with and subject to the

E15

terms of the Work Letter, if performed as part of the initial Tenant Work, or in compliance with and subject to the terms of Article 6 of this Lease, if not performed as part of the initial Tenant Work.

15.Permitted Occupants.  Notwithstanding anything to the contrary contained in Article 9 of this Lease, Tenant shall have the right to grant subleases or occupancy agreements to any person, firm, corporation, partnership or other entity with whom Tenant or a Tenant Affiliate is or are in conductive joint or cooperative business operations, research or development (“Permitted Occupants”), without the consent of Landlord, subject to the terms of this Article 15.  Prior to allowing any Permitted Occupant to occupy any portion of the Premises, Tenant shall submit written notice to Landlord, which notice shall include the name and address of the proposed Permitted Occupant and certificates of insurance for such Permitted Occupant evidencing that such party carries insurance in the type and amounts of coverage required of Tenant under Article 11 of this Lease.  Prior to occupancy, each Permitted Occupant shall execute a document, in form and substance reasonably satisfactory to Landlord, pursuant to which such Permitted Occupant will expressly and unconditionally assume, as to Landlord, all of the waivers and indemnity obligations of Tenant under this Lease (including, without limitation, under Section 10.1 and Article 12 of this Lease); provided that the foregoing shall not be construed as relieving or releasing Tenant from any of these obligations.  Any such sublease or occupancy shall be expressly subject and subordinate to the Lease and to the matters to which the Lease is or shall be subordinate, and Tenant shall remain primarily liable for all obligations under the provisions of this Lease.

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EXHIBIT F -- FIRST OFFER SPACE

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

F1

EXHIBIT G – SITE PLAN (INCLUDING SMOKING AREAS AND PARKING AREAS)

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

G1

EXHIBIT H – JANITORIAL SPECIFICATIONS

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

I.DETAILED SPECIFICATIONS NIGHTLY (M – F) CLEANING

A.ENTIRE COMPLEX

1.Sweep all hard surface floors, including tenant spaces, entrance foyers, vestibules and all public areas, including building corridors;  sweep all stone ceramic tile, marble terrazzo, VCT, linoleum, rubber, vinyl and other types of flooring to insure dust free floors, with special attention given to hard to reach areas.

2.Damp Mop ceramic tile, marble terrazzo or all hard surface flooring in the entrance foyers of the Building.

3.Vacuum all carpeted areas and rugs.

4.Vacuum carpets of all public corridors nightly.

5.Wash clean all water fountains and coolers.

6.Empty all wastepaper baskets and disposal receptacles, install liners as necessary.

7.Clean all cigarette urns and replace sand or water in ashtrays as necessary; materials to be furnished by customer.

8.Collect and remove wastepaper, cardboard boxes and waste materials to a designated area in the premises.

9.Dust and wipe clean all fixtures, shelving, desk equipment, telephones, cabinets and map boards and clean all glass tables and desk tops with impregnated cloths as needed.

10.Wash and remove all finger marks, smudges, scuff marks, ink stains, gum or foreign matter from glass entrances to offices, glass directory boards, metal partitions and other marks on walls, window sills and other similar surfaces as required.

11.In public areas, wipe clean as instructed and as needed, all brass, stainless steel and other bright work.

H1

12.Wipe clean all metal doorknobs, kick plates, directional signs, door saddles and all metals approved by property management.

B.LAVATORIES AND RESTROOMS

1.Sweep and damp mop flooring with approved germicidal detergent solution to remove all spills, smears, scuff marks and foot tracks.

2.Wash and polish all mirrors, powder shelves, bright work and enamel surfaces, including flush-o-meters, piping, toilet hinges and all metal.

3.Scour, wash and disinfect all basins, bowls and urinals.  Remove stains as necessary and clean underside of rims of urinals and bowls.

4.Wash both sides of all toilet seats with approved germicidal solution.

5.Disinfect, damp wipe and wash all partitions, enamel surfaces, tile walls, dispensers, doors and receptacles.  Spot wash nightly as required.

6.Scour, wash and disinfect all private basins in all tenant premises throughout the building.

7.Empty and clean paper towel and sanitary napkin disposal receptacles.

8.Fill all toilet tissue holders, soap dispensers, towel dispensers. Material to be furnished by Customer Each receptacle should be filled with enough quantity as to last the entire business day whenever possible.

9.It is the intention to keep lavatories thoroughly clean and not to use a disinfectant to mask odors.  If disinfectant is necessary, an odorless disinfectant shall be used and approved by property management.

10.Report to the night Supervisor any broken, damaged or improper functioning of any mechanical or plumbing device, including burned out bulbs and fluorescent tubes.

C.OFFICE FLOORS, ENTRANCE LOBBIES, ELEVATOR LOBBIES AND OUTDOOR CORRIDORS

1.It is the intent of this Agreement that the Contractor will, and Contractor agrees to; keep entrance ways, lobbies and outside corridors properly maintained and clean and presentable at all times.

2.Sweep and wash flooring and vacuum carpeting, if applicable.

3.Clean all cigarette urns.

H2

4.Clean entrance door glass.

5.Clean mail depository and lobby directories, including glass, if applicable.

6.Dust walls and keep free from finger marks, smudges, etc.

7.Dust all surfaces, using methods that will retain and protect original finishes.

8.Clean and polish all elevator lobbies, car thresholds and saddles.

D.ELEVATORS

1.Dust elevator doors, walls, metal work and saddles in elevator cabs, vacuum elevator door tracts and saddles.

2.Dust bulbs, fixtures and diffusers are required.

3.Maintain metal work throughout, including elevator cabs, by cleaning and polishing as per instructions from Owner.

4.Maintain floors in elevator cabs as needs and clean thoroughly.

E.	ENTRANCE LOBBIES AND PUBLIC AREAS

It is the intent of this Agreement that Contractor will, and Contractor agrees to keep the entrances, lobbies, public areas and the various floors properly maintained and clean.

1.Sweep and damp mop floors or vacuum carpeting, if applicable.

2.Sweep, vacuum and spot clean all rubber mats, shampooing as needed.

3.Clean all cigarette urns.

4.Clean all entrance door glass including building directory glass, inside and outside commercial areas.

II.DETAILED SPECIFICATIONS PERIODIC CLEANING

A. ENTIRE COMPLEX

1. Spray buffs all floors quarterly.

H3

2.Strip and wax floors yearly.

3.Dust down and damp wipe lobby and exit stairway walls as required, but not more than once per month.

4.Rub down metal and other high level bright work as required.

5.High dusting - See Article IV.

6.Floor Maintenance - See Article V.

7.All granite and / or travertine walls, elevator, stairways, office and utility doors to be cleaned as required, using water or approved cleanser.

B.	LAVATORIES AND RESTROOMS

1.Scrub, wash and spot clean all partitions, tile walls and enamel surfaces from ceiling to floor as required, using proper disinfectant.

2.Complete all high dusting quarterly.

3.Clean and disinfect all equipment drains.  No acids permitted unless instructed by Owner.

4.Clean urinals and bowls with scale solvent as required.

5.Machine scrub flooring once per month.

C.	ENTRANCE LOBBIES AND PUBLIC AREAS

1.Clean all floors on a monthly basis.

2.Remove hand marks from lobby and stairway walls as required, but not less than once per month.

3.Rub down metal and other miscellaneous high level bright work as required.

III.MISCELLANEOUS PERIODIC CLEANING

A.OFFICE AREAS AND CORRIDORS

1.Sweep all building stairways and dust rails and fire equipment.  Mop as required.

H4

2.Wipe clean and polish all aluminum, chrome, stainless steel, brass and other metal work, including trim and hardware, as required, using non acid polish.

3.Check elevators, stairways, office and utility doors on all floors for general cleanliness as required, removing fingerprints, smudges and other marks.  Clean exterior of all elevator doors of the building as required.

4.Clean glass entrance doors as required.

5.Dust and wash all door louvers and other ventilating louvers within reach as required.

6.Wash and remove all finger marks, ink stains, smudges, scuff marks and other marks from metal partitions, sills and all vertical surfaces (floors, walls, window sills), including elevator doors and other surfaces as required.

IV.HIGH DUSTING

A.	OFFICE AREAS

Do all high dusting quarterly unless otherwise specified, including the following:

1.Vacuum and dust all pictures, frames charts, graphs and similar wall hangings, not reached in nightly cleaning.

2.Vacuum and dust all vertical surfaces such as walls, partitions, doors, high moldings and other surfaces not reached in nightly cleaning.

3.Dust air conditioning louvers, high moldings and other high areas not reached in nightly cleaning.

4.Dust all Venetian blinds and window fixtures.

5.Dust ceiling tiles around ventilators and clean air conditioning diffusers.

V. FLOOR MAINTENANCE - TENANT AREAS

A.	Strip wax buildup and re-coat all tenant resilient tile flooring once per year. Spray buff lobbies, corridors and hallways in tenant area monthly.

B.	Wash and wipe clean all baseboards during floor maintenance operations.

H5

EXHIBIT I – SIGNAGE SCHEMATIC

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

I1

EXHIBIT J – LOCATION OF DESIGNATED PARKING SPACES

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

J1

EXHIBIT K – FORM OF CURRENT MORTGAGEE SNDA

attached to and made a part of Lease bearing the

Lease Reference Date of ______________, 2014, between

ROBERTS BOULEVARD, LLC, as Landlord,

and CRYOLIFE, INC., as Tenant

[Attached]

K1

This instrument prepared by

and to be returned to:

SUBORDINATION,  NON‑DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (this “Agreement”) is made as of _________, 2014, by and among SERVISFIRST BANK, am Alabama banking corporation (the “Bank”), CRYOLIFE, INC., a Florida corporation (the “Tenant”), and ROBERTS BOULEVARD, LLC, a Georgia limited liability company (the “Owner”).

WHEREAS,  Owner is the owner of the property described in Exhibit A attached hereto and incorporated herein by reference (the “Property”); and

WHEREAS, Bank has made a loan (the “Loan”) to Owner, and such Loan is secured by a [Mortgage and Security Agreement] on the Property (as amended from time to time, hereinafter referred to as the “Mortgage”); and

WHEREAS, pursuant to that certain Lease with a “Lease Reference Date” of __________, 2014  (together with any and all modifications or amendments at any time thereto, hereinafter referred to as the “Lease”) between the Owner, as landlord, and Tenant, as tenant, the Owner is leasing to Tenant a portion of the Property or the improvements located thereon (the “Leased Premises”) for a term of approximately eleven (11) years and two (2) months with two (2) options to extend said lease term for additional periods of five (5) years each so that the total or aggregate number of possible lease years under the Lease is a total of twenty-one  (21) years and two (2) months, at the rental and upon the terms and conditions set forth in the Lease; and

WHEREAS, Bank desires to assure the Tenant possession of the Leased Premises upon the terms and conditions set forth in the Lease for the entire original term and any optional renewal term therein provided without regard to any default under the terms of the Mortgage; and

WHEREAS, Tenant desires to assure Bank that the Tenant will attorn to the Bank under the circumstances set forth in this Agreement and under the Lease; and

WHEREAS, Bank desires to assure Tenant that its possession of the Leased Premises and rights under the Lease will not be disturbed so long as Tenant is not in default under the Lease or the terms of this Agreement; and

K2

WHEREAS, Tenant has agreed to subordinate the Lease and its interest therein to the Mortgage.

NOW, THEREFORE, in consideration of Ten and No/100 Dollars ($10.00) in hand paid by each of the parties herein to the other, of other good and valuable consideration, and of the mutual promises contained herein, the receipt and sufficiency of which is hereby acknowledged by each of the parties, the Bank,  Tenant and Owner covenant and agree as follows:

SUBORDINATION.  Anything to the contrary in the Lease notwithstanding, the Lease, and all rights of Tenant thereunder, are and shall be subject and subordinate in all respects to the Mortgage, to each and every advance made or hereafter to be made under the Mortgage, and to all renewals, modifications, consolidations, replacements and extensions of the Mortgage.  Notwithstanding any provisions of the Lease to the contrary, and for so long as the Mortgage and any modification or extensions thereof shall remain unsatisfied, the Mortgage, the Lease and the rights of the Tenant under the Lease shall be superior to any subsequent financing or other encumbrances with a party other than Bank, its successors or assigns, with respect to the Leased Premises, and Tenant and Owner agree that each will not at any time prior to satisfaction of the Mortgage voluntarily subordinate the Lease to any mortgage or encumbrance to a party other than Bank, its successors or assigns, respecting the Leased Premises which is junior in priority to the Mortgage.

RIGHT OF BANK TO CURE DEFAULTS.  If any default shall occur under the Lease on the part of the Owner, which would give Tenant the right (or under which Tenant might claim the right) to cancel or terminate the Lease, Tenant shall promptly give notice thereof to Bank, and Bank shall have thirty (30) days from the date of such notice to cure any such default, or if such default is not reasonably capable of being cured in such period of time, Bank shall have the right within such time to commence remedying such default and shall proceed diligently to complete the same.  In the event any such default is so cured, the Lease shall not be deemed to be in default, and Tenant's duties thereunder shall continue unabated.  Nothing herein shall be deemed to be a duty on the part of Bank to cure any such default, but only a right on its behalf.

TENANT TO ATTORN TO BANK

In the event that the Bank shall succeed to the interest of Owner under the Lease, the Lease shall continue with the same force and effect as if the Bank, as Lessor, and the Tenant had entered into a Lease for a term equal to the then unexpired term of the Lease, containing the same terms, conditions and covenants as those contained in the Lease, including, but not limited to, any rights of renewal therein, and the Tenant shall be bound to the Bank under all of the provisions of the Lease for the remaining term thereof with the same force and effect as if the Bank were the Lessor under the Lease, and the Tenant hereby attorns and agrees to attorn to the Bank as its landlord, such attornment to be effective and self‑operative without the execution of any further instruments on the part of either of the parties hereto immediately upon the succession of Bank to the interest of Owner under the Lease.  The Tenant shall be under no obligation to pay rent to

K3

the Bank until the Tenant receives written notice from the Bank that an event of default under any of the loan documents relating to the Loan has occurred, or that it has succeeded to the interest of the Owner under the Lease.  The Owner and Tenant agree that, upon receiving such notice from Bank, Tenant shall pay all rents directly to Bank without any duty to inquire as to the validity of such notice and without any liability therefor to Owner.  Nothing contained herein shall in any manner limit or restrict the right of Bank to have a receiver appointed or to seek any other appropriate relief or remedy under any one or more of the loan documents relating to the Loan.  The respective rights and obligations of the Tenant and the Bank upon such attornment and their relationship shall be as tenant and landlord respectively, for the remaining term of the Lease, including any renewal periods set forth in the Lease;

Tenant agrees that it shall not, without the express consent of Bank, prepay any minimum rental under the Lease to Owner in excess of one (1) month's advance minimum rental; and

In the event that the Bank shall succeed to the interest of the Owner under the Lease, the Bank agrees to be bound to the Tenant under all of the terms, covenants and conditions of the Lease; provided, however, that Bank shall not be:

(1)liable for any act or omission of any prior landlord (including the Owner); or

(2)subject to any offsets which the Tenant might have or thereafter have against any prior landlord (including the Owner); or

(3)bound by any prepayment of more than one (1) month's minimum rental under the Lease to any prior landlord (including the Owner); or

(4)bound by an amendment, modification or surrender of the Lease made without its consent.

BANK'S RIGHT TO PROCEED AGAINST TENANT.  In the event the Bank shall succeed to the interest of the Owner under the Lease, the Bank will have the same remedies by entry, action or otherwise for the nonperformance of any agreement contained in the Lease, for the recovery of rent, for the doing of any waste or for any other default, as Owner had or would have had if the succession not taken place, and this right shall exist whether or not the Lease is formally terminated; in any such action, Tenant waives the necessity of Owner being made a party to such proceeding.

NON‑DISTURBANCE PROVISIONS.  In the event the Mortgage shall be foreclosed, or in the event Bank otherwise succeeds to the interest of the Owner under the Lease, and provided that Tenant is not then in default under the Lease, the Lease shall not terminate on account of such foreclosure or other such succession, by operation of law or otherwise, so long as the Tenant continues to pay the rents reserved in the Lease and otherwise does not become in default under the Lease.

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BANK'S APPROVAL OR CONSENT.  Wherever Bank's consent or approval under the Lease is required, Bank agrees to not unreasonably withhold such consent, and it is understood and agreed that Bank shall not be deemed to have unreasonably withheld such consent or approval, wherein Bank's reasonable discretion to give such approval or consent would reduce the value, decrease the size or impair the structural integrity of the Leased Premises and/or the Property or otherwise impair the security granted under the Mortgage.

OWNER'S AND TENANT'S CERTIFICATION.  Owner and Tenant hereby confirm and certify to Bank the following:

(A) That the Lease is in full force and effect and has not been modified, altered or amended and constitutes a complete statement of the agreement between Owner and Tenant with respect to the leasing of the Leased Premises.

Intentionally omitted.

Intentionally omitted.

That the rentals due and payable under the Lease will commence to accrue on the “Rent Commencement Date” (as such term is defined in the Lease) and the Lease term is anticipated to expire on April 30, 2026, subject to renewals as contained in the Lease.

Monthly installments of Rent (as such term is defined in the Lease) in the initial amount of $35,908.75 (subject to escalation as set forth in the lease) are payable monthly in advance under the Lease.

That we have no notice of a prior assignment, hypothecation or pledge of rents or the Lease.

That, as of the date hereof, Tenant has no charge, lien or claim of offset or credit against rentals or other charges coming due under the Lease, nor have rentals been prepaid except as expressly provided by the terms of the Lease.

That Tenant has been notified that the Lease has been or will be assigned to Bank as security for the Loan, and Tenant has no notice of a prior assignment, hypothecation or pledge of rents or the Lease.

That there are no actions, either voluntary or involuntary, pending against the Tenant under the bankruptcy laws of the United States, or under the bankruptcy laws of any state.

That to the knowledge of Owner and Tenant, no party to the Lease is in default thereunder.

That all rentals due or coming due under the Lease are currently paid or due to be paid to the Owner.

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That this certification is made with the knowledge that Bank is relying on this certification in making the Loan to the Owner.

SURVIVAL.  This instrument shall survive any foreclosure of the Leased Premises, or any other succession by Bank to the interest of the Owner with respect to the Leased Premises, and shall remain in full force and effect until the end of the Lease term and all exercised optional extension periods, or until satisfaction of the Mortgage and all renewals, modifications, consolidations, replacements, and extensions of the Mortgage, whichever shall first occur.

LIMITATION OF BANK'S LIABILITY.  Tenant shall look solely to the Property for recovery of any judgment or damages from Bank, its successors and assigns, and neither Bank nor its successors or assigns shall have any personal liability, directly or indirectly, under or in connection with the Lease or this Agreement or any amendment or amendments to either thereof made at any time or times, heretofore or hereafter, and Tenant hereby forever and irrevocably waives and releases any and all such personal liability.  The limitation of liability provided in this paragraph is in addition to, and not in limitation of, any limitation on liability applicable to Bank, its successors and assigns, provided by law or by any other contract, agreement or instrument.

APPROVALS.  The Owner has joined in this Agreement for the purpose of expressing its consent and agreement to be bound by the provisions hereof.

NOTICES.  All notices or demands hereunder shall be sufficient if sent by United States registered or certified mail, postage prepaid, addressed as follows:

If to Bank:ServiFirst Bank

850 Shades Creek Pkwy

Suite 200

Birmingham, AL 35209

Attention:  Bart McBride

If to Tenant:CryoLife, Inc.

1655 Roberts Boulevard, NW

Kennesaw, GA 30144

Attention:  General Counsel

With a copy to:

Arnall Golden Gregory LLC

171 17th Street, NW, Suite 2100

Atlanta, GA 30363-1031

Attention: Joe Alley, Esq.

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If to Owner:Roberts Boulevard, LLC

3280 Highway 31, North

Calera, AL 35040

Attention: Attention: Dennis O’Brien

or such other address as any party may hereafter designate in writing to the other.

BINDING EFFECT.  This Agreement and all of the covenants, terms, conditions and obligations herein contained are covenants running with the land (the Property and the Leased Premises) and binding thereon and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns and successors in title to the Leased Premises and successors in title to the Property.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed effective on the day and year first above written.

BANK:

Signed, sealed and deliveredSERVISFIRST BANK,

in the presence of:an Alabama banking corporation

/s/ Trey PollardBy: /s/ Bart McBride

Witness      Name: Bart McBride

     Title: Senior Vice President

/s/ Sedetra Hill

Notary Public

(NOTARIAL SEAL)

My Commission Expires:

10/9/2016

TENANT:

Signed, sealed and deliveredCRYOLIFE, INC.,

in the presence of:a Florida corporation

/s/ Roger WeitkampBy: /s/ D. Ashley Lee

Witness       Name: D. Ashley Lee

      Title: Executive VP, COO & CFO

/s/ Nancy L. Greenwood

Notary Public

(NOTARIAL SEAL)

My Commission Expires:

11/18/2015

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OWNER:

Signed, sealed and deliveredROBERTS BOULEVARD, LLC,

in the presence of:a Georgia limited liability company

By: /s/ Gerald D. O’Brien

Witness       Name: Gerald D. O’Brien

      Title: Member

Notary Public

(NOTARIAL SEAL)

My Commission Expires:

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EXHIBIT A

DESCRIPTION OF PROPERTY

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